Exhibit 10.1

Execution Version

AMENDMENT NUMBER ONE
TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 22, 2020, is entered into by and among GACP FINANCE CO., LLC (“GACP”), in its capacity as agent for each of the Lenders (in such capacity, “Agent”), VITAMIN SHOPPE INDUSTRIES LLC, a New York limited liability company (the “Administrative Borrower”), VITAMIN SHOPPE MARINER, LLC, a Delaware limited liability company, VITAMIN SHOPPE GLOBAL, LLC, a Delaware limited liability company, VITAMIN SHOPPE FLORIDA, LLC, a Delaware limited liability company, BETANCOURT SPORTS NUTRITION, LLC, a Florida limited liability company, VITAMIN SHOPPE PROCUREMENT SERVICES, LLC, a Delaware limited liability company (collectively, “Borrowers” and each individually, a “Borrower”), VALOR ACQUISITION, LLC, a Delaware limited liability company (“Parent”), and all of the lenders party to the below-defined Credit Agreement (such lenders, together with their respective successors and permitted assigns, collectively, the “Lenders” and each individually, a “Lender”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Parent, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of December 16, 2019 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Borrowers have requested that Agent and all Lenders make certain amendments to the Existing Credit Agreement and waivers of the Fee Letter;

WHEREAS, JPMorgan Chase Bank, N.A., as the ABL Representative (as defined in the Intercreditor Agreement) has consented to this Amendment in writing;

WHEREAS, upon the terms and conditions set forth herein, Agent and all Lenders have agreed to make certain amendments to the Existing Credit Agreement and waivers of the Fee Letter on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in Section 1 of the Credit Agreement.

2.                   Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by all Lenders) of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement shall be amended to reflect the changes which are attached as Annex A hereto (the Existing Credit Agreement as amended hereby, the “Credit Agreement”), such that on the Amendment Effective Date (as defined below) the terms set forth in Annex A hereto which appear in bold and double underlined text (inserted text) shall be added to the Existing Credit Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Existing Credit Agreement.

3.                   Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent and all Lenders) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Amendment Effective Date”):

(a)                Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)                Agent shall have received the Specified Closing Amended Plan in form and substance satisfactory to Agent.

(c)                Agent shall have received an Assignment and Assumption, dated as of the date hereof, between GACP II, LP, as assignor, and Parent, as assignee, duly executed by the parties thereto in form and substance satisfactory to Agent.

(d)                Agent shall have received an Amendment Number One to Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, between Borrowers, Parent and ABL Agent, duly executed by the parties thereto in form and substance satisfactory to Agent.

(e)                After giving effect to this Amendment, with respect to each Borrower and Parent, the representations and warranties contained herein, in the Credit Agreement, and in the other Financing Agreements, in each case, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of the date hereof, to the same extent as though made on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date (provided, that the representations and warranties in Section 8.10 of the Credit Agreement are expressly deemed to specifically relate to the Closing Date), in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(f)                 No event has occurred and is continuing or would result from the consummation of the transactions contemplated herein that would constitute a Default or Event of Default.

(g)                Borrowers and Parent shall pay substantially concurrently with the closing of this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 5 of this Amendment.

4.                   Representations and Warranties. Each Borrower and Parent, jointly and severally, hereby:

(a)	represents and warrants that, each of the representations and warranties made to Agent and Lenders under the Credit Agreement and all of the other Financing Agreements are true and correct in all material respects on and as of the date hereof (after giving effect to this Amendment and the other documents executed in connection with this Amendment) except to the extent that (i) such representations or warranties are qualified by a materiality standard, in which case they shall be true and correct in all respects, or (ii) such representations or warranties expressly relate to an earlier date (provided, that the representations and warranties in Section 8.10 of the Credit Agreement are expressly deemed to expressly relate to the Closing Date) (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (or, if such representations or warranties are qualified by a materiality standard, in all respects as of such earlier date));

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(b)	reaffirms all of the covenants contained in the Credit Agreement, as amended hereby;

(c)	represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(d)	represents and warrants that the execution, delivery and performance by each Loan Party of this Amendment and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Amendment, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or operating agreement or other organizational or governing documents of such Loan Party or (ii) any law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(e)	represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect;

(f)	represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party party thereto; and

(g)	represents and warrants that this Amendment constitutes, and each other Amendment Document to be executed on the date hereof will constitute, upon execution, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.                   Payment of Costs and Fees. Borrowers and Parent shall pay to Agent and each Lender all reasonable and documented out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

6.                   Tax Refund Prepayment. Notwithstanding anything to the contrary in the Credit Agreement or in any Financing Agreements or other related letter or agreements, each Lender, Borrower and Agent hereby agrees that any Early Termination Fee related to any prepayment pursuant to Section 2.3 of the Credit Agreement shall be waived. For avoidance of doubt, each Lender makes such waiver on behalf of such Lender and any and all of its successors and assigns.

7.                   GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CHOICE OF FORUM, SERVICE OF PROCESS AND JURY TRIAL WAIVER SET FORTH IN SECTION 11.1 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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8.                   Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 11.4 of the Credit Agreement.

9.                   Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment or any other Financing Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign).The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

10.               Effect on Financing Agreements.

(a)                The Credit Agreement, as amended hereby, the Fee Letter, as waived hereby, and each of the other Financing Agreements shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Financing Agreement. Except for the amendments to the Credit Agreement and waivers of the Fee Letter expressly set forth herein, the Credit Agreement and the other Financing Agreements shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein, if any, are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Financing Agreements nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Financing Agreements, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Financing Agreements, the terms and provisions of this Amendment shall control.

(b)                Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Financing Agreements to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                To the extent that any of the terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

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(d)                This Amendment is a Financing Agreement.

(e)                Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the Obligations shall (i) mean “Obligations” as defined in the Credit Agreement (including any interest and other amounts which would accrue and become due but for the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute, whether or not such amounts are allowed or allowable in whole or in part in such case) and (ii) include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute.

11.               Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Financing Agreements constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12.               Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.               Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to Agent and each Lender under each Financing Agreement to which it is a party (including, in respect of Parent, its guaranty of the Obligations), and (b) agrees that each of the Financing Agreements to which it is a party is and shall remain in full force and effect as modified hereby. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Credit Agreement or any other Financing Agreement to Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Financing Agreements in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

14.               Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

VALOR ACQUISITION, LLC,

as Parent

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE INDUSTRIES LLC,

as a Borrower

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE MARINER, LLC,

as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE GLOBAL, LLC,

as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Number One]

VITAMIN SHOPPE FLORIDA, LLC

as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

BETANCOURT SPORTS NUTRITION, LLC,

as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

VITAMIN SHOPPE PROCUREMENT SERVICES, LLC

as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: Valor Acquisition, LLC, its sole member

By: /s/ Charles D. Knight
Name: Charles D. Knight

Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Number One]

GACP FINANCE CO., LLC,

as Agent

By:	/s/ Robert Louzan Name: Robert Louzan Title: President

[Signature Page to Amendment Number One]

HANMI BANK, as a Lender

By:	/s/ Michael Yu Name: Michael Yu Title: SVP & Credit Mgr.

[Signature Page to Amendment Number One]

GORDON BROTHERS FINANCE COMPANY, LLC, as a Lender

By:	/s/ Lisa Galeota Name: Lisa Galeota Title: Managing Director

[Signature Page to Amendment Number One]

GACP II, LP, as a Lender

By:	/s/ Robert Louzan Name: Robert Louzan Title: President

[Signature Page to Amendment Number One]

Annex A

Amended Credit Agreement

[See attached.]

ANNEX A

Conformed Copy

Execution Version

Amendment Number One to Loan and Security Agreement dated as of May 22, 2020

LOAN AND SECURITY AGREEMENT

by and among

VITAMIN SHOPPE INDUSTRIES LLC
VITAMIN SHOPPE MARINER, LLC
VITAMIN SHOPPE GLOBAL, LLC
VITAMIN SHOPPE FLORIDA, LLC
BETANCOURT SPORTS NUTRITION, LLC
VITAMIN SHOPPE PROCUREMENT SERVICES, LLC

as Borrowers

and

VALOR ACQUISITION, LLC

as Guarantor

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

GACP FINANCE CO., LLC

as Agent

Dated: December 16, 2019

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1
SECTION 2.	CREDIT FACILITIES	~~54~~55
2.1	Term Loan	~~54~~55
2.2	Mandatory Repayments and Prepayments of the Term Loan	55
2.3	~~[Reserved]~~Tax Refund Prepayment	~~56~~57
2.4	[Reserved]	~~56~~57
2.5	[Reserved]	~~56~~57
2.6	[Reserved]	~~56~~57
2.7	Joint and Several Liability	~~56~~58
2.8	Defaulting Lenders	~~57~~58
2.9	Optional Prepayment of Term Loan	~~58~~59
SECTION 3.	INTEREST AND FEES	~~58~~59
3.1	Interest	~~58~~59
3.2	Fees	~~58~~60
3.3	Changes in Laws and Increased Costs of the Term Loan	~~59~~60
3.4	Effect of Benchmark Transition Event	~~60~~62
SECTION 4.	CONDITIONS PRECEDENT	~~61~~63
SECTION 5.	GRANT AND PERFECTION OF SECURITY INTEREST	~~65~~66
5.1	Grant of Security Interest	~~65~~66
5.2	Perfection of Security Interests	~~67~~68
SECTION 6.	COLLECTION AND ADMINISTRATION	~~72~~74
6.1	Borrowers’ Loan Accounts	~~72~~74
6.2	Statements	~~72~~74
6.3	Collection of Accounts	~~73~~74
6.4	Payments	~~75~~76
6.5	Taxes	~~76~~77
6.6	[Reserved]	~~79~~81
6.7	Use of Proceeds	~~79~~81
6.8	Appointment of Administrative Borrower as Agent for Receipts of Statements	~~80~~81
6.9	~~Pro Rata~~ Payment Treatment	~~80~~82
6.10	Sharing of Payments, Etc	~~81~~82
6.11	Settlement Procedures	~~82~~83
6.12	Obligations Several; Independent Nature of Lenders’ Rights	~~82~~84
SECTION 7.	COLLATERAL REPORTING AND COVENANTS	~~83~~85
7.1	Collateral Reporting	~~83~~85
7.2	Accounts Covenants	~~85~~86
7.3	Inventory Covenants	~~85~~87
7.4	Equipment and Real Property Covenants	~~86~~88
7.5	Delivery of Instruments, Chattel Paper and Documents	~~87~~89

7.6	Post-Closing Appraisals	~~87~~89
7.7	Power of Attorney	~~87~~89
7.8	Right to Cure	~~89~~91
7.9	Access to Premises	~~90~~91
SECTION 8.	REPRESENTATIONS AND WARRANTIES	~~90~~92
8.1	Corporate Existence, Power and Authority	~~90~~92
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	~~91~~93
8.3	Financial Statements; No Material Adverse Change	~~91~~93
8.4	Priority of Liens; Title to Properties	~~92~~94
8.5	Tax Returns	~~92~~94
8.6	Litigation	~~92~~94
8.7	Compliance with Other Agreements and Applicable Laws	~~93~~95
8.8	Environmental Compliance	~~93~~95
8.9	Employee Benefits	~~94~~96
8.10	Bank Accounts	~~95~~97
8.11	Intellectual Property	~~95~~97
8.12	Subsidiaries; Capitalization; Solvency	~~96~~98
8.13	Labor Matters	~~96~~98
8.14	Restrictions on Subsidiaries	~~97~~99
8.15	Material Contracts	~~97~~99
8.16	Credit Card Agreements	~~97~~99
8.17	Investment Company Status	~~98~~100
8.18	Accuracy and Completeness of Information	~~98~~100
8.19	Survival of Warranties; Cumulative	~~98~~100
8.20	[Reserved]	~~98~~100
8.21	Anti-Corruption Laws and Sanctions	~~98~~100
8.22	Regulatory Compliance	~~98~~100
SECTION 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	~~100~~102
9.1	Maintenance of Existence	~~100~~102
9.2	New Collateral Locations	~~101~~103
9.3	Compliance with Laws, Regulations, Etc	~~101~~103
9.4	Payment of Taxes and Claims	~~102~~104
9.5	Insurance	~~102~~104
9.6	Financial Statements and Other Information	~~103~~105
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc	~~106~~108
9.8	Encumbrances	~~110~~113
9.9	Indebtedness	~~113~~115
9.10	Loans, Investments, Etc	~~117~~119
9.11	Dividends and Redemptions	~~120~~122
9.12	Transactions with Affiliates	~~121~~123
9.13	Compliance with ERISA	~~122~~124
9.14	Fiscal Year	~~122~~124
9.15	Change in Business	~~122~~124
9.16	Limitation of Restrictions Affecting Subsidiaries	~~122~~124
9.17	Financial Covenants	~~123~~125

9.18	Credit Card Agreements	~~124~~126
9.19	License Agreements	~~125~~127
9.20	Foreign Assets Control Regulations, Etc	~~126~~128
9.21	After Acquired Real Property	~~126~~128
9.22	Costs and Expenses	~~126~~128
9.23	Further Assurances	~~127~~129
9.24	Permitted Payments of Indebtedness	~~128~~131
9.25	Amendment of ABL Loan Documents	~~129~~132
9.26	Parent Holding Status	~~129~~132
9.27	Term Loan Notes	~~130~~132
9.28	Post-Closing Equity Contribution; Fundamental Change Company Notice	~~130~~132
9.29	Post-Closing Obligations	~~131~~133
SECTION 10.	EVENTS OF DEFAULT AND REMEDIES	~~131~~133
10.1	Events of Default	~~131~~133
10.2	Remedies	~~133~~136
10.3	Borrowers’ and Guarantors’ Obligations Upon Default	~~136~~139
10.4	Grant of Intellectual Property License	~~137~~139
SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	~~137~~140
11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	~~137~~140
11.2	Waiver of Notices	~~139~~141
11.3	Collateral Waivers	~~139~~141
11.4	Amendments and Waivers	~~139~~142
11.5	Waiver of Counterclaims	~~142~~145
11.6	Indemnification	~~142~~145
SECTION 12.	THE AGENT	~~143~~146
12.1	Appointment, Powers and Immunities	~~143~~146
12.2	Reliance by Agent	~~144~~146
12.3	Events of Default	~~144~~146
12.4	GACP in its Individual Capacity	~~144~~147
12.5	Indemnification	~~145~~147
12.6	Non-Reliance on Agent and Other Lenders	~~145~~148
12.7	Failure to Act	~~146~~148
12.8	[Reserved]	~~146~~148
12.9	Concerning the Collateral and the Related Financing Agreements	~~146~~148
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	~~146~~149
12.11	Collateral Matters	~~147~~149
12.12	Agency for Perfection	~~148~~151
12.13	Successor Agent	~~148~~151
12.14	Other Agent Designations	~~149~~151
12.15	Intercreditor Agreement	~~149~~152

SECTION 13.	TERM OF AGREEMENT; MISCELLANEOUS	~~150~~152
13.1	Term	~~150~~152
13.2	Interpretative Provisions	~~151~~153
13.3	Notices	~~152~~155
13.4	Partial Invalidity	~~154~~156
13.5	Confidentiality	~~154~~157
13.6	Successors	~~155~~158
13.7	Assignments; Participations	~~156~~158
13.8	Intercreditor Agreement	~~158~~161
13.9	Entire Agreement	~~158~~162
13.10	USA Patriot Act	~~158~~162
13.11	Counterparts, Etc	~~159~~162
13.12	Intercreditor Agreement	~~159~~162

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INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Perfection Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Borrowing Base Certificate
Exhibit E-1	Form of U.S. Tax Certificate
Exhibit E-2	Form of U.S. Tax Certificate
Exhibit F	Form of Guaranty
Exhibit G	Form of Pledge Agreement
Exhibit H	Form of Intellectual Property Security Agreement
Exhibit I	Form of Term Loan Note
Exhibit J	Form of Borrower Joinder Agreement
Schedule 1	Term Loan Commitments
Schedule 5.2(g)	Commercial Tort Claims
Schedule 8.2	Addresses
Schedule 8.4	Liens
Schedule 8.5	Litigation
Schedule 8.10	Bank Accounts
Schedule 8.11	Intellectual Property
Schedule 8.12	Affiliates and Subsidiaries, etc.
Schedule 8.13	Collective Bargaining Agreements
Schedule 8.15	Material Contracts
Schedule 8.16	Credit Card Agreements
Schedule 9.9	Existing Indebtedness
Schedule 9.10	Loans and Advances
Schedule 9.29	Post-Closing Obligations

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement dated December 16, 2019 (this “Agreement”) is entered into by and among Vitamin Shoppe Industries LLC, a New York limited liability company (“Vitamin Shoppe Industries”), Vitamin Shoppe Mariner, LLC, a Delaware limited liability company, Vitamin Shoppe Global, LLC, a Delaware limited liability company, Vitamin Shoppe Florida, LLC, a Delaware limited liability company, Betancourt Sports Nutrition, LLC, a Florida limited liability company, and Vitamin Shoppe Procurement Services, LLC, a Delaware limited liability company (collectively, “Borrowers” and each individually, “Borrower”, as hereinafter further defined), Valor Acquisition, LLC, a Delaware limited liability company (successor by merger to Vitamin Shoppe, Inc. a Delaware corporation) (“Parent”), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”, as hereinafter further defined) and GACP Finance Co., LLC (“GACP”), in its capacity as agent for Lenders (in such capacity, “Agent”, as hereinafter further defined).

WITNESSETH:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 7, 2019 (as amended from time to time in accordance therewith, including by the First Amendment to Agreement and Plan of Merger dated November 11, 2019 (such amendment, the “First Acquisition Agreement Amendment”), the “Acquisition Agreement”), by and among Vitamin Shoppe, Inc., a Delaware corporation, Ultimate Parent and Parent, Vitamin Shoppe, Inc. will merge with and into Parent (the “Acquisition”), with Parent surviving the Acquisition as an indirect Subsidiary of Ultimate Parent;

WHEREAS, Borrowers and Guarantors have requested that Lenders now make available a term loan which shall be used by Borrowers in accordance with Section 6.7 hereof; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such term loan and provide such financial accommodations to Borrowers on a pro rata basis according to its Term Loan Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements (as defined below);

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto further agree as follows:

SECTION 1.    DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as agent on behalf of lenders under the ABL Credit Agreement.

“ABL Borrowing Base” shall have the meaning provided to the term “Borrowing Base” in the ABL Credit Agreement.

“ABL Borrowing Base Certificate” means the “Borrowing Base Certificate” as defined in the ABL Credit Agreement

“ABL Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 16, 2019, by and among the Borrowers, the Parent, the parties from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., a national baking association, in its capacity as agent for lenders, as amended, restated, supplemented or otherwise modified from time to time; provided that any such amendment, restatement, supplement or modification shall be subject to the terms of the Intercreditor Agreement.

“ABL Excess Availability” shall be the amount calculated as “Excess Availability” in the ABL Credit Agreement; provided that in all instances and for all purposes hereunder, such amount shall be net of the Push Down Reserve, if any, and the Availability Block (in each case, without duplication to the extent the Availability Block and Push Down Reserve may already be included in the calculation (including component definitions) of “Excess Availability” in the ABL Credit Agreement.

“ABL Lenders” means the “Lenders” under the ABL Credit Agreement.

“ABL Loan Documents” means the “Financing Agreements” as defined in the ABL Credit Agreement or the agreements and other documents governing other Indebtedness incurred under Section 9.9(t).

“ABL Obligations” means all Indebtedness and other Obligations (as defined in the ABL Credit Agreement) of the Borrowers and the Guarantors incurred or owing under the ABL Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums and indemnification obligations, and any refinancing of such Indebtedness permitted under this Agreement and under the Intercreditor Agreement; provided that all ABL Obligations are subject to the Intercreditor Agreement.

“ABL Termination Event” means the date on which the “Aggregate Revolving Commitment Amounts” as defined in the ABL Credit Agreement are terminated and/or are reduced to zero.

“Account Debtor” shall have the meaning set forth in Article 9 of the UCC.

“Accounts” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Acquisition Agreement” shall have the meaning provided in the recitals to this Agreement.

“Adjusted Eurodollar Rate” shall mean, with respect to any day during any Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to “Eurocurrency Liabilities” as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to the London Interbank Offered Rate), whether or not any Lender has any “Eurocurrency Liabilities” subject to such reserve requirement at that time. The Term Loan shall be deemed to constitute “Eurocurrency Liabilities” and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage. Notwithstanding the foregoing, in no event shall Adjusted Eurodollar Rate be less than two percent (2%).

“Administrative Borrower” shall mean Vitamin Shoppe Industries, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

“Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. Without limiting the foregoing, Ultimate Parent and any subsidiary of Ultimate Parent shall be considered Affiliates of the Borrowers for purposes of this Agreement.

“Affiliated Lender” shall mean, at any time, a Lender that is (i) Vintage, (ii) an Affiliate of Vintage, any Borrower or any Guarantor, or (iii) a direct or indirect holding company of any Borrower, at such time.

“Affiliated Lender Loan Holdings” shall have the meaning given to such term in Section 13.7(b) hereof.

“Agent” shall mean GACP, in its capacity as agent on behalf of Lenders pursuant to the terms hereof, and any replacement or successor agent hereunder.

“Agent Payment Account” shall mean the account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

“Agreement” shall have the meaning provided in the preamble hereof.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurodollar Rate, respectively. Notwithstanding the foregoing, in no event shall Alternate Base Rate be less than two percent (2%).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrowers, the Guarantors or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean nine percent (9%) per annum.

“Appraised IP Value” shall mean, with respect to Intellectual Property, the amount equal to the amount of the recovery in respect of the applicable Intellectual Property at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of such Intellectual Property received by Agent in accordance with Section 7.6, net of operating expenses, liquidation expenses and commissions.

“Asset Sale” shall mean:

(a)               the sale, lease, conveyance or other disposition of any assets or rights; and

(b)               the issuance of Capital Stock in any of the Borrowers or Subsidiary Guarantors or the sale of Capital Stock in any of the Borrowers or Subsidiary Guarantors.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                 any single transaction or series of related transactions that involves assets having a fair market value of less than $1,000,000;

(ii)              a transfer of assets between or among any Borrower or Subsidiary Guarantor and any other Borrower or Subsidiary Guarantor;

(iii)            an issuance of Capital Stock by a Subsidiary Guarantor or a Borrower to a Loan Party;

(iv)             the sale or lease of products, services, inventory, equipment, leasehold improvements, fixtures or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(v)               the sale or other disposition of cash or Cash Equivalents;

(vi)             the grant in the ordinary course of business of any non-exclusive license of Intellectual Property;

(vii)          any release of intangible claims or rights in connection with the loss or settlement of a bona-fide lawsuit, dispute or other controversy;

(viii)        leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Borrowers or any of the Guarantors; and

(ix)             an Investment permitted under Section 9.10 and any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrowers and the Subsidiary Guarantors that are expressly permitted under Section 9.11.

“Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

“Authorized Officer” shall mean the individuals holding the position of president, treasurer, vice president of finance, chief executive officer, chief financial officer or controller of Administrative Borrower, or if no such officers have been appointed or elected, the sole member of the Administrative Borrower.

“Availability Block” shall have the meaning provided to the term “Availability Block” in the ABL Credit Agreement.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to London Interbank Offered Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than two percent (2.00%), the Benchmark Replacement will be deemed to be two percent (2.00%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of London Interbank Offered Rate with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of London Interbank Offered Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of London Interbank Offered Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to London Interbank Offered Rate:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of London Interbank Offered Rate permanently or indefinitely ceases to provide London Interbank Offered Rate; or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the London Interbank Offered Rate:

(a)       a public statement or publication of information by or on behalf of the administrator of London Interbank Offered Rate announcing that such administrator has ceased or will cease to provide London Interbank Offered Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide London Interbank Offered Rate;

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of London Interbank Offered Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for London Interbank Offered Rate, a resolution authority with jurisdiction over the administrator for London Interbank Offered Rate or a court or an entity with similar insolvency or resolution authority over the administrator for London Interbank Offered Rate, which states that the administrator of London Interbank Offered Rate has ceased or will cease to provide London Interbank Offered Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide London Interbank Offered Rate; or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of London Interbank Offered Rate announcing that London Interbank Offered Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Administrative Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to London Interbank Offered Rate and solely to the extent that London Interbank Offered Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced London Interbank Offered Rate for all purposes hereunder in accordance with Section 3.4 and (y) ending at the time that a Benchmark Replacement has replaced London Interbank Offered Rate for all purposes hereunder pursuant to Section 3.4.

“Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

“Borrower Joinder Agreement” shall mean a joinder agreement in substantially the form of Exhibit J hereto and otherwise in form and substance acceptable to Agent.

“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Vitamin Shoppe Industries LLC, a New York limited liability company, (b) Vitamin Shoppe Mariner, LLC, a Delaware limited liability company, (c) Vitamin Shoppe Global, LLC, a Delaware limited liability company, (d) Vitamin Shoppe Florida, LLC, a Delaware limited liability company, (e) Betancourt Sports Nutrition, LLC, a Florida limited liability company, (f) Vitamin Shoppe Procurement Services, LLC , a Delaware limited liability company, and (g) any other Person that at any time after the Closing Date becomes a Borrower pursuant to the terms hereof, including, without limitation, Section 9.23 hereof and by execution of a Borrower Joinder Agreement; each sometimes being referred to herein individually as a “Borrower”.

“Borrowing Base” shall mean, at any time, the amount equal to:

(a)               from the Closing Date until January 10, 2020, $70,000,000; or

(b)               thereafter, the amount equal to:

(i)                five percent (5%) of the amount of Eligible Credit Card Receivables of the Borrowers at such time, plus

(ii)              ten percent (10%) of the amount of Eligible Accounts of the Borrowers at such time, plus

(iii)           twenty percent (20%) of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of the Borrowers at such time, plus

(iv)            subject to Post-Closing Appraisals and adjustment pursuant to the next succeeding paragraph up to seventy-five (75%) of the Net Recovery Percentage multiplied by the Value of the Eligible Equipment of the Borrowers at such time, plus

(v)              subject to Post-Closing Appraisals and adjustment pursuant to the next succeeding paragraph up to seventy five (75%) of the Appraised IP Value of the Eligible Intellectual Property of the Borrowers at such time, minus

(vi)            the Reserves.

The actual advance rate percentages to be used in calculating the amounts pursuant to clause (b)(iv) and clause (b)(v) above, which advance rate percentages shall not exceed the applicable maximum percentage as set forth in such clauses, shall be determined by Agent in its Permitted Discretion. For purposes of clarity, upon receipt of the Post-Closing Appraisals, the advance rates set forth in clause (b)(iv) and clause (b)(v) above shall be adjusted and reset upon 1 days notice by Agent to Administrative Borrower to reflect the results of such appraisals. Once the applicable advance rate percentage has been established by Agent, so long as no Event of Default has occurred and is continuing, Agent shall give to the Administrative Borrower five (5) Business Days’ telephonic or electronic notice of any change in such advance rate percentage.

Notwithstanding anything to the contrary, in calculating the Borrowing Base pursuant to clause (b), (1) the aggregate advance rate percentage of Eligible Accounts that are included in the ABL Borrowing Base and the Borrowing Base shall not exceed ninety-five percent (95%); (2) the aggregate advance rate percentage of Eligible Credit Card Receivables that are included in the ABL Borrowing Base and the Borrowing Base shall not exceed ninety-five percent (95%); (3) the aggregate advance rate percentage of Eligible Inventory that is included in the ABL Borrowing Base and the Borrowing Base shall not exceed a hundred and ten percent (110%), and in each case, amounts in excess of limitations set forth in clauses (1), (2) and (3) shall be excluded from the Borrowing Base.

The amount of Eligible Inventory shall be determined based on the perpetual inventory record maintained by the Borrowers.

Agent shall have the right to establish Reserves against or sublimits in the Borrowing Base in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to the Administrative Borrower four (4) days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves, or (C) Agent establishes new categories of sublimits in the Borrowing Base. The foregoing notwithstanding, in the event Agent establishes Reserves to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide the Administrative Borrower with notice at the time such Reserves are established.

Accounts, Credit Card Receivables, Inventory, Equipment and Intellectual Property of the Borrowers shall only be Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Equipment and Eligible Intellectual Property, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto (or, with respect to Eligible Equipment or Eligible Intellectual Property, to the extent that Agent has agreed to deemed values for such items prior to the completion of the initial field examination, appraisal or other due diligence with respect thereto) and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Equipment and Eligible Intellectual Property set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

The Borrowing Base shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof.

“Borrowing Base II” shall mean, at any time, the amount equal to:

(a)               the amount equal to:

(i)                five percent (5%) of the amount of Eligible Credit Card Receivables of the Borrowers at such time, plus

(ii)              ten percent (10%) of the amount of Eligible Accounts of the Borrowers at such time, plus

(iii)           fifteen percent (15%) of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of the Borrowers at such time, plus

(iv)            subject to Post-Closing Appraisals and adjustment pursuant to the next succeeding paragraph up to fifty (50%) of the Net Recovery Percentage multiplied by the Value of the Eligible Equipment of the Borrowers at such time, minus

(v)              the Reserves.

The actual advance rate percentages to be used in calculating the amounts pursuant to clause (b)(iv) above, which advance rate percentages shall not exceed the applicable maximum percentage as set forth in such clauses, shall be determined by Agent in its Permitted Discretion. For purposes of clarity, upon receipt of the Post-Closing Appraisals, the advance rates set forth in clause (b)(iv) above shall be adjusted and reset upon 1 days notice by Agent to Administrative Borrower to reflect the results of such appraisals. Once the applicable advance rate percentage has been established by Agent, so long as no Event of Default has occurred and is continuing, Agent shall give to the Administrative Borrower five (5) Business Days’ telephonic or electronic notice of any change in such advance rate percentage.

Notwithstanding anything to the contrary, in calculating the Borrowing Base II, (1) the aggregate advance rate percentage of Eligible Accounts that are included in the ABL Borrowing Base and the Borrowing Base II shall not exceed ninety-five percent (95%); (2) the aggregate advance rate percentage of Eligible Credit Card Receivables that are included in the ABL Borrowing Base and the Borrowing Base II shall not exceed ninety-five percent (95%); (3) the aggregate advance rate percentage of Eligible Inventory that is included in the ABL Borrowing Base and the Borrowing Base II shall not exceed a hundred and five percent (105%), and in each case, amounts in excess of limitations set forth in clauses (1), (2) and (3) shall be excluded from the Borrowing Base II.

The amounts of Eligible Inventory shall be determined based on the perpetual inventory record maintained by the Borrowers.

Agent shall have the right to establish Reserves against or sublimits in the Borrowing Base II in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to the Administrative Borrower four (4) days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves, or (C) Agent establishes new categories of sublimits in the Borrowing Base II. The foregoing notwithstanding, in the event Agent establishes Reserves to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide the Administrative Borrower with notice at the time such Reserves are established.

Accounts, Credit Card Receivables, Inventory and Equipment of the Borrowers shall only be Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory and Eligible Equipment, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto (or, with respect to Eligible Equipment, to the extent that Agent has agreed to deemed values for such item prior to the completion of the initial field examination, appraisal or other due diligence with respect thereto) and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory and Eligible Equipment set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

The Borrowing Base II shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof.

“Borrowing Base II ~~Period” shall have the meaning set forth in Section 5.1(d) hereofEnd Date” shall mean the date on which the Term Loan Outstandings exceed the then amount of~~ Borrowing Base II.

“Borrowing Base II Period” shall mean the period (a) beginning on the first day of any fiscal quarter immediately following any date on which the Term Loan Outstandings equal or are less than the lesser of (x) $25,000,000 and (y) the amount of Borrowing Base II as of the last day of the prior fiscal quarter, and (b) ending on the Borrowing Base II End Date.

“Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit D hereto, as such form may from time to time be modified by Agent to reflect modifications to the Borrowing Base or Borrowing Base II and the reporting requirements pursuant to the terms of this Agreement, which is duly completed (including all schedules thereto) and executed by the chief financial officer, a vice president of finance, a controller or other appropriate financial officer of Administrative Borrower reasonably acceptable to Agent (or if no such officers have been appointed or elected, the sole member of Administrative Borrower) and delivered to Agent.

“Borrowing Cap” shall mean, on any date of calculation, (x) prior to the making of the Term Loan, the amount, equal to the lesser of (a) the aggregate Term Loan Commitments and (b) the Borrowing Base, in each case, in effect at such time and (y) after the making of the Term Loan, the amount equal to the lesser of (A) the aggregate Term Loan Outstandings and (B) the Borrowing Base (or Borrowing Base II, if then applicable), in each case, in effect at such time.

“Business Day” shall mean any day on which Agent is open for the transaction of business other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, except that if a determination of Business Day shall relate to any calculation of the London Interbank Offered Rate, the term Business Day shall also exclude any day on which banks are not open for general business in London.

“Capital Expenditures” shall mean, for any period, any expenditure of money under a Capital Lease or for the lease, purchase or other acquisition of any capital asset, or for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on a Person’s balance sheet, but excluding (i) any such expenditure to the extent of trade-ins thereon and (ii) reimbursed leasehold improvements.

“Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136, 134 Stat 281) and the Interim Final Rule set forth in 13 C.F.R. §120 – Business Loans, each as in effect on the First Amendment Effective Date.

“Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower other than Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) other investments as reasonably agreed by Agent in writing.

“Change of Control” shall mean (a) a transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of any Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of more than thirty-five percent (35%) of the issued and outstanding shares of the Voting Stock of Ultimate Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Ultimate Parent; (d) other than the Permitted Holders, any Person and/or its Affiliates shall at any time have the right to elect, or cause to be elected, and have elected, or caused to be elected, a majority of the members of the board of directors of Ultimate Parent, (e) Ultimate Parent fails to own directly or indirectly at least a majority of the voting power of the total outstanding Voting Stock of Parent, (f) Parent fails to own directly one hundred percent (100%) of the Capital Stock of Vitamin Shoppe Industries, (g) other than as permitted in Section 9.7 hereof, Vitamin Shoppe Industries fails to own directly or indirectly one hundred percent (100%) of the Capital Stock of any of its Subsidiaries that are a Borrower as of the Closing Date or become a Borrower thereafter, (h) other than as permitted in Section 9.7, Parent fails to own directly or indirectly one hundred percent (100%) of the Capital Stock of any Person that becomes a Borrower after the date hereof, (i) the failure of Parent to own directly or indirectly a majority of the voting power of the total outstanding Voting Stock of any Person that becomes a Guarantor after the date hereof, or (j) any “Change of Control” (or equivalent term) as defined in the ABL Credit Agreement occurs. Notwithstanding the foregoing, no Change of Control shall occur as a result of the Acquisition.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” shall mean the date on which the conditions specified in Section 4 are satisfied or waived in accordance with Section 11.4.

“Closing Date Equity Contribution” shall have the meaning set forth in Section 4(n) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent (or in favor of Agent and ABL Agent) with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other Person, inter alia, acknowledges the seniority of the security interest of Agent in such Collateral over that of any security interest of such lessor, consignee or other Person (subject to any mutually agreed exceptions), agrees to waive (or subordinate on terms acceptable to Agent) any and all claims such lessor, consignee, processor or other person may, at any time, have against such Collateral, whether for storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee, processor or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral (which agreement may be subject to any prior rights of ABL Agent), and in the case of any customs broker, cargo consolidator, freight forwarder, consignee or other person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Agent and the ABL Agent and agrees to follow all instructions of Agent or ABL Agent (as the case may be) with respect thereto.

“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Deposit Account Control Agreements, the Investment Property Control Agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence liens to secure the Obligations, including, without limitation, all other security agreements, deposit account control agreements, pledge agreements, subordination agreements, pledges, powers of attorney, assignments, financing statements and all other written matter whether theretofore, now or hereafter executed by any Borrower or any Guarantor and delivered to Agent, in each case as may be amended, restated, supplemented or otherwise modified from time to time.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Compliance Period” shall mean any period commencing on the first date on which ABL Excess Availability is less than $10,000,000, in each case for three (3) consecutive days, and continuing until the date that both (x) ABL Excess Availability exceeds $10,000,000 for sixty (60) consecutive days, and (y) no Default or Event of Default then exists and is continuing.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” shall mean with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that, the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person; and provided, further that there shall be excluded:

(a)               the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(b)               the cumulative effect of a change in accounting principles will be excluded;

(c)               any non-recurring costs and expenses included in connection with (i) the transactions contemplated by this Agreement and the other Financing Agreements, and (ii) any equity issuance by Parent;

(d)               any non-cash compensation charges, including, any such charges arising from stock options, restricted stock grants or other equity-incentive programs;

(e)               any non-cash costs, charges or expenses relating to the application of purchase accounting;

(f)                any unrealized gain or loss resulting from the application of SFAS 133 with respect to obligations in respect of a Hedge Agreement;

(g)               any non-cash goodwill impairment charges or other intangible asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of SFAS 142 or other non-cash asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of SFAS 144; and

(h)               the Net Income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent or any of its Subsidiaries.

In addition, to the extent included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) the amount of business interruption insurance proceeds received and, to the extent covered by insurance and actually reimbursed, or, so long as the Borrowers have made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Convertible Note Documents” shall mean, collectively, the Convertible Notes, the Convertible Note Indenture, the Convertible Note Hedge and Warrant Documents and all other agreements, documents and instruments now or at any time executed and delivered by any Borrower or Guarantor in connection therewith.

“Convertible Note Hedge and Warrant Counterparty” shall mean Bank of America, N.A., JPMorgan Chase Bank, National Association or any other financial institution in its capacity as counterparty to Parent under the applicable Convertible Note Hedge and Warrant Documents and any successor, replacement or additional counterparty and their respective successors and assigns.

“Convertible Note Hedge and Warrant Documents” shall mean the confirmations related to the Convertible Note Hedge and Warrant Transactions, in each case, entered into between Parent and the applicable Convertible Note Hedge and Warrant Counterparty and all other agreements, documents and instruments now or at any time executed and delivered by Parent in connection with the Convertible Note Hedge and Warrant Transactions, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced to the extent permitted herein.

“Convertible Note Hedge and Warrant Transactions” shall mean (x) the convertible note hedge transactions entered into by Parent with the Convertible Note Hedge and Warrant Counterparty to offset any cash payments required to be made by Parent in excess of the principal amount of the Convertible Notes that are converted or exchanged, so long as the Borrowers and Guarantors do not have any payment obligation with respect to such convertible note hedge transactions other than premiums and charges the total amount of which are fixed and known at the time such convertible note hedge transactions are entered into and (y) separate warrant transactions entered into by Parent with the Convertible Note Hedge and Warrant Counterparty.

“Convertible Note Indenture” shall mean that certain Indenture by and between Parent (as successor to Vitamin Shoppe, Inc.), as issuer, and Wilmington Trust, National Association, as trustee, (or another similar financial institution) with respect to the Convertible Notes due 2020, as amended by that certain First Supplemental Indenture, dated as of December 16, 2019, among Parent and Wilmington Trust National Association, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced to the extent permitted herein.

“Convertible Notes” shall mean, collectively, the Convertible Notes due 2020 issued by Parent (with an effective interest rate not to exceed 4%) and outstanding on the Closing Date pursuant to the Convertible Note Indenture in the original aggregate principal amount of up to $300,000,000.

“Convertible Notes Escrow” means an escrow arrangement reasonably satisfactory to the Agent for the deposit of the Convertible Notes Repurchase Amount into a Deposit Account reasonably acceptable to Agent, which Deposit Account shall, if Agent requests, be subject to a Deposit Account Control Agreement.

“Convertible Notes Repurchase Amount” means the amount required to fully repurchase, redeem and satisfy the then outstanding Convertible Notes (including any make-whole premiums required thereby) in cash, which shall be funded solely from proceeds of equity contributions to Parent and shall not for the avoidance of doubt, be funded using proceeds from any (x) Asset Sale, (y) Event of Loss, or (z) incurrence of Indebtedness.

“Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s security interest (with the priority required by the Financing Agreements), for and on behalf of Lenders, in the monies due and to become due to a Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced pursuant to their terms, sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

“Credit Card Agreements” shall mean all agreements entered into on, prior and after the date hereof by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

“Credit Card Issuer” shall mean any Person (other than Parent and its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Japan Credit Bureau (a/k/a JCB Co.), Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary (other than Parent and its Subsidiaries) who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” shall mean collectively, (a) all present and future rights of any Borrower to payment from any Credit Card Issuer or Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise which in the case of both clause (a) and (b) above have been earned by performance by such Borrower but not yet been paid to such Borrower by the Credit Card Issuer or the Credit Card Processor, as applicable.

“Cure Amount” shall have the meaning provided in Section 9.17.

“Cure Right” shall have the meaning provided in Section 9.17.

“Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender, as determined by Agent, that has (a) failed to fund any portion of its Term Loan within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund the Term Loan, (d) otherwise failed to pay over Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, ABL Agent (if a party thereto), Borrowers or Guarantor with a Deposit Account at any bank and the bank at which such Deposit Account is at any time maintained which provides that such bank will comply with instructions originated by Agent or ABL Agent (as the case may be) directing disposition of the funds in the Deposit Account without further consent by such Borrower or Guarantor upon the occurrence of an Event of Default or upon the commencement of a Compliance Period and at all times during the continuance of such Event of Default or Compliance Period, and has such other terms and conditions as Agent may reasonably require including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for itself and the ratable benefit of the Lenders, or ABL Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers (each as defined in the ABL Credit Agreement) (as the case may be) and, except as otherwise agreed with the corresponding bank and with such other appropriate or customary exceptions for agreements of this kind, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will upon the occurrence of an Event of Default or upon the commencement of a Compliance Period and at all times during the continuance of such Event of Default or Compliance Period, wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account (as defined in this Agreement) or the Agent Payment Account (as defined in the ABL Credit Agreement) (as the case may be) all funds received or deposited into the Blocked Accounts.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“dollars” or “$” refers to lawful money of the U.S., unless the context clearly otherwise indicates.

“Early Opt-in Election” means the occurrence of:

(a)       a determination by the Agent or a notification by the Required Lenders to the Agent (with a copy to the Administrative Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.4 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace London Interbank Offered Rate, and

(b)       the election by the Agent or the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.

“Early Termination Fee” shall have the meaning given to such term in the Fee Letter.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)               increased (without duplication) by the following:

(i)                 provision for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)              Interest Expense of such Person for such period (including (x) net losses or any obligations under any Hedge Agreement, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in computing Consolidated Net Income); plus

(iii)            Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)             any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement, the ABL Credit Agreement and any other credit facilities and (B) any amendment or other modification of this Agreement, the ABL Credit Agreement and any other credit facilities and (C) the costs and expenses incurred in connection with the Acquisition on or prior to the Closing Date, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)               the amount of any restructuring charge or reserve, integration cost, severance expense or other business optimization expense or cost or any other unusual, non-recurring or extraordinary expense, loss or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including, any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, costs related to the closure and/or consolidation of facilities and to existing lines of business, costs related to new product introductions or one-time compensation charges; provided that the aggregate amount of add backs made pursuant to this clause (a)(v) and clause (a)(vii) below (other than up to $10 million in severance expenses and lease breakage costs contemplated by the Specified Closing Plan during the term of this Agreement, which shall not be subject to or counted towards this cap) shall not exceed an amount equal to 15% of EBITDA for such period (and such determination shall be made after the making of, and after giving effect to, any adjustments pursuant to this clause (a)(v)); plus

(vi)             any other non-cash charges, write-downs, write-offs, expenses, losses or items reducing Consolidated Net Income for such period including deferred financing costs and other charges written off in connection with any early extinguishment of Indebtedness, any impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period), or other items classified by the Borrowers as non-recurring items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)          the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrowers in good faith to result from actions taken prior to or during or expected to be taken following such period (which cost savings, operating expense reductions or synergies shall be subject only to certification by an authorized officer of the Borrowers (or if no applicable officers have been appointed or elected, the sole member(s) of the applicable Borrower(s)) and shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (1) an authorized officer of the Borrowers (or if no applicable officers have been appointed or elected, the sole member(s) of the applicable Borrower(s)) shall have certified to the Agent that (x) such cost savings, operating expense reductions or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within twelve (12) months from the date of such transaction and (2) the aggregate amount of add backs made pursuant to clause (a)(v) above and this clause (a)(vii) (other than up to $10 million in severance expenses and lease breakage costs contemplated by the Specified Closing Plan during the term of this Agreement, which shall not be subject to or counted towards this cap) shall not exceed an amount equal to 15% of EBITDA for such period (and such determination shall be made after the making of, and after giving effect to, any adjustments pursuant to this clause (a)(vii)); plus

(viii)        any costs or expense incurred by the Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Parent or any of its Subsidiaries or net cash proceeds of an issuance of Capital Stock (other than disqualified equity interests) of the Parent or any of its Subsidiaries; plus

(ix)             earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(x)               any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 of the Financial Accounting Standards Board (“FASB”); plus

(xi)             non-cash realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Loan Parties and their Subsidiaries;

(b)               decreased (without duplication) by the following:

(i)                 non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(ii)              realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrowers and their Subsidiaries; plus

(iii)            any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of FASB Accounting Standards Codification Topic 810-10-45;

(c)               increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation; and

(d)               increased or decreased (without duplication) by any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations.

In determining EBITDA for any period, on a pro forma basis without duplication, (A) the consolidated EBITDA of any Person acquired by Parent and or any of its Subsidiaries, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by the Parent or any of its Subsidiaries during such period (but not the EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or any of its Subsidiaries during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) shall be included, and (B) the EBITDA of any Person or business unit, line of business or division of any Person sold, transferred, or otherwise disposed of or closed or classified as discontinued operations by the Parent or any of its Subsidiaries to any Person (other than the Parent or any of its Subsidiaries) during such period (each such Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent or any of its Subsidiaries during such period a “Disposed Entity or Business”), based on the actual EBITDA of such Disposed Entity or Business for such period (including the portion thereof occurring prior to such disposition) shall be excluded.

“Eligible Accounts” shall mean, at any time, the Accounts of a Borrower which Agent determines in its Permitted Discretion are eligible as the basis for the extension of the Term Loan. Without limiting Agent’s Permitted Discretion provided herein, Eligible Accounts shall not include any Account of a Borrower:

(a)                  which is not subject to a perfected security interest in favor of Agent with the priority required by the Financing Agreements;

(b)               which is subject to any lien other than (i) a lien in favor of Agent, (ii) a Permitted Encumbrance which does not have priority over the lien in favor of Agent, or (iii) a lien permitted pursuant to Section 9.8(t);

(c)               (i) with respect to which the scheduled due date is more than sixty (60) days after the date of the original invoice therefor, (ii) which, is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date, therefor (“Overage”) (when calculating the amount under this clause (ii), for the same Account Debtor, Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (iii) which has been written off the books of such Borrower or otherwise designated as uncollectible;

(d)               which is owing by an Account Debtor for which more than fifty percent (50%) of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)               which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds ten percent (10%) of the aggregate amount of Eligible Accounts of all Borrowers;

(f)                with respect to which any covenant, representation, or warranty contained in this Agreement or any other Financing Agreement has been breached in any material respect or is not true in any material respect;

(g)               which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest (vii) constitutes a Franchisee Receivable, other than a Franchisee Receivable arising after the Closing Date owing by a franchisee that has been approved by Agent in its Permitted Discretion pursuant to a franchise agreement that has been approved by Agent in its Permitted Discretion;

(h)               for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i)                 with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)                 which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the United States Bankruptcy Code and reasonably acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)               which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)                 which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S.  or (ii) is not organized under applicable law of the U.S., any state of the U.S., unless, in either case, such Account is backed by a letter of credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent or ABL Agent;

(m)             which is owed in any currency other than U.S. dollars;

(n)               which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent or ABL Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the lien of Agent in such Account have been complied with to Agent’s satisfaction;

(o)               which is owed by any Affiliate of any Borrower or any Guarantor or any employee, officer, director, agent or stockholder of any Borrower, any Guarantor or any of their Affiliates;

(p)               which, for any Account Debtor, exceeds a credit limit determined by Agent in its Permitted Discretion, to the extent of such excess;

(q)               which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Borrower or any Guarantor is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)                which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s)                which is evidenced by any promissory note, chattel paper, or instrument;

(t)                 which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(u)               with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(v)               which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(w)             which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(x)               which was created on cash on delivery terms; or

(y)               which is a Credit Card Receivable;

provided that, the aggregate amount of Eligible Accounts in respect of Franchisee Receivables shall not exceed the amount equal to ten percent (10%) of the Borrowing Cap at any time.

In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or Administrative Borrower shall notify thereof on and at the time of submission to Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Borrower, the face amount of an Account may, in Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Credit Card Receivables” shall mean, the gross amount of Credit Card Receivables of Borrowers that are subject to a valid and fully perfected security interest in favor of the Agent for itself and the Secured Parties (with the priority required by the Financing Agreements), which conform to all applicable warranties contained herein, less, without duplication, (a) the sum of all Credit Card Receivables: (i) for which Agent has not received a Credit Card Acknowledgment pursuant to Section 9.29 if the Credit Card Agreement exists on the Closing Date (or if the Credit Card Agreement is entered into after the Closing Date, no later than ninety (90) days after the date of such Credit Card Agreement or such later date as is acceptable to Agent), and (ii) which are unpaid more than five (5) Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivable, and (b) amounts owing to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements.

“Eligible Depository Bank” means:

(a)                  Any Lender (other than an Affiliated Lender) or any of its Affiliates;

(b)               Bank of America, N.A.; or

(c)               Any other Person who is a commercial bank or financial institution having total assets in excess of $1,000,000,000; organized under the laws of any country that is a member of the Basel Accord and the Organization of Economic Cooperation and Development, or a political subdivision of any such country, so long as such bank or financial institution is acting through a branch or agency located in the United States.

“Eligible Equipment” shall mean, as to each Borrower, Equipment of such Borrower that complies with each of the representations and warranties respecting Eligible Equipment made in the Financing Agreements, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised after receipt of Post-Closing Appraisals by Agent in Agent’s Permitted Discretion to address the results of any due diligence information with respect to the Borrower’s business or assets of which Agent becomes aware from such Post-Closing Appraisals. An item of Equipment shall not be included in Eligible Equipment if:

(a)               it is not subject to a valid, first priority and fully perfected security interest in favor of Agent for itself and the Secured Parties;

(b)               Borrower does not have good, valid, and marketable title thereto;

(c)               Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower), including as a result of the lease thereof by a Borrower;

(d)               it is not used in the business of Borrower;

(e)               it is not located at one of the locations in the continental United States set forth in Schedule 8.2 hereof or at a location established in accordance with Section 9.2 hereof (or in-transit from one such location to another such location);

(f)                it is in-transit to or from a location of Borrower (other than in-transit from one location set forth on Schedule 8.2 hereof or established in accordance with Section 9.2 hereof to another location set forth on Schedule 8.2 hereof or established in accordance with Section 9.2 hereof);

(g)               it is “subject to” (within the meaning of Section 9-311 of the UCC) any certificate of title (or comparable) statute (unless Agent has a first priority, perfected security interest under such statute and Agent has possession and custody of such certificate);

(h)               it does not meet, or is not under repair or held for repair, in each case in excess of 30 days, for the purpose of meeting, in each case in all material respects, all applicable safety or regulatory requirements applicable to it by law for the use for which it is intended or for which it is being used;

(i)                 to the extent the amount of such Equipment, together with all other Equipment out for repair exceeds $250,000 or such Equipment is out for repair for more than 30 days;

(j)                 it is damaged, defective, worn out, obsolete, inoperable, out-of-service and/or not in good order, running and in marketable condition;

(k)               it does not meet, or is not under repair or held for repair for the purpose of meeting, in each case in all material respects, all applicable requirements of all motor vehicle laws or other statutes and regulations established by any Governmental Authority then applicable to such Equipment, or is subject to any licensing or similar requirement;

(l)                 it is located in a contract warehouse, unless it is subject to Collateral Access Agreement executed by the warehouseman and unless it is segregated or otherwise separately identifiable from equipment of others, if any, stored on the premises; provided, that if no such Collateral Access Agreement has been received or is obtainable with respect to any such location, Agent may establish a Reserve in its Permitted Discretion with respect to estimated amounts due or payable to any such third parties, including without limitation, vendors providing third party machining processes services;

(m)             its use or operation requires proprietary software that is not freely assignable to Agent; or

(n)               an appraisal of such Equipment has not been completed by an appraiser acceptable to Agent in its Permitted Discretion, using a scope, methodology and sampling procedure acceptable to Agent in its Permitted Discretion, the results of which shall be satisfactory to Agent in its Permitted Discretion.

The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agent in its good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof in either case under clause (i) or (ii) which materially and adversely affects or could reasonably be expected to materially and adversely affect the Equipment, its value or the amount that would be received by Agent from the sale or other disposition or realization upon such Equipment as determined by Agent in its good faith and commercially reasonable determination.

“Eligible Intellectual Property” shall mean, as to each Loan Party, Intellectual Property of such Loan Party deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base and which, except as otherwise agreed by the Agent in its Permitted Discretion, satisfies all of the following conditions:

(a) Such Intellectual Property is validly registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

(b) A Loan Party owns such Intellectual Property;

(c) Such Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Financing Agreements relating to such Intellectual Property;

(d) The Agent shall have received evidence that all actions that the Agent may reasonably deem necessary or appropriate in order to create a valid first priority security interest in such Intellectual Property (including, without limitation, filings at the United States Patent and Trademark Office or United States Copyright Office, as applicable) has been taken;

(e) Such Intellectual Property is not subject to any lien other than (i) a lien in favor of Agent, (ii) a Permitted Encumbrance which does not have priority over the lien in favor of Agent, or (iii) a lien permitted pursuant to Section 9.8(t); and

(f) The Agent shall have received written reports or appraisals as to such Intellectual Property in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely.

“Eligible Inventory” shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, that satisfy the criteria set forth below as reasonably determined by Agent. Eligible Inventory shall not include: (a) work-in-process; (b) raw materials; (c) spare parts for Equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower’s business; (f) Inventory located (i) at premises other than a premise which is owned or leased by any Borrower or (ii) in any third party warehouse or in the possession of a bailee (other than a third party processor) unless Agent has received, subject to Section 9.29, a Collateral Access Agreement in respect of such premises on terms and conditions reasonably satisfactory to Agent (Inventory of any Borrower which is in-transit from any location of Borrower permitted herein to another such location shall be considered Eligible Inventory, provided, that, it otherwise satisfies the criteria for Eligible Inventory set forth herein and is not in-transit more than ten (10) consecutive days; provided, further, that, the aggregate amount of Eligible Inventory consisting of in-transit Inventory shall not exceed the amount equal to ten percent (10%) of the Value of all Eligible Inventory of Borrowers at such time); (g) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent and those liens described in clause (j) below; (h) bill and hold goods; (i) Inventory which is past its expiration date; (j) Inventory that is not subject to a valid and perfected security interest of Agent (with the priority required by the Financing Agreements) except in the case of those non-consensual statutory liens described in Section 9.8(c)(i) hereof, liens permitted under Section 9.8(t) and landlord, warehouseman or similar liens (i) in respect of which Agent has established a Reserve (if and only to the extent establishment of a Reserve is permitted by the terms hereof) or (ii) for which no Reserve is provided by the terms hereof, or (iii) in respect of which premises Agent has received, subject to Section 9.29, a Collateral Access Agreement pursuant to which the landlord, warehouseman or bailee, as applicable, has either waived or subordinated its lien on terms and conditions reasonably satisfactory to Agent; (k) returned Inventory which is not held for sale in the ordinary course of business; (l) damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) Inventory located outside the United States of America, unless otherwise approved by Agent in writing; and (o) Inventory which has been acquired from a Sanctioned Person. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof in either case under clause (i) or (ii) which materially and adversely affects or could reasonably be expected to materially and adversely affect the Inventory, its value or the amount that would be received by Agent from the sale or other disposition or realization upon such Inventory as determined by Agent in its good faith and commercially reasonable determination. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral. The amounts of Eligible Inventory shall be determined based on the perpetual inventory record maintained by the Borrowers.

“Eligible Transferee” shall mean (a) any Lender~~; (b~~ (excluding Affiliated Lender); (b) on the First Amendment Effective Date, any Affiliated Lender solely with respect to the Affiliated Lender Loan Holdings subject to Section 13.7(b); (c) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (~~c~~d) any Person, including without limitation, any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is engaged in the business of making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case is approved by Agent and, unless an Event of Default under Section 10.1(a), Section 10.1(g) or Section 10.1(h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower (such approval not to be unreasonably withheld, conditioned or delayed by Administrative Borrower, provided, that, no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of any Lender); and (~~d~~e) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent (such approval not to be unreasonably withheld, conditioned or delayed) and, unless an Event of Default under Section 10.1(a), Section 10.1(g) or Section 10.1(h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor, except any Affiliated Lender specified in clause (b) above, shall qualify as an Eligible Transferee; (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except, in each case, any Affiliated Lenders specified in clause (b) above and as Agent may otherwise specifically agree; and (iii) a competitor of Borrowers shall not be deemed an “Eligible Transferee” under any circumstances except after the occurrence of either (A) an Event of Default for non-payment of any principal amount of Obligations owing hereunder or (B) the occurrence of an Event of Default with respect to any Borrower or Guarantor set forth in Section 10.1(g) or Section 10.1(h) hereof. For the avoidance of doubt, following the First Amendment Effective Date, no Affiliated Lender shall be an Eligible Transferee hereunder.

“Environmental Events” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, legally binding judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) relating to the exposure of humans to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of hazardous, toxic or dangerous substances, materials, and wastes, or (c) imposing requirements with regard to recordkeeping, notification, disclosure and reporting respecting hazardous, toxic or dangerous substances, materials, and wastes. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that imposes liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any hazardous, toxic or dangerous substances, materials, and wastes.

“Equipment” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Equity Commitment Letter” shall mean that certain letter agreement dated August 7, 2019 (as amended by that certain letter agreement dated December 16, 2019) by and between Tributum, L.P., a Delaware limited partnership (“Tributum”) and Ultimate Parent pursuant to which Tributum will provide no less than $60,000,000 in equity to Ultimate Parent on or after the Closing Date.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” shall mean any Person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, except for any such event with respect to which notice has been waived pursuant to applicable regulations; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which Borrower, or any of their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code); (f) a complete or partial withdrawal by Borrower, or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property; which for the avoidance of doubt, shall not include store closings or liquidations.

“Excess Cash Flow” means, for any fiscal quarter of the Loan Parties, the excess (if any) of (a) EBITDA for such fiscal quarter over (b) the sum (for such fiscal quarter) of (i) Interest Expense actually paid or payable in cash by the Loan Parties and their Subsidiaries (including, without limitation, related fees and expenses, to the extent such payments are permitted hereunder), (ii) scheduled principal repayments and mandatory prepayments (together with any Early Termination Fee thereon), to the extent actually made, of the Term Loan, (iii) all Taxes actually paid or payable in cash by the Loan Parties and their Subsidiaries (including, without limitation, any direct or indirect distributions for the payment of such Tax expenses, and including Permitted Tax Distributions), (iv) Capital Expenditures actually made by the Loan Parties and their Subsidiaries in such fiscal quarter, and (v) any increase (or decrease) in Borrowers’ Net Working Capital for such fiscal quarter.

“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Accounts” means (i) Zero Balance Accounts, (ii) Store Accounts, (iii) accounts into which government receivables and government reimbursement payments are deposited, (iv) payroll accounts (including accounts used for the disbursement of payroll, payroll taxes and other employee wage and benefit payments, including 401(k) and other retirement plans, rabbi trusts for deferred compensation and health care benefits), (v) withholding and trust accounts, escrow and other fiduciary accounts, and (vi) Manual Sweeping Accounts.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any Financing Agreement pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Agreements or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such ~~Lender's~~Lender’s assignor immediately before such Lender acquired the applicable interest in the Financing Agreements or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such ~~Recipient's~~Recipient’s failure to comply with Section 3.5(f); and (d) any withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing reasonably selected by it.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Financing Agreements” shall mean, collectively, this Agreement, the Intercreditor Agreement, the Collateral Documents, the Guaranty, each Term Loan Note, and all notes, guarantees, security agreements relating to this Agreement, (if any), other intercreditor agreements (if any), the Fee Letter and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement.

“First Acquisition Agreement Amendment” shall have the meaning provided in the recitals to this Agreement.

“First Amendment Effective Date” means May 22, 2020.

“Fixed Charge Coverage Ratio” shall mean, as to any Person for any period, the ratio of: (a) EBITDA for such Person and its Subsidiaries minus the unfinanced portion of Capital Expenditures paid in cash during such period to (b) Fixed Charges, all calculated for any Person on a consolidated basis in accordance with GAAP.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication, (a) all cash Interest Expense paid during such period (net of interest income of such Person during such period and excluding, to the extent taken into account in the calculation of Interest Expense, upfront fees, costs and expenses in respect of this Agreement and any other issuance of Indebtedness permitted hereunder and the transactions contemplated hereby and thereby), plus (b) all prepayments (other than (i) prepayments and refinancings with respect to the Permitted Subordinated Indebtedness and the Convertible Notes, in each case to the extent permitted hereunder, (ii) prepayments made with the proceeds of refinancings of such Indebtedness prepaid to the extent permitted hereunder, (iii) prepayments made with, and within one-hundred eighty (180) days of receipt of, the net proceeds of new equity capital contributed after the date of this Agreement, and (iv) prepayments of Indebtedness permitted under Section 9.9(b) required in connection with any disposition or casualty of assets financed and securing such Indebtedness, which prepayments shall be in an amount not to exceed the net proceeds received as a result of such disposition or casualty event) and regularly scheduled principal repayments in respect of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases paid during such period in cash (excluding the interest component with respect to Indebtedness under Capital Leases), plus (c) all income taxes paid during such period in cash (net of refunds or tax credits to such Person in respect of income taxes, and excluding income tax on extraordinary or non-recurring gains or gains from asset sales outside of the ordinary course of business) plus (d) dividends or distributions paid in cash including, without limitation, Permitted Tax Distributions), all as determined for any Person on a consolidated basis and in accordance with GAAP; provided, that notwithstanding anything to the contrary in this definition, no Tax Refund Additional Payment Amount shall be included in the calculation of Fixed Charges.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean a Subsidiary of Parent that is organized or incorporated under the laws of any jurisdiction outside of the United States of America; sometimes being referred to herein collectively as “Foreign Subsidiaries”.

“Franchisee Receivable” shall mean an Account of a Borrower owed by an Account Debtor in respect of payment obligations of such Account Debtor under any franchise agreement arising from the sale of Inventory by a Borrower to a franchisee (excluding, for the avoidance of doubt, franchise fees).

“Frequent Buyer Program” shall mean the Borrowers’ “Healthy Awards” customer loyalty program, which as in effect on the Closing Date is described at https://www.vitaminshoppe.com/lp/Newhealthyaward.

“Funding Bank” shall have the meaning given to such term in Section 3.3 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States (including any principles required by the Securities and Exchange Commission), that are applicable to the circumstances as of the date of determination, consistently applied. If there occurs after the date of this Agreement any change in GAAP that affects the calculation of any requirements, terms or covenants set forth in this Agreement or any other Financing Agreement (whether contained in Section 9.17, Section 9.24 or otherwise), Agent and Borrowers shall negotiate in good faith to amend the provisions of this Agreement and the other Financing Agreements that relate to the calculation of such requirements, terms and covenants with the intent of having the respective positions of the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the implicated requirements and covenants shall be calculated as if no such change in GAAP has occurred; provided, that, for the avoidance of doubt, the parties agree that all financial statements required to be delivered hereunder shall and will be delivered giving effect to any such change in GAAP.

“GACP” shall have the meaning provided in the preamble to this Agreement.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) Parent and (b) any Subsidiary of Parent that at any time after the date hereof becomes party to a Guaranty in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations (other than Borrowers) (each a “Subsidiary Guarantor”); each sometimes being referred to herein individually as a “Guarantor”; provided, that, if at any time after the date hereof, a Guarantor which is directly or indirectly wholly owned by Parent shall own any assets that would constitute Eligible Inventory if owned by a Borrower, upon Administrative Borrower’s request, such Guarantor shall cease to be a Guarantor hereunder and shall be deemed a Borrower effective on the date of the confirmation by Agent to Administrative Borrower that Agent has received such request and that Agent has received an appraisal with respect to such Inventory and conducted a field examination with respect thereto, the results of which are satisfactory to Agent in good faith, or alternatively, at Agent’s option, Agent shall have received such information with respect thereto as Agent may in its good faith require.

“Guaranty” shall mean (a) that certain Guaranty Agreement dated as of the Closing Date, by each of the Loan Parties from time to time party thereto in favor of Agent and the other Secured Parties and (b) any other guaranty agreement executed by Parent or a Subsidiary of Parent substantially in the form of Exhibit F attached hereto in favor of Agent and the other Secured Parties, in each case, as the same may be amended, restated or otherwise modified from time to time.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including petroleum hydrocarbons, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants, sewage, sludge, industrial slag, solvents and/or any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and a third party that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their Subsidiaries shall be a Hedge Agreement; sometimes being collectively referred to herein as “Hedge Agreements”; provided further, however, the definition of Hedge Agreement shall not include the Convertible Note Hedge and Warrant Transactions.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “London Interbank Offered Rate”.

“Increased Reporting Period” shall mean any period commencing on the first date on which ABL Excess Availability is less than the greater of (a) twenty percent (20%) of the Borrowing Cap or (b) $20,000,000, in each case for three (3) consecutive days, and continuing until the date that both (x) ABL Excess Availability exceeds the greater of (i) twenty percent (20%) of the Borrowing Cap or (ii) $20,000,000 for sixty (60) consecutive days, and (y) no Default or Event of Default then exists and is continuing.

“Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account other than bonds to stay execution of a judgment on appeal; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency or commodity values or other Hedge Agreements; (i) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law; (j) all sales by such Person (except for sales without recourse to such Person) of (i) Accounts or General Intangibles for money due or to become due, (ii) Chattel Paper, Instruments or documents creating or evidencing a right to payment of money or (iii) other receivables whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith; and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP; provided, however, the definition of Indebtedness shall not include the obligations owed with respect to the Convertible Note Hedge and Warrant Transactions.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of the Borrowers under any Financing Agreement and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 11.6 hereof.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: proprietary content, trademarks, Internet domain names, service marks, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all proceeds and products of the foregoing and all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof.

“Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof among the Agent and the ABL Agent and acknowledged by the Loan Parties, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof and thereof.

“Interest Expense” shall mean, for any period, as to any Person, as determined on a consolidated basis in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments, losses, fees, net costs and early termination costs under Hedge Agreements, amortization or write-off of debt discounts and debt issuance costs and commissions, and other discounts and other fees and charges associated with Indebtedness.

“Interest Period” shall mean, (a) initially, the period commencing on the Closing Date and ending on the numerically corresponding calendar day in the immediately succeeding calendar month, and (b) thereafter, each period commencing on the last day of an Interest Period and ending on the numerically corresponding calendar day of the immediately succeeding calendar month; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate” shall mean,

(a)               Prior to the occurrence and continuance of an Event of Default, a rate equal to the Applicable Margin plus the Adjusted Eurodollar Rate.

(b)               Upon the occurrence and during the continuance of an Event of Default, a rate equal to the Applicable Margin plus the Alternate Base Rate.

(c)               Notwithstanding anything to the contrary contained herein, (i) Agent may, at its option, and Agent shall, at the direction of the Required Lenders, increase the Applicable Margin by three (3%) percent per annum for the period from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment in cash of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (ii) during the occurrence and continuance of an Event of Default, the Applicable Margin shall automatically increase by three percent (3%)  per annum, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Guarantor for the period from and after the date of the occurrence of such Event of Default and for so long as such Event of Default is continuing.

“Interpolated Rate” means, at any time, the rate per annum (rounded upward to four decimal places) determined by Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by Agent from such service as Agent may reasonably select.

“Inventory” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Investment” shall have the meaning set forth in Section 9.10 hereof.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, ABL Agent (if party thereto), any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any Investment Property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such Investment Property on behalf of Agent or ABL Agent (as the case may be), that it will comply with entitlement orders originated by Agent or ABL Agent (as the case may be) after the occurrence and during the continuance of an Event of Default with respect to such Investment Property, or other instructions of Agent or ABL Agent (as the case may be), and has such other terms and conditions as Agent may reasonably require.

“Landlord Lien States” shall mean the States of Washington and Virginia and the Commonwealth of Pennsylvania and such other states, provinces or jurisdictions in which a landlord’s claim for rent (including a portion of rent) has or may have priority by operation of applicable law over the lien of the Agent on behalf of the Secured Parties in any of the Collateral.

“Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “London Interbank Offered Rate”.

“License Agreements” shall have the meaning set forth in Section 8.11 hereof.

“Lien” and “lien” mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, at any time, the sum of (a) the aggregate amount of cash of the Parent and the Borrowers contained in any deposit account for which such Person has delivered to the Agent an account control agreement or other documentation reasonably required by the Agent, each in form and substance reasonably satisfactory to the Agent, pursuant to which (i) the Agent has been granted a lien on and security interest in such account and all cash held from time to time therein with the lien priority required by the Financing Agreements and (ii) the Agent or the ABL Agent has been granted control over the amounts held from time to time therein and (b) any ABL Excess Availability.

“Loan Parties” shall mean, collectively, the Borrowers and the Guarantors and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“London Interbank Offered Rate” shall mean, for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Association (or any other Person that takes over the administration of such rate for U.S. dollars) for an interest period of one month as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for a one-month interest period (an “Impacted Interest Period”), then the LIBO Screen Rate shall be the Interpolated Rate at such time, except to the extent the Agent concludes that it is not possible to determine the Interpolated Rate at such time (which conclusion shall be conclusive and binding absent manifest error). If at any time the London Interbank Offered Rate is less than zero, the London Interbank Offered Rate shall be deemed to be zero for purposes of this Agreement.

“Make-Whole Amount” means, the sum of (i) all interest on the portion of the Term Loan prepaid or required to be paid or prepaid that would otherwise have accrued within the twelve (12) month period following the Closing Date (calculated based on the per annum interest rate (including, for the avoidance of doubt, the Applicable Margin and the default rate, if applicable) applicable to the Term Loan on the date of such prepayment or required prepayment), minus (ii) actual cash payments of interest on such portion of the Term Loan paid by the Borrowers from the Closing Date through the date of such prepayment or required prepayment.

“Manual Sweeping Accounts” shall mean the Deposit Accounts maintained by the Borrowers as of the Closing Date that are identified as “Manual Sweeping Accounts” on Schedule 8.10 hereto, and any replacement or additional accounts of the Borrowers.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers and the Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement, the Deposit Account Control Agreements, the Intercreditor Agreement, the Pledge Agreement, the Guaranty(ies), or any of the other material Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral (taken as a whole) or its value; (e) the ability of Borrowers (taken as a whole) to repay the Obligations or of Borrowers (taken as a whole) to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the material rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

“Material Contract” shall mean the ABL Credit Agreement and any contract or other agreement (other than the Financing Agreements and the Credit Card Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto (unless a replacement Material Contract has been entered into either prior to or contemporaneously with the date of such termination or cancellation) would have a Material Adverse Effect.

“Maturity Date” shall mean the earliest of (a) the third anniversary of the Closing Date, (b) the date on which the maturity of the Term Loan is accelerated or deemed accelerated, (c) the first date on which an ABL Termination Event shall occur and (d) the day that is 91 days prior to the maturity date of any Indebtedness of any Borrower or any Guarantor with an aggregate outstanding principal amount in excess of $5,000,000 other than the ABL Obligations, including without limitation, the Convertible Notes; provided that this clause (d) shall not apply to the Convertible Notes, if the Loan Parties place cash in an amount equal to the Convertible Notes Repurchase Amount into a Convertible Notes Escrow on or before January 31, 2020 and the Convertible Notes Repurchase Amount remains in such Convertible Notes Escrow until such Convertible Notes Repurchase Amount is used to repurchase, redeem, retire, satisfy and/or defease all then outstanding Convertible Notes in full (for avoidance of doubt, such repurchases, redemptions, retirements, satisfactions and/or defeasances need not all occur on the same date, so long as sufficient cash to meet the Convertible Notes Repurchase Amount as of any date remains in the Convertible Notes Escrow on such date).

“Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is contributed to by any Borrower, Guarantor or any ERISA Affiliate or with respect to which any Borrower, Guarantor or any ERISA Affiliate may reasonably be expected to incur any liability.

“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however;

(a)               any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale; (ii) the disposition of any Securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(b)               any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event or transaction (including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received and (ii) in the case of any insurance proceeds, proceeds of a condemnation award or other compensation payments), net of (b) the sum of all bona fide direct costs, fees and out-of-pocket expenses (including, without limitation, (A) appraisals, (B) brokerage, legal, advisory, banking, title and recording tax expenses and commissions, (C) income or gains taxes payable by a Loan Party as a result of any gain recognized in connection with any applicable Asset Sale during the tax period in which the sale occurs, (D) payment of the outstanding principal amount of, premium or penalty on, and interest on, any Indebtedness (other than the Indebtedness under the Financing Agreements (as defined in each of this Agreement and the ABL Credit Agreement) that is permitted hereunder, is secured by a lien on the stock or assets in question and is required to be repaid under the terms thereof as a result of any applicable Asset Sale, (E) [reserved] and (F) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of any applicable Asset Sale undertaken by any Loan Party in connection with such Asset Sale (provided that upon release of any such reserve, the amount released shall be considered Net Proceeds)) paid by any Borrower or Guarantor to third parties (other than Affiliates) in connection with such event.

“Net Recovery Percentage” shall mean with respect to Inventory or Equipment, the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the applicable Inventory or Equipment at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of such Inventory or Equipment received by Agent in accordance with Sections 4(o), 7.3, 7.4 or 7.6 (or any deemed Closing Date value specified herein), net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of such Inventory or Equipment subject to such appraisal.

“Net Working Capital” shall mean Borrowers’ (a) current assets other than cash and Cash Equivalents and any deferred tax assets, less (b) current liabilities (excluding the current portion of Indebtedness and deferred tax liabilities), determined on a consolidated basis consistent with GAAP.

“Notice of Default or Failure of Condition” shall have the meaning set forth in Section 12.3(a) hereof.

“Obligations” shall mean the Term Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers and Guarantors to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Financing Agreement, or sold or assigned an interest in any Term Loan or any Financing Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at Borrowers’ request).

“Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all Term Loan Outstandings together with accrued and unpaid interest thereon, (b) the payment in full in cash of the accrued and unpaid fees thereon or otherwise under the Financing Agreements, and (c) the payment in full in cash of all reimbursable expenses and other Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon.

“Parent” shall have the meaning provided in the preamble to this Agreement.

“Participant” shall mean any Person that acquires and holds a participation in the interest of any Lender in the Term Loan in conformity with the provisions of Section 13.7 of this Agreement governing participations.

“Perfection Certificate” shall mean the Perfection Certificate of Borrowers and Guarantor in the form of Exhibit B hereto containing material information with respect to Borrowers and Guarantors, and their respective businesses and assets, provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

“Permitted Acquisitions” shall mean the purchase by a Borrower or Guarantor after the date hereof of all or a substantial portion of all of the assets of any Person or a business or division of such Person (including pursuant to a merger with such Person or the formation of a wholly owned Subsidiary solely for such purpose that is merged with such Person) or of all or a majority of the Capital Stock (such assets or Person being referred to herein as the “Acquired Business”) and in one or a series of transactions that satisfies each of the following conditions as reasonably determined by Agent:

(a)               Agent shall have received not less than five (5) Business Days’ prior written notice of the proposed acquisition and such information with respect thereto as Agent may request, in each case with such information to include (i) the proposed date and amount of the acquisition, (ii) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price), and (iii) with respect to the purchase of an Acquired Business, the aggregate consideration to be paid in respect of which exceeds $1,000,000 (each such acquisition being a “Material Permitted Acquisition”), (A) a summary of the due diligence undertaken by Borrowers in connection with such acquisition (including a quality of earnings report, if one has been commissioned) and (B) a description of the assets or shares to be acquired,

(b)               With respect to a Material Permitted Acquisition, Agent shall have received: (i) the most recent annual and interim financial statements with respect to the Acquired Business, (ii) projections for Parent and its Subsidiaries through the Maturity Date, on a monthly basis for the first year after the acquisition and on an annual basis thereafter, giving pro forma effect to such acquisition, based on assumptions reasonably satisfactory to Agent and demonstrating pro forma compliance with all financial covenants set forth in this Agreement, prepared in good faith an in a manner and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 9.6 hereof and in form and substance reasonably satisfactory to Agent, and (iii) current, updated projections of the amount of the Borrowing Base and Borrowing Base II for the twelve (12) month period after the date of such acquisition, in a form reasonably satisfactory to Agent, representing Borrowers’ reasonable best estimate of the future Borrowing Base and Borrowing Base II for the period set forth therein as of the date not more than ten (10) days prior to the date of such acquisition, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions,

(c)               EBITDA of the Acquired Business for the most recently ended twelve (12) month period for which financial information is available shall be positive,

(d)               Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, which documents, in the case of a Material Permitted Acquisition, shall be reasonably satisfactory to Agent,

(e)               Agent shall have received a certificate of the chief financial officer or chief executive officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of Administrative Borrower) on behalf of Administrative Borrower certifying to Agent and Lenders as to the matters set forth in this definition,

(f)                Accounts, Credit Card Receivables, Inventory, Intellectual Property and Equipment of the Acquired Business shall only be Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Intellectual Property and Eligible Equipment to the extent that (i) such Accounts, Credit Card Receivables, Inventory, Intellectual Property and Equipment are owned by a Borrower, (ii) Agent has conducted and completed a field examination or appraisal with respect thereto and (iii) the criteria for Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Intellectual Property and Eligible Equipment set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in connection with the Acquired Business),

(g)               the Acquired Business, if a Person, shall be an operating company that engages in a Permitted Business,

(h)               [Reserved.],

(i)                 Agent shall have received all items required by Sections 5.2 and 9.23 in connection with the Acquired Business to the extent required under such Sections,

(j)                 in the case of the acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(k)               (i) ABL Excess Availability shall have been not less than the greater of (x) fifteen percent (15%) of the Borrowing Cap and (y) $14,000,000 for the thirty (30) day period ending on the date of consummation of such acquisition, and (ii) the Borrowers shall have projected ABL Excess Availability of not less than the greater of (x) fifteen percent (15%) of the Borrowing Cap and (y) $14,000,000 immediately after giving effect to such acquisition and any payments made in respect of such acquisition and for the succeeding thirty (30) day period thereafter on a pro forma basis using the most recent calculation of the ABL Borrowing Base immediately prior to such acquisition or payment; and

(l)                 no Event of Default shall exist or have occurred as of the date of the acquisition both prior to and after giving effect to such acquisition and any payment(s) made in respect of such acquisition.

“Permitted Business” shall mean any business engaged in by any of the Loan Parties on the date hereof, and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Loan Parties are engaged as of the Closing Date.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Distribution” shall mean any payment made in cash in accordance with Section 9.11.

“Permitted Encumbrances” shall mean, collectively, the encumbrances permitted under Section 9.8(b), Section 9.8(c), Section 9.8(d), Section 9.8(f), Section 9.8(h) and Section 9.8(k); provided that the term “Permitted Encumbrances” shall not include any lien securing Indebtedness, except with respect to Section 9.8(k).

“Permitted Holders” means (a) Vintage (and its controlled investment funds) and (b) Vintage’s controlling persons who are Brian Kahn and Andrew Laurence (together with their controlled family trusts and personal investment vehicles).

“Permitted Subordinated Indebtedness” means Indebtedness of Borrowers; provided, that (a) such Indebtedness does not mature or require any scheduled payments of principal prior to one hundred eighty (180) days after the Maturity Date in effect on the date of issuance, (b) such Indebtedness bears no greater than a market interest rate as of the time of its issuance or incurrence (as determined in good faith by Borrowers), (c) no indenture or other agreement governing such Indebtedness contains (i) maintenance financial covenants or (ii) covenants or events of default that are more restrictive on Borrowers or any of its subsidiaries than those contained in this Agreement, (d) after giving effect to the issuance or incurrence of such Indebtedness on a pro forma basis, Borrowers shall be in compliance with all covenants set forth in this Agreement, (e) the payment of such Indebtedness and, to the extent such Indebtedness is secured, the liens securing such Indebtedness are subordinated to the payment of and the liens securing the Obligations to the written satisfaction of Agent (as determined in its sole discretion) and (f) there is no scheduled amortization with respect to such Indebtedness.

“Permitted Tax Distributions” means, for any taxable period or portion thereof in which Parent is a pass through entity (including a disregarded entity or partnership) for U.S. federal income tax purposes, distributions to the direct or indirect holders of the equity interests of Parent on or prior to each estimated payment date as well as each other applicable due date to enable such holders to timely make payments of U.S. federal, state and local income taxes for such taxable period arising solely as a result of the operations of Parent and its Subsidiaries not to exceed the product of (a) the taxable income (which shall mean the taxable income required to be reported to Parent’s direct or indirect holders for U.S. federal income tax purposes) attributable to Parent and its Subsidiaries for such period, calculated (i) with taking into account loss carryforwards of such holders available from losses of such holders attributable to Parent and its Subsidiaries for prior taxable periods, and (ii) without taking into account any basis step-up after the date hereof (including under Sections 1012, 732, 734(b), 743(b) or 754 of the Code or similar provisions of state and local law), and (b) 28%.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Plan” shall mean an employee pension benefit plan (as defined in Section 3(2) of ERISA) which Borrower or any Guarantor or, solely with respect to an employee benefit plan subject to Title IV of ERISA, an ERISA Affiliate sponsors or to which it contributes, or a Multiemployer Plan.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Closing Date, executed by the Loan Parties in favor of Agent, as the same may be amended, restated or otherwise modified from time to time.

“Post-Closing Equity Contribution” shall have the meaning set forth in Section 9.28 hereof.

“Post-Closing Equity Contribution Deadline” shall have the meaning set forth in Section 9.28 hereof.

“Post-Closing Appraisals” shall have the meaning set forth in Section 7.6 hereof.

“Prepayment Event” shall have the meaning set forth in Section 2.2(b) hereof.

“Prime Rate” shall mean, for any day, a fluctuating rate per annum equal to the greatest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the greatest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Agent), (b) the sum of the Federal Funds Rate on such day plus 0.50%, and (c) 2.00%. Any change in the Prime Rate due to a change in any of the rates referred to in the foregoing clauses (a) through (c) shall be effective from and including the effective date of such change. The Prime Rate is a reference rate and not necessarily the lowest interest rate at which any Lender (other than any Affiliated Lender) may make loans or other extensions of credit to other customers.

“pro forma basis” means, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable measurement period with respect to such covenant or condition: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in the Parent or any of its Subsidiaries or any division or product line of the Parent or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Parent or any of its Subsidiaries in connection with such Specified Transaction, and assuming all Indebtedness so incurred or assumed to be outstanding shall be deemed to have borne interest (i) in the case of fixed rate Indebtedness, at the rate applicable thereto or (ii) in the case of floating rate Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding.

“Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Term Loan Outstandings and the denominator of which is the aggregate amount of the then existing Term Loan Outstandings of all Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that at any time prior to the making of the Term Loan, the Pro Rata Share of any Lender shall be the fraction (expressed as a percentage) the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate amount of the then existing Term Loan Commitments of all Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof.

“Promotional Agreements” shall mean all manufacturer ingredient promotional agreements between any Borrower or Guarantor and any product supplier or a contract manufacturer pursuant to which, among other things, such Borrower or Guarantor agrees to promote certain ingredients contained in the products manufactured by such supplier and/or contract manufacturer or the packaging for such products contains certain Intellectual Property of such supplier or contract manufacturer, and such Borrower or Guarantor is granted an express or implicit non-exclusive, royalty-free license to use certain Intellectual Property of such supplier or contract manufacturer, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Push Down Reserve” shall mean the amount, if any, by which the Term Loan Outstandings exceeds the Borrowing Base or Borrowing Base II, as applicable, (including on account of any Reserves imposed or to be imposed by Agent), as calculated by the Agent based upon the most recent Borrowing Base Certificate delivered to the Agent by the Borrower.

“Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other Accounts, contract rights, Chattel Paper, Documents, Instruments, notes, General Intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other General Intangibles), franchising, rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third Person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or General Intangibles of any Borrower or Guarantor (including choices in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

“Recipient” means, as applicable, (a) the Agent and (b) any Lender (other than the Affiliated Lender), or any combination thereof (as the context requires).

“Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other Person).

“Register” shall have the meaning set forth in Section 13.7 hereof.

“Related Parties” means, with respect to any specified Person, such ~~Person's~~Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such ~~Person's~~Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Amortization Amount” shall have the meaning set forth in Section 2.2(a)(i) hereof.

“Required Conditions” shall mean, with respect to any Specified Transaction, either (a) ABL Excess Availability exceeds fifteen percent (15%) of the Borrowing Cap and the Fixed Charge Coverage Ratio is equal to or greater than 1.10 to 1.00, calculated as of the date of such Specified Transaction both prior to and after giving effect to such Specified Transaction, on a pro forma basis using the most recent calculation of the Borrowing Base (or, Borrowing Base II, if applicable) immediately prior to such Specified Transaction; provided that the pro forma Fixed Charge Coverage Ratio shall be calculated as of the last fiscal month prior to the date of such Specified Transaction for which financial statements for the fiscal month or fiscal year then ended have been (or have been required to be) delivered pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), as applicable or (b) ABL Excess Availability exceeds the greater of (x) twenty percent (20%) of the Borrowing Cap and (y) $20,000,000 calculated as of the date of such Specified Transaction both prior to and after giving effect to such Specified Transaction, on a pro forma basis using the most recent calculation of the Borrowing Base (or, Borrowing Base II, if applicable) immediately prior to such Specified Transaction.

“Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty percent (50%) or more of the Term Loan Outstandings of all Lenders, provided, that to the same extent set forth in Section 13.7(b)(v), the Term Loan Outstandings of Affiliated Lenders shall be excluded for all purposes in the determination of Required Lenders.

“Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time, establish and revise reasonably and in good faith reducing the amount of Borrowing Base or Borrowing Base II, as applicable, provided for herein:

(a)               to reflect events, conditions, contingencies or risks which, as determined by Agent reasonably and in good faith, materially and adversely affect, either (i) the Collateral, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets or business of any Borrower or Guarantor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof); or

(b)               to reflect Agent’s reasonable and good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or

(c)               [reserved]; or

(d)               in respect of any state of facts which Agent believes reasonably and in good faith determines constitutes a Default or an Event of Default (which reasonable and good faith belief shall be relevant for purposes of this definition regardless of whether the Agent has explicitly asserted any other rights to which it may be entitled).

Without limiting the generality of the foregoing, Reserves may, at Agent’s option, be established to reflect any of the following:

(i)                 Inventory shrinkage,

(ii)              reserves in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof),

(iii)            past due amounts in respect of sales, use and/or withholding taxes,

(iv)             any amounts which are past due in respect of rental payments, service charges or other amounts which are past due to (i) lessors of real property other than retail store locations (“Non-Retail Store Locations”) or (ii) consignees, warehousemen or bailees of Inventory or personal property (“Warehouse Locations”), to the extent Inventory or Records are located in or on such property (but not in respect of Non-Retail Store Locations or Warehouse Locations (A) where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent or (B) which do not (1) contain Records relating to Receivables or Inventory or (2) in which either no Inventory or Inventory having a Value of less than $250,000 is located, provided, that, notwithstanding, the foregoing Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and operator of such Non-Retail Store Location and Warehouse Location as Agent shall reasonably determine in the event that any of the following shall have occurred: (A) an Event of Default shall have occurred and be continuing, (B) any Borrower, Guarantor or Agent shall have received notice of any event of default under (i) the lease with respect to such Non-Retail Store Location or (ii) the bailee or warehouse agreement with respect to such Warehouse Location or (C) any Borrower or Guarantor has granted to the lessor, consignee, warehousemen or bailee a consensual security interest or lien upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent)),

(v)               any rental payments, service charges or other amounts owing to lessors of retail store locations,

(A)             which are past due and owing to lessors of retail store locations in states other than Landlord Lien States (but not in respect of retail store locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent), provided, that, Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and lessor of such a retail store location as Agent shall reasonably determine in the event that any of the following shall have occurred: (1) an Event of Default shall have occurred and be continuing, (2) any Borrower, Guarantor or Agent shall have received notice of any event of default under the lease with respect to such location, or (3) any Borrower or Guarantor has granted to the lessor a security interest or lien upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent), and

(B)              which are due or to become due to lessors of retail store locations located in Landlord Lien States (but not in respect of retail store locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent), provided, that, the Reserves established pursuant to this clause (v)(B) as to any particular retail store location shall not exceed at any time the aggregate of such amounts payable for the next two (2) months to the lessors of such retail store locations, provided, that, such limitation on the amount of the Reserves which may be established by Agent pursuant to this clause (v)(B) with respect to any such location shall only apply so long as: (1) no Event of Default shall have occurred and be continuing, (2) neither a Borrower, Guarantor nor Agent shall have received notice of any event of default under the lease with respect to such location or (3) no Borrower or Guarantor has granted to such lessor a consensual lien or security interest upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent),

(vi)             any rental payments, service charges or other amounts which are past due to lessors of personal property,

(vii)          up to fifty (50%) percent of the aggregate amount of (A) merchandise gift certificates, and (B) the dollar value of Frequent Buyer Program points as accrued by Borrowers in accordance with GAAP,

(viii)        an adverse change in the number of days of the turnover of Inventory or a material change in the mix of the Inventory that results in an overall decrease in the value thereof or a material deterioration in its nature or quality that results in an overall decrease in the value thereof (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent),

(ix)             variances between the perpetual inventory records of Borrowers and the results of test counts of Inventory conducted by Agent or at the request of Agent pursuant to the terms of this Agreement, with respect thereto in excess of the percentage reasonably acceptable to Agent but only to the extent that such variances are not accounted for as Inventory shrinkage,

(x)               Inventory that may become obsolete, based on prior twelve (12) months expired product expenses or Inventory currently in retail store locations that was subject to previous store “giveaways” within the prior twelve (12) months, and

(xi)             the aggregate amount of deposits, if any, received by any Borrower from its retail customers in respect of unfilled orders for merchandise.

Agent will not establish new Reserves after the Closing Date on account of any circumstances, conditions, events or contingencies of which Agent has actual knowledge as of the Closing Date. To the extent Agent may establish new criteria or revise existing criteria (including percentages applied to determine the amount of) for Eligible Credit Card Receivables, Eligible Accounts, Eligible Equipment, Eligible Intellectual Property or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner reasonably satisfactory to Agent, Agent shall not establish or increase a Reserve for the same purpose. The amount of any Reserve established or increased by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as reasonably determined by Agent in good faith. Agent shall provide prior written notice to Administrative Borrower of any material change in the categories of Reserves established after the date hereof or in the manner such Reserves are calculated or any other change to any item for the calculation thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) any other relevant sanctions authority.

“Secured Parties” shall mean, collectively, (a) Agent and (b) Lenders; such parties are sometimes referred to herein individually as a “Secured Party”.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Closing Date, and (b) the assets and properties of such Person at a fair valuation on a going concern basis (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

“Specified Closing Plan” ~~means~~shall mean the model delivered to the Agent prior to the Closing Date with the file name “Project Valor Model v2019-11-25 vF (70mm JPM & 70mm GACP - L + 900 BPS)” and titled “Project Valor Financial Model.”

“Specified Closing Amended Plan” shall mean the model delivered to the Agent on or prior to the First Amendment Effective Date with the file name “050120 VSI Forecast vs. Specified Closing Plan” and titled “Vitamin Shoppe, LLC. 2020 Forecast”.

“Specified Transaction” ~~means~~shall mean any (a) disposition of all or substantially all the assets of or all the Capital Stock of any Subsidiary of the Parent or of any business unit, line of business or division of the Parent or any of its Subsidiaries for which historical financial statements are available, (b) Permitted Acquisitions, (c) Investment that results in a Person becoming a Borrower or Subsidiary, (d) the proposed incurrence of Permitted Subordinated Indebtedness or (e) the making of an Investment, dividend or distribution or repurchase of Capital Stock in respect of which compliance with the Required Conditions or any other financial ratio is by the terms of this Agreement is required to be calculated on a pro forma basis.

“Store Accounts” shall have the meaning set forth in Section 6.3; provided that the Store Accounts maintained by the Borrowers as of the Closing Date are identified as “Store Accounts” on Schedule 8.10 hereto, and any replacement or additional accounts of the Borrowers.

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Administrative Borrower.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the definition of “Guarantors”.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Tax Refund” shall mean all Tax refunds expected to be received in the fiscal year of 2020 by any Borrower or any Guarantor from any Governmental Authority, including but not limited to refunds under provisions of the Cares Act. As of the First Amendment Effective Date, the Loan Parties expect to receive Tax refunds in the approximate amount of $30,000,000.

“Tax Refund Additional Payment Amount” shall have the meaning set forth in Section 2.2(a) hereof.

“Tax Refund Prepayment Cap” shall mean (i) $12,500,000, to the extent that the Tax Refund prepayment is made prior to September 26, 2020 in accordance with Section 2.3(a) or (ii) $12,500,000 minus any Tax Refund Additional Payment Amount paid pursuant to Section 2.2(a), in the event that the Tax Refund prepayment is made on or after September 26, 2020 in accordance with Section 2.3(a).

“Tax Refund Prepayment Date” shall have the meaning set forth in Section 2.3(a) hereof.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” shall have the meaning set forth in Section 2.1(a) hereof.

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make the Term Loan, expressed as an amount representing the maximum possible aggregate amount of such Lender’s portion of the Term Loan hereunder, as such commitment may be increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 13.7. Each Lender’s Term Loan Commitment as of the Closing Date is the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Term Loan Commitment”.

“Term Loan Note” means a promissory note in the form of Exhibit I.

“Term Loan Outstandings” means, at any time of calculation, (a) the sum of the then existing aggregate outstanding principal amount of the Term Loan, and (b) when used with reference to any single Lender, the sum of the then existing outstanding principal amount of the Term Loan advanced by such Lender.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Agent pursuant to applicable Financing Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Ultimate Parent” shall mean Franchise Group, Inc., a Delaware corporation (formerly known as Liberty Tax, Inc.).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 6.5(f)(ii)(B)(3).

“Value” shall mean, as reasonably determined by Agent in good faith, with respect to Inventory or Equipment, the lower of (a) cost determined on the weighted average cost basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base or, Borrowing Base II, as applicable), (i) the Value of the Inventory or Equipment shall not include: (A) the portion of the value of Inventory or Equipment equal to the profit earned by any Affiliate on the sale thereof to any Borrower unless the sale by such Affiliate is a bona fide arm’s length transaction consistent with the most recent appraisal received and accepted by Agent for the Inventory or Equipment (as applicable) and consistent with the prices previously paid by such Borrower in comparable dealings with non-Affiliates, or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

“Vintage” shall mean Vintage Capital Management LLC, a Delaware limited liability company.

“Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

“Zero Balance Accounts” shall mean Deposit Accounts in which a balance of zero is maintained by the depository institution at all times by automatically transferring funds from a master Deposit Account to such Zero Balance Account in an amount only large enough to cover checks presented and other debits to such account, such that any such Zero Balance Account maintains an overnight balance of zero dollars at all times.

SECTION 2.    CREDIT FACILITIES

2.1              Term Loan.

(a)               Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make a term loan to the Borrowers (such loans, collectively, the “Term Loan”) on the Closing Date in an aggregate principal amount equal to the lesser of (x) such Lender’s Term Loan Commitment and (y) such Lender’s Pro Rata Share of the Borrowing Base as of such date (based upon the Borrowing Base Certificate delivered by the Administrative Borrower to Agent on the Closing Date). The execution and delivery of this Agreement by Borrowers and the satisfaction of, or waiver of, the conditions precedent set forth in Section 4 shall be deemed to constitute Borrowers’ request to borrow the Term Loan on the Closing Date. Upon such Lender’s making of its portion of the Term Loan, the Term Loan Commitment of such Lender shall be terminated automatically in full. Any portion of the Term Loan repaid or prepaid may not be reborrowed.

(b)               To the extent that any facts or circumstances (i) have led to Agent establishing a Reserve pursuant to one provision of this Agreement, Agent shall not establish any Reserves based on the same such facts or circumstances pursuant to any other provision of this Agreement, and (ii) were taken into account in calculating any component of the Borrowing Base or Borrowing Base II, as applicable, Agent shall not establish any Reserves based on the same such facts or circumstances.

(c)               Subject to the payment of any applicable Early Termination Fee, on the date of delivery of any Borrowing Base Certificate, if the Term Loan Outstandings at any time exceed the Borrowing Cap, then the Agent shall instruct the ABL Agent (with notice to the Borrower) in writing to immediately implement the Push Down Reserve (as defined in this Agreement) under the ABL Credit Agreement; provided that if the ABL Agent refuses to implement the Push Down Reserve in full under the ABL Credit Agreement (including, without limitation, due to ABL Excess Availability being insufficient) within three (3) Business Days after receipt of such instruction, Borrowers shall immediately repay to Agent the entire amount (less the amount of any Push Down Reserve implemented) of any such excess of the Term Loan Outstandings over the Borrowing Cap plus any accrued, unpaid interest and fees payable thereon.

(d)               If at any point after March 28, 2020 ~~the~~, a Borrowing Base II Period ~~is no longer applicable~~has been triggered then, upon the next Borrowing Base II End Date, at Agent’s election, the Agent may implement either (~~a~~i) a Push Down Reserve pursuant to Section 2.1(~~d~~c) ~~of an~~in the amount by which the Term Loan Outstandings exceed Borrowing Base II or (~~b~~ii) apply Section 2.2(a)(i)(B) requiring the payments required therein. ~~For purposes herein, “Borrowing Base II Period” shall mean the period beginning on the first day of any fiscal quarter after which the Term Loan Outstandings equal or are less than the lesser of (x) $25,000,000 and (y) the then amount of Borrowing Base II for the prior quarter ended until the Term Loan Outstandings exceed the lesser of (x) $25,000,000 and (y) the then amount of Borrowing Base II.~~

2.2              Mandatory Repayments and Prepayments of the Term Loan.

(a)

~~(i) Beginning with the fiscal quarter ending March 28, 2020 and for each fiscal quarter thereafter until the first Borrowing Base II Period or if Section 2.1(d) is elected, the Borrowers shall make on the last Business Day of each fiscal quarter a payment of principal on the Term Loan in an amount equal to $4,250,000 (“Required Amortization Amount”).~~

(i)                 The Borrowers shall make the following payments of principal on the Term Loans: (A) on the last Business Day of the fiscal quarters ending on March 28, 2020 and June 27, 2020, respectively, a payment in an amount equal to $4,250,000; (B) on the last Business Day of each fiscal quarter thereafter until the first Borrowing Base II End Date or if Section 2.1(d)(ii) is elected by the Agent, a payment in an amount equal to $4,250,000; and (C) in the event that the Tax Refund Prepayment Date has not occurred prior to September 26, 2020, on the last Business Day of each fiscal quarter beginning with the fiscal quarter ending on September 26, 2020 and continuing until the occurrence of the Tax Refund Prepayment Date, an additional payment in an amount equal to $3,125,000 (any such additional payments referred to in this clause (C), the “Tax Refund Additional Payment Amount”), which Tax Refund Additional Payment Amount shall only be distributed to non-Affiliated Lenders; provided, for avoidance of doubt, that no payment shall be required pursuant to the preceding clauses (a)(i)(A) or (a)(i)(B) for any fiscal quarter ending after the first Borrowing Base II End Date or if Section 2.1(d)(i) is elected by the Agent (the payment required for any particular fiscal quarter pursuant to this clause (a)(i), including any Tax Refund Additional Payment Amount required for such fiscal quarter, is referred to herein as the “Required Amortization Amount”).

(ii)              Beginning with the fiscal quarter ending March 28, 2020 and for each fiscal quarter thereafter until the commencement of the first Borrowing Base II Period or if Section 2.1(d)(ii) is elected, the Borrowers shall ~~make~~, within five (5) Business Days after financial statements for the last fiscal month in such fiscal quarter were required to have been delivered pursuant to Section 9.6(a)(i), make a payment of principal on the Term Loan in an amount, equal to the sum, if positive, of (A) sixty percent (60%) of Excess Cash Flow for such fiscal quarter minus (B) the aggregate amount of all voluntary principal prepayments of the Term Loan during such fiscal quarter, to the extent actually made~~, of the Term Loan~~ (together with any Early Termination Fee thereon) ~~during such fiscal quarter~~ (the sum of (A) ~~and~~minus (B), the “ECF Amount”); provided that the ~~amount of the~~ ECF Amount ~~in~~to be paid on account of any quarter shall not cause the aggregate ECF Amount paid during any fiscal year to exceed $~~12,500,00~~12,500,000 (which cap, for the avoidance of doubt, shall be in addition to the applicable Required Amortization Amount).

(b)               If at any time or from time to time:

(i)                 any Borrower or Guarantor shall undertake an Asset Sale which results in Net Proceeds in excess of $250,000 in the aggregate in any fiscal year;

(ii)              any Borrower or Guarantor shall issue or incur Indebtedness (other than any Indebtedness permitted by Section 9.9);

(iii)            any Borrower or Guarantor shall issue any Capital Stock (other than any issuances of Capital Stock permitted by Section 9.7); or

(iv)             any Borrower or Guarantor shall suffer Events of Loss in excess of $250,000 in the aggregate in any fiscal year;

(the events described in clauses (i) through (iv) of this clause (b) being collectively referred to herein as “Prepayment Events”),

then, subject to the Intercreditor Agreement, (A) the Administrative Borrower shall promptly notify the Agent in writing of such Prepayment Event (including the amount of the estimated Net Proceeds to be received by a Borrower or a Guarantor ~~thereof~~in respect of such Prepayment Event) and (B) within five (5) Business Days (or immediately in the case of any issuance or incurrence of Indebtedness or the issuance of Capital Stock, as the case may be) after receipt by any Borrower or Guarantor of any Net Proceeds of such Prepayment Event, the Administrative Borrower shall deliver, or cause to be delivered, an amount equal to such Net Proceeds to the Agent for distribution to the Lenders (other than Affiliated Lenders) as a prepayment of the Term Loan, which prepayment, subject to the Intercreditor Agreement, shall be applied in accordance with Section 6.4; provided, however, that the Loan Parties shall be permitted to apply such Net Proceeds (or any portion thereof) from Events of Loss to replace, repair, restore or rebuild the assets subject to an Event of Loss or to purchase or construct other assets useful in the business of the Loan Parties, provided that (i) no Event of Default has occurred and is continuing and (ii)  any such Net Proceeds arising from such Event of Loss not (x) used to so replace, repair, restore or rebuild the assets subject to such Event of Loss, or to purchase or construct other assets useful in the business of the Loan Parties following such Event of Loss, within 180 days after the receipt of such Net Proceeds, or (y) committed to be used to so replace, repair, restore or rebuild the assets subject to such Event of Loss, or to purchase or construct other assets useful in the business of the Loan Parties following such Event of Loss, within 180 days after the receipt of such Net Proceeds, and subsequently used as so committed within 180 days after the end of such initial 180-day period, in each case (as to clauses (x) and (y)), shall be applied to the prepayment of the Term Loan in accordance with Section 6.4. All prepayments of the principal amount of the Term Loan from events described in this Section 2.2(b) shall be accompanied by interest on the amount prepaid and any related Early Termination Fee.

2.3              ~~[Reserved]~~Tax Refund Prepayment

(a)               Within five (5) Business Days after receipt by any Loan Party of any Tax Refund, the Administrative Borrower shall pay, or cause to be paid, such Tax Refund in an amount for all payments made pursuant to this Section 2.3(a) up to Tax Refund Prepayment Cap (the date of such payment, the “Tax Refund Prepayment Date”) to the Agent for distribution to the Lenders (other than Affiliated Lenders) as a prepayment of the Term Loan, which prepayment (i) shall be applied in accordance with Section 6.4, and (ii) shall be accompanied by interest on the amount so prepaid and, in lieu of any Early Termination Fee otherwise payable hereunder or under the Fee Letter, a fee equal to two percent (2.0%) of the amount of the Term Loan so prepaid for distribution to the Lenders (other than Affiliated Lenders).

(b)               In the event that the Tax Refund Prepayment Date does not occur on or prior to July 31, 2020, then the Borrowers shall pay to the Agent, for the ratable benefit of each Lender (other than an Affiliated Lender) in accordance with its respective Pro Rata Share, a fee equal to one-half of one percent (0.5%) of the aggregate Term Loan Outstandings of the Lenders (other than the Affiliated Lender), which shall be fully earned, non-refundable and due and payable on August 3, 2020. For the avoidance of doubt, the payment of the fee contemplated by this Section 2.3(b) shall not limit the obligations of the Borrowers under Section 2.3(a) to the extent a Tax Refund is received after July 31, 2020.

2.4              [Reserved]

2.5              [Reserved]

2.6              [Reserved]

2.7              Joint and Several Liability. Borrowers shall be liable for all Obligations due to Agent and Secured Parties under this Agreement, regardless of which Borrower actually receives the Term Loan or other extensions of credit hereunder or the amount of the Term Loan received or the manner in which Agent accounts for the Term Loan or other extensions of credit on its books and records. The Obligations with respect to the Term Loan or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to the Term Loan or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Term Loan or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers and Guarantors, (d) the election of Agent in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (e) the disallowance of all or any portion of the claim(s) of Agent for the repayment of the Obligations of the other Borrowers and Guarantors under Section 502 of the Bankruptcy Code, or (f) any other circumstances which might constitute a legal or equitable discharge or defense of any obligor, other than the payment of the Obligations and the willful misconduct, bad faith or gross negligence of Agent or Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to the Term Loan or other extensions of credit made to the other Borrowers hereunder, each Borrower and Guarantor waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent now has or may hereafter have against Borrowers and Guarantors, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent. Upon any Event of Default and for so long as the same is continuing, subject to Section 10 and the Intercreditor Agreement, Agent may proceed directly and at once, without notice, against any Borrower or Guarantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower and Guarantor consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or Guarantors against or in payment of any or all of the Obligations.

2.8              Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)               the Pro Rata Share of the then outstanding Obligations of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or all affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.4), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately than other affected Lenders shall require the consent of such Defaulting Lender; and

(b)               [Reserved]

(c)               [Reserved]

(d)               [Reserved]

(e)               Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. The operation of this Section shall not be construed to increase or otherwise affect the Term Loan Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of their duties and obligations hereunder.

2.9              Optional Prepayment of Term Loan.

(a)               Borrowers shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and such prepayment shall be accompanied by interest on the amount so prepaid and any related Early Termination Fee. Any amounts prepaid pursuant to this Section 2.9 in respect of the principal amount of the Term Loan shall be applied to the principal repayment installments thereof in reverse order of maturity.

(b)               Administrative Borrower shall notify Agent by telephone (confirmed by facsimile or email) or in writing of any prepayment hereunder not later than 11:00 a.m., New York time, three Business Days before the date of prepayment (or such later date agreed to by the Agent in its sole discretion). Each such notice shall be irrevocable, unless such notice is expressly conditioned on the occurrence of another transaction, and such notice shall specify the prepayment date and the principal amount of the Term Loan to be prepaid. Promptly following receipt of any such notice, Agent shall advise the Lenders of the contents thereof. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 2.9, the Borrowers shall pay any related Early Termination Fee .

SECTION 3.    INTEREST AND FEES

3.1              Interest.

(a)               Borrowers shall pay to Agent, for the benefit of Lenders, interest on the Term Loan Outstandings at the applicable Interest Rate. All interest accruing hereunder on and after the date of any Event of Default (for as long as such Event of Default is continuing) or termination hereof shall be payable on demand.

(b)               [Reserved].

(c)               [Reserved].

(d)               Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first Business Day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year (or a 365 or 366 day year, as applicable, for interest calculated based on the Alternate Base Rate, other than clause (c) of the definition of Alternate Base Rate) and actual days elapsed. The Interest Rate on non-contingent Obligations (other than the Term Loan) shall increase or decrease by an amount equal to each increase or decrease in the Alternate Base Rate effective on the date of any change in such Alternate Base Rate. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2              Fees.

(a)               [Reserved].

(b)               [Reserved.]

(c)               Borrowers shall pay to Agent the fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of any applicable fee due to the Lenders (other than Affiliated Lenders) is received by Agent from Borrowers, Agent shall pay to each Lender (other than an Affiliated Lender) its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3              Changes in Laws and Increased Costs of the Term Loan.

(a)               If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Term Loan or its Term Loan Commitment (other than any increased cost resulting from (A) Taxes (as to which Section 6.5 and the limitations thereto shall govern) or (B) changes in the basis of taxation of overall net income by the jurisdiction under the laws of which the Agent or such Lender is organized or in which the Agent’s or such Lender’s lending office is located or any political subdivision thereof), then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost and the calculation thereof, including reasonable supporting information, shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be prima facie evidence, absent manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a change in law after the date hereof regardless of the date enacted, adopted, issued or implemented.

(b)               [Reserved].

(c)               [Reserved].

(d)               Prior to requesting indemnification from the Borrowers for any material increased costs described in Sections 3.3(a) hereto (“Increased Costs”),

(i)                 any Lender (in each case, other than an Affiliated Lender) affected by any Increased Costs (an “Affected Lender”) shall make commercially reasonable efforts to designate a different lending office, if such designation would prevent the accruing of Increased Costs or decrease the amount thereof by a material amount, and would not, in the commercially reasonable judgment of Affected Lender, be otherwise disadvantageous to Affected Lender, and

(ii)              if such designating of a different lending office would, in the reasonable judgment of Affected Lender, be disadvantageous to Affected Lender, then such Lender shall either:

(A)             assign all of its rights and obligations under this Agreement to an Eligible Transferee, if such assignment would eliminate or materially reduce the amount of the Increased Costs, and would not, in the reasonable judgment of Affected Lender, be disadvantageous to Affected Lender; or

(B)              offer the Borrower to repay within fifteen (15) Business Days after written notice provided to the Borrower (with a copy to Agent) to that effect, all of Affected Lender’s interest in the Term Loan. Any repayment by the Borrower pursuant to this Section 3.3(d)(ii)(B) shall be made directly to the Affected Lender without giving effect to Section 6.4, Section 6.10 or any other provision in this Agreement to the contrary.

(e)               [Reserved].

3.4              Effect of Benchmark Transition Event.

(a)               Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrowers may amend this Agreement to replace London Interbank Offered Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of London Interbank Offered Rate with a Benchmark Replacement pursuant to this Section 3.4 will occur prior to the applicable Benchmark Transition Start Date.

(b)               Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)               Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Administrative Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.4.

(d)               Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, interest on the Term Loan shall accrue and be payable at the Alternate Base Rate; provided that during any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Adjusted Eurodollar Rate will not be used in any determination of the Alternate Base Rate.

(e)               Benchmark Replacement Floor. Notwithstanding anything else herein, any definition of Benchmark Replacement shall provide that in no event shall such Benchmark Replacement be less than two percent (2.00%) for purposes of this Agreement.

SECTION 4.    CONDITIONS PRECEDENT

The obligation of Lenders to make the Term Loan is subject to the satisfaction, or waiver (in accordance with Section 11.4), immediately prior to or concurrently with the making of such Term Loan, of each of the following conditions precedent:

(a)               all requisite company action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite company action and proceedings which Agent may have reasonably requested in connection therewith, such documents where reasonably requested by Agent or its counsel to be certified by appropriate company officers (or if no appropriate officers have been elected or appointed, by the sole member or managers of the applicable Borrower or Guarantor) or Governmental Authority (and including a copy of the certificate of formation (or equivalent) of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete legal name of such Borrower or Guarantor as is set forth herein);

(b)               no material adverse change shall have occurred in the assets or business of Borrower since the date of Agent’s latest field examination and no change or event shall have occurred which would materially impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(c)               Agent shall have received satisfactory projections for the fiscal years ending 2020 through 2024;

(d)               all fees, costs and expenses payable by Borrower, as of the effectiveness of this Agreement, under the terms of this Agreement, the Fee Letter and the other Financing Agreements shall have been paid in full;

(e)               Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements, and such other matters as Agent may reasonably request;

(f)                this Agreement and the other Financing Agreements to be entered into on or prior to the Closing Date and all instruments and documents hereunder and thereunder shall have been duly executed by the applicable parties thereto and delivered to Agent, in form and substance reasonably satisfactory to Agent;

(g)               all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);

(h)               no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or before any Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Term Loan, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has a reasonable likelihood of having a Material Adverse Effect;

(i)                 substantially contemporaneously with the making of the Term Loan hereunder, the Acquisition shall have been consummated in accordance with the Acquisition Agreement so that, immediately after giving effect thereto, the Loan Parties are indirect Subsidiaries of Ultimate Parent;

(j)                 no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of the Term Loan and immediately after giving effect thereto;

(k)               the ABL Credit Agreement in form and substance satisfactory to the Agent shall have been executed with “Revolving Commitments” thereunder of at least $100,000,000;

(l)                 the Intercreditor Agreement shall have been executed by each party thereto;

(m)             Agent shall have received a duly completed written calculation in form and substance reasonably acceptable to the Agent, dated as of Closing Date, certified by an Authorized Officer of the Administrative Borrower, which shall evidence that after giving effect to the making of the Term Loan and the other transactions contemplated to be effective on the Closing Date, on a pro forma basis, Liquidity shall not be less than $20,000,000;

(n)               Agent shall have received evidence satisfactory to it that Ultimate Parent and/or the Permitted Holders shall have contributed (or caused to be contributed), directly or indirectly, cash equity contributions to Parent and its subsidiaries (in the form of (i) common equity or (ii) pay-in-kind preferred equity reasonably satisfactory to Agent) in an aggregate amount of not less than $30,000,000 (the “Closing Date Equity Contribution”), the proceeds of which may be used to pay the aggregate purchase price for the Acquisition (notwithstanding anything to the contrary in this Agreement) or for other general corporate purposes;

(o)               (A) appraisals by a third party appraiser acceptable to the Agent of all Inventory, Accounts and Credit Card Receivables of the Borrowers, the results of which are satisfactory to the Agent and (B) a written report regarding the results of a commercial finance examination of the Borrowers and Guarantors, which shall be reasonably satisfactory to the Agent;

(p)               results of such diligence as the Agent and each of the Lenders may reasonably require, including compliance with “know your customer” and anti-money laundering rules and regulations, in each case to the extent requested no later than three (3) days prior to the Closing Date;

(q)               all governmental and third party approvals, if any, necessary in connection with the Acquisition, this Agreement and the transactions contemplated hereby (including equity interest holder approvals, if any) shall have been obtained on terms reasonably satisfactory to Agent and shall be in full force and effect;

(r)                [reserved];

(s)                Agent shall have received a duly executed certificate from an Authorized Officer of the Administrative Borrower certifying that (i) the conditions precedent set forth in clauses (j), (w), (x) and (y) of this Section 4 have been satisfied as of the Closing Date, and (ii) attached to such certificate is a true, correct and complete copy of the Acquisition Agreement (which shall not have been amended, changed, modified, supplemented or had its terms waived in a manner other than as set forth in clause (w) of this Section 4) and all amendments thereto;

(t)                 Agent shall have received a duly executed certificate from an Authorized Officer of the Administrative Borrower certifying that the Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to this Agreement, the Acquisition, the incurrence of the ABL Obligations, the payment of all fees and expenses to be paid by the Loan Parties in connection with any of the foregoing, and the other transactions to be consummated in connection with the foregoing;

(u)               Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized, and in each other jurisdiction reasonably requested by the Agent no later than five (5) Business Days prior to the Closing Date, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 9.8, or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Agent;

(v)               Agent or ABL Agent shall have received (i) if applicable, the certificates representing the Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power (or other appropriate instruments of transfer) for each such certificate executed in blank by an Authorized Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Agent pursuant to this Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

(w)             the Acquisition shall have been, or shall substantially concurrently with the effectiveness of this Agreement be, consummated in accordance with the terms of the Acquisition Agreement as in effect on August 7, 2019 without giving effect to any amendment (other than the First Acquisition Agreement Amendment), change, modification, supplement or waiver of any provision thereof, in each case, in any manner that is materially adverse to the interests of the Lenders and Agent without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of the Lenders and Agent (it being understood that (i) any increase in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders and Agent so long as such increase in consideration (A) is pursuant to any purchase price or similar adjustment provisions set forth in the Acquisition Agreement as modified by the First Acquisition Agreement Amendment and as in effect on the date of such First Acquisition Agreement Amendment, or (B) is not funded with additional Indebtedness, (ii) the following decreases in the consideration for the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders and Agent: (A) decreases pursuant to any purchase price or similar adjustment provisions set forth in the Acquisition Agreement as modified by the First Acquisition Agreement Amendment and as in effect on the date of such First Acquisition Agreement Amendment and (B) decreases to the extent they are applied to reduce the amount of Indebtedness issued under this Agreement and the equity contribution described in clause (n) of this Section 4 on a pro rata basis, (iii) any change in third party beneficiary rights applicable to the Lenders or Agent or in the governing law without the prior written consent of the Lenders and Agent shall be deemed to be materially adverse to the interests of the Lenders and Agent, and (iv) any modification to the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement as amended by the First Acquisition Agreement Amendment and as in effect on the date of such First Acquisition Agreement Amendment) without the prior written consent of the Agent shall be deemed to be materially adverse to the interests of the Lenders and Agent);

(x)               No “Company Material Adverse Effect” (as defined in the Acquisition Agreement as amended by the First Acquisition Agreement Amendment and as in effect on the date of such First Acquisition Agreement Amendment) shall have occurred since the date of the Acquisition Agreement; and

(y)               No Loan Party shall have any outstanding Indebtedness for borrowed money other than Indebtedness permitted under Section 9.9.

SECTION 5.    GRANT AND PERFECTION OF SECURITY INTEREST

5.1              Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower and Guarantor, including Parent, hereby grants to Agent, for itself and the benefit of the Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, as security, all of the following personal property and fixtures, and interests in personal property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the “Collateral”), including:

(a)               all Accounts;

(b)               all General Intangibles;

(c)               all Intellectual Property;

(d)               all Goods, including but not limited to, Inventory and Equipment;

(e)               all Chattel Paper, including, all tangible and electronic Chattel Paper;

(f)                all Instruments, including, all promissory notes;

(g)               all Documents;

(h)               all Deposit Accounts;

(i)                 all letters of credit, banker’s acceptances and similar instruments and including all Letter-of-Credit Rights;

(j)                 all Supporting Obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) Goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed Goods, and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

(k)               all (i) Investment Property (including, but not limited to, Securities, whether certificated or uncertificated, Securities accounts, Security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for pledge, custody, transmission, collection or otherwise;

(l)                 all commercial tort claims, including, those identified in Schedule 5.2(g) hereto;

(m)             to the extent not otherwise described above, all Receivables;

(n)               all Records; and

(o)               all accessions to, substitutions for and replacements, products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Borrowers and Guarantors shall not be deemed to have granted a security interest in, (i) any personal and Real Property, fixtures and interest of any Borrower or Guarantor which are not assignable or are incapable of being encumbered as a matter of law (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), except for the products and proceeds thereof (except to the extent such products and proceeds would independently be subject to this clause (i)), (ii) any Borrower’s or Guarantor’s rights or interests in any license, contract or agreement with respect to Intellectual Property (which is not owned by such Borrower or Guarantor) to which such Borrower or Guarantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under applicable law, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Borrower or Guarantor is a party (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (except for the products and proceeds thereof); provided, however, upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Borrower or Guarantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, and (iii) the Capital Stock of any Foreign Subsidiary to the extent that such Capital Stock constitutes more than sixty-five percent (65%) of the Voting Stock of all classes of the Capital Stock of such Foreign Subsidiary that are entitled to vote, except for the products and proceeds thereof as long as such products or proceeds do not cause the aggregate amount of the Voting Stock of such Foreign Subsidiary part of the Collateral to exceed at any time sixty-five percent (65%) of the Voting Stock of all classes of the Capital Stock of such Foreign Subsidiary. Notwithstanding the foregoing, the Collateral shall exclude any rights to any Intellectual Property, or License Agreements that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement, for as long as such prohibition or reason for invalidity under applicable law exists, except for the products and proceeds thereof that would not independently be subject to this sentence. If any Borrower or Guarantor is required to deliver an estoppel letter with respect to any leasehold to the landlord party to such lease (or to the mortgagor of such landlord), the Collateral shall also exclude any rights to such leasehold to the extent necessary to permit such Borrower or Guarantor to certify that such leasehold is not subject to any assignment or hypothecation, and solely for purposes of such estoppel letter.

5.2              Perfection of Security Interests.

(a)               Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may reasonably require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction, as Agent may reasonably determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Any such financing statements may indicate the Collateral as (i) all assets of the debtor now owned or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) by any other description which reasonably approximates the description contained herein. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral, provided, that, the inclusion of the description of assets and properties of such Borrower or Guarantor that do not constitute Collateral in any financing statement shall not be deemed a grant of a security interest in such asset of such Borrower or Guarantor in favor of Agent and Secured Parties. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor without the prior written consent of Agent. Each Borrower and Guarantor acknowledges that it is not authorized to file any financing statement, amendment, termination statement or correction statement with respect to any financing statement without the prior written consent of Agent.

(b)               Each Borrower and Guarantor does not have any Chattel Paper (whether tangible or electronic) or Instruments as of the Closing Date, except as set forth in the Perfection Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any Chattel Paper or Instrument after the date hereof, which together with all other Chattel Paper or Instruments that Borrower has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $100,000, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent or ABL Agent, all such tangible Chattel Paper and Instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. Subject to the Intercreditor Agreement, at Agent’s option, each Borrower and Guarantor shall, or ABL Agent may, or Agent may, at any time on behalf of any Borrower or Guarantor, cause the original of any such Instrument or Chattel Paper with an aggregate fair market value in excess of $100,000, to be conspicuously marked in a form and manner acceptable to Agent with the following legend (or any substantially similar legend, including any legend also referring to the security interests of the ABL Agent, as Agent may agree to in its reasonable discretion) referring to Chattel Paper or Instruments as applicable: “This [chattel paper] [instrument] is subject to the security interests of GACP Finance Co., LLC and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party.”

(c)               In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic Chattel Paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, or any similar or successor act, law or statute) which together with all other electronic Chattel Paper or “transferable record” that Borrower has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $100,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Subject to the Intercreditor Agreement, promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent or ABL Agent control of such electronic Chattel Paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, or any similar or successor act, law or statute.

(d)               Each Borrower and Guarantor does not have any Deposit Accounts as of the Closing Date, except (x) Store Accounts or (y) as set forth in the Perfection Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any Deposit Account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be an Eligible Depository Bank or shall be reasonably acceptable to Agent, and (iii) within fifteen (15) Business Days after the opening of such Deposit Account, such Borrower or Guarantor shall either (A) deliver to Agent a Deposit Account Control Agreement with respect to such Deposit Account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such Deposit Account is opened and maintained or (B) arrange for Agent or ABL Agent to become the customer of the bank with respect to the Deposit Account on terms and conditions reasonably acceptable to Agent; provided, that to the extent a Deposit Account Control Agreement has not been delivered to Agent as of the Closing Date for any Deposit Account in existence at such time, Borrowers shall deliver a Deposit Account Control Agreement pursuant to Section 9.29. The terms of this subsection (d) shall not apply Excluded Accounts. Subject to the Intercreditor Agreement, Agent shall not exercise control over any Deposit Account until an Event of Default has occurred, and thereafter for only so long as it is continuing; and Agent shall cease to exercise control over any Deposit Accounts at such time as no Event of Default is then continuing.

(e)               No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the Closing Date, or has any investment account, Securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the Closing Date, in each case except as set forth in the Perfection Certificate.

(i)               In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated Securities, which together with all other certificated Securities that Borrower holds or acquires an interest in after the date hereof have an aggregate fair market value in excess of $100,000, subject to the Intercreditor Agreement, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent or ABL Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent or ABL Agent may from time to time specify. If any Securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, and such Securities together with all other such Securities acquired by Borrower have an aggregate fair market value in excess of $100,000, such Borrower or Guarantor shall immediately notify Agent thereof and, subject to the Intercreditor Agreement, either (A) cause the issuer to agree to comply with instructions from Agent or ABL Agent as to such Securities, without further consent of any Borrower or Guarantor or such nominee (it being understood that Agent shall not give any such issuer any such instructions unless an Event of Default has occurred and is continuing), or (B) arrange for Agent or ABL Agent to become the registered owner of the Securities.

(ii)              Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a Deposit Account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) within fifteen (15) Business Days after the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent or ABL Agent to become the entitlement holder with respect to such Investment Property on terms and conditions reasonably acceptable to Agent; provided, that to the extent an Investment Property Control Agreement has not been delivered to Agent as of the Closing Date for any investment account, securities account or other similar account with a securities intermediary or commodity intermediary in existence at such time, Borrowers shall deliver an Investment Property Control Agreement pursuant to Section 9.29. Subject to the Intercreditor Agreement, Agent shall not exercise control over any investment account, securities account, commodity account or other similar account (other than any Deposit Accounts which shall be governed by Section 5.2(d) above) unless an Event of Default has occurred, and thereafter for only so long as it is continuing; and Agent shall cease to exercise control over any investment account, securities account, commodity account or other similar account at such time as no Event of Default is then continuing.

(f)                Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the Closing Date, except as set forth in the Perfection Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, which together with all other letters of credit, banker’s acceptances and similar instruments that Borrower has become entitled to or has received after the date hereof has an aggregate fair market value in excess of $250,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall promptly, subject to the Intercreditor Agreement, either (i) deliver, or cause to be delivered to Agent or ABL Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated Person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent and/or ABL Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or ABL Agent or as Agent or ABL Agent may otherwise direct upon the occurrence and during the continuance of an Event of Default or (ii) cause Agent or ABL Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be) upon the occurrence and during the continuance of an Event of Default.

(g)               Except as set forth in Schedule 5.2(g) hereto, on the Closing Date, Borrowers and Guarantors do not have any commercial tort claims with respect to which the amount claimed exceeds $250,000 and either a written demand therefor has been made or legal action has commenced. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims with respect to which the amount claimed exceeds $250,000 and either a written demand therefor has been made or legal action has commenced, or if any Event of Default exists, upon Agent’s request, if any Borrower or Guarantor has any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s reasonable request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)               Borrowers and Guarantors do not have any Goods, documents of title or other Collateral in the custody, control or possession of a third party as of the Closing Date, except as set forth in the Perfection Certificate and except for Goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of any carrier transporting such Goods. In the event that any Goods covered by documents of title or other Collateral with a fair market value in excess of $250,000 are at any time after the date hereof in the custody, control or possession of any other Person not referred to in the Perfection Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent’s reasonable request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement, subject to Section 9.29 hereof, duly authorized, executed and delivered by such Person and the Borrower or Guarantor that is the owner of such Collateral, except where the fair market value of the Collateral involved is less than $250,000 so long as the aggregate Value of all Collateral located at such locations without a Collateral Access Agreement shall not exceed $2,000,000.

(i)                 Each Borrower and Guarantor will use commercially reasonable efforts to maintain the Intellectual Property owned by it, defend the Intellectual Property against the claims of all persons, and will maintain and renew all registrations of the Intellectual Property, if applicable, in each case in the ordinary course of business; provided, that, Borrowers and Guarantors shall not be required to maintain, defend or renew any Intellectual Property which is not material to the Borrowers’ business or has no material economic value. If any trademark is material to the conduct of any Borrower’s or Guarantor’s business or has material economic value, such Borrower or Guarantor, as the case may be, shall not permit the expiration or abandonment of such trademark without the prior written consent of Agent (which consent shall not be unreasonably withheld). If, before the Obligations have been satisfied in full and the Financing Agreements have been terminated, any Borrower or Guarantor shall obtain or acquire any new trademark registration or file or acquire any new trademark application, Administrative Borrower shall give Agent notice thereof in the compliance certificate delivered to Agent pursuant to Section 9.6(a)(i) hereof.

(i)                 Until the Obligations shall have been Paid in Full and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time), each Borrower and Guarantor shall use commercially reasonable efforts to preserve and maintain all rights in the trademarks and the other Intellectual Property; provided, that Borrowers and Guarantors are not required to preserve or maintain any trademarks which are not material to the Borrowers’ business or have no material economic value. Any expenses incurred in connection with such actions shall be borne by Borrowers.

(ii)              Borrowers and Guarantors shall not expressly abandon any right to file a trademark, copyright or patent application or registration for any trademark, copyright or patent, or abandon any pending trademark, copyright or patent application or registration without the prior written consent of Agent (which consent shall not be unreasonably withheld), except to the extent that the trademark, copyright or patent covered by such application or registration is not material to the Borrowers’ business or has no material economic value.

(j)                 Subject to Section 9.2 hereof, Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment and perfection (with the priority required by the Financing Agreements), and, subject to the Intercreditor Agreement, the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) upon Agent’s request after the occurrence and during the continuance of an Event of Default, causing Agent’s (or, if only one name may be noted, whichever of Agent and ABL Agent has priority with respect to such Collateral pursuant to the Intercreditor Agreement) name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent or ABL Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the required consents and approvals of any Governmental Authority or third party, including, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by other law, as applicable in any relevant jurisdiction; and (v) executing, delivering and filing Intellectual Property Security Agreements substantially in the form of Exhibit H attached hereto in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and any other appropriate filing offices as the Agent may reasonably request.

SECTION 6.    COLLECTION AND ADMINISTRATION

6.1              Borrowers’ Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Term Loan Outstandings and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time and shall be deemed conclusive absent manifest error or omissions.

6.2              Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3              Collection of Accounts.

(a)               Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 hereto and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select and which shall be reasonably satisfactory to the Agent. The banks set forth on Schedule 8.10 hereto constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the Closing Date and identifies each of the Deposit Accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower (together with any other Deposit Accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such Deposit Account by such Borrower or Guarantor.

(i)                 Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower into the Store Account of such Borrower used solely for such purpose in accordance with the current and prior practices of such Borrower, but in any event no less frequently than once every three (3) Business Days; provided, that, each retail store of a Borrower may retain in such store funds of up to $10,000 immediately after each deposit of funds from such store into the applicable Store Account. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer on each Business Day to the Blocked Accounts as provided in Section 6.3(a)(ii) below, except for (A) nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower’s arrangements with the bank at which such Store Accounts are maintained or (B) with respect to funds deposited in Manual Sweeping Accounts, which shall be sent to the Blocked Accounts not less than twice every week (and which amounts, together with all amounts held at the retail store locations and not yet deposited in the Store Accounts and amounts in Store Accounts, shall not in the aggregate exceed $3,500,000 at any one time, except (1) to the extent from time to time additional amounts may be held in the retail stores or the Store Accounts on Saturday, Sunday or other days where the applicable depository bank is closed, which additional amounts are to be, and shall be, transferred on the next Business Day to the Blocked Accounts, and (2) as Agent may otherwise agree in its sole discretion).

(ii)              Each Borrower shall establish and maintain, at its expense, Deposit Accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds of Collateral, including all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors, and all other proceeds of Collateral. Any Eligible Depository Bank shall be deemed acceptable to Agent.

(iii)            Borrowers and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof. Without limiting any other rights or remedies of Agent or Lenders, subject to the terms of the Intercreditor Agreement, Agent may, at its option, and shall (at the direction of Required Lenders), instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that an Event of Default is continuing and Agent shall send to Administrative Borrower a copy of any such written instruction sent by Agent to the depository bank promptly thereafter. Subject to the terms of the Intercreditor Agreement, at all times that Agent shall have notified any depository bank to transfer funds from a Blocked Account to the Agent Payment Account, all payments made to such Blocked Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(b)               For purposes of calculating the Term Loan Outstandings, subject to the Intercreditor Agreement, any payment made pursuant to Section 6.3(a)(iii) will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit the applicable loan account on such day, and if not, then on the next Business Day. Subject to the Intercreditor Agreement, for the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations in accordance with Section 6.4(a) hereof on the same Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time, by 11:00 a.m. New York City time and if not, then on the next Business Day.

(c)               Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Parent and its shareholders, directors, employees, agents, each Borrower and Guarantor and their respective employees, agents and Subsidiaries or other Affiliates shall receive and promptly remit to Agent, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other Deposit Account or investment account is established or any other bank, financial institution or other Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other Person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

6.4              Payments.

(a)               All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Subject to the terms of the Intercreditor Agreement, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i)                 first, to pay any fees, indemnities or expense reimbursements then due to Agent from any Borrower or Guarantor;

(ii)              second, to pay any fees, indemnities, or expense reimbursements then due to Lenders (other than Affiliated Lenders) from any Borrower or Guarantor;

(iii)            third, to pay interest due in respect of the Term Loan (and including any Special Agent Advances);

(iv)             fourth, to pay or prepay principal in respect of Special Agent Advances;

(v)               fifth, to pay or prepay principal in respect of the Term Loan; and

(vi)             sixth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.

Each of the clauses (ii), and (iv) through (vi) above in respect of payments to any Affiliated Lender shall be further subject to Section 6.9(b).

Notwithstanding anything to the contrary contained in this Agreement, (A) to the extent any Borrower uses any proceeds of the Term Loan to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from the Term Loan that were not used for such purposes and second to the Obligations arising from Term Loan the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(b)               Subject to Section 6.5, Borrower shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender (other than an Affiliated Lender) is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds so surrendered or returned and to the extent thereof. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5              Taxes.

(a)               Payment Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Financing Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

(c)               Evidence of Payment. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 6.5, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d)               Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)               Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Financing Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under any Financing Agreement or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)                Status of Lenders.

(i)                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Agreement shall deliver to the Administrative Borrower and the Agent, at the time or times reasonably requested by the Administrative Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the ~~Lender's~~Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)              Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)             any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)               to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-1, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made;

(D)             if a payment made to a Lender under any Financing Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such ~~Lender's~~Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)              any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable Administrative Borrower or Agent to determine the amount of Tax (if any) required by law to be withheld.

(g)               Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Agent in writing of its legal inability to do so.If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)               Survival. Each ~~party's~~party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Agreement (including the Payment in Full of the Obligations).

6.6              [Reserved].

6.7              Use of Proceeds.

(a)               Borrowers shall use the proceeds of the Term Loan hereunder only to (i) pay the purchase price payable in connection with the Acquisition under the Acquisition Agreement, (ii) pay for costs, expenses and fees in connection with the Acquisition, the Acquisition Agreement, this Agreement, the other Financing Agreements, the ABL Credit Agreement and the other Financing Agreements (as defined in the ABL Credit Agreement) and the consummation of any other permitted transactions contemplated hereby which will take place on or about the Closing Date and (iii) finance general operating, working capital and other proper corporate purposes of such Borrower (including the intercompany funding of Borrowers, Guarantors and their Subsidiaries) not otherwise prohibited by the terms hereof. None of the proceeds of the Term Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Term Loan to be considered a “purpose credit” within the meaning of Regulation U of the Federal Reserve Board, as amended.

(b)               No Borrower or Guarantor shall use, and each Borrower and Guarantor shall ensure that its Subsidiaries and their respective directors, officers and agents shall not use, the proceeds of the Term Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.8              Appointment of Administrative Borrower as Agent for Receipts of Statements.

(a)               [Reserved].

(b)               [Reserved].

(c)               Each Borrower and other Guarantor hereby irrevocably appoints Vitamin Shoppe Industries as Administrative Borrower and, as such constitutes Administrative Borrower as its respective agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d)               Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e)               The Administrative Borrower may execute any of its duties as the Administrative Borrower hereunder and under any other Financing Agreements by or through Authorized Officers.

(f)                No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.9              Payment Treatment.

(a)               ~~6.9~~ Pro Rata Treatment. ~~Except~~Subject to Section 6.9(b) below, except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (~~a~~i)  the Term Loan shall be made among the Lenders based on their respective Pro Rata Shares as to the Term Loan and (~~b~~ii) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares of the Term Loan, as applicable, and shall be distributed accordingly.

(b)               Affiliated Lender Treatment. Notwithstanding anything contrary contained herein, in any other Financing Agreement or other related letter or agreements, each payment on account of any Obligations, other than any payment with respect to (x) Tax Refund Additional Payment Amount in accordance with Section 2.2(a) and (z) Tax Refund in accordance with Section 2.3(a), to or for the account of one or more of Affiliated Lenders due on a particular day shall be paid directly to such Affiliated Lenders (unless otherwise agreed between the Borrowers and any such Affiliated Lenders). For greater clarity, Affiliated Lenders shall not be entitled to the sharing of (i) any payment of Tax Refund Additional Payment Amount in accordance with Section 2.2(a) and (ii) any payment with respect to Tax Refund in accordance with Section 2.3(a) with non-Affiliated Lenders, and such payments shall be allocated among non-Affiliated Lenders entitled to such payments based on their respective Pro Rata Share of the Term Loan and shall be distributed accordingly.

6.10          Sharing of Payments, Etc.

(a)               Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on the Term Loan owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b)               If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or participations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and participations and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with their respective Pro Rata Shares; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(c)               Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Term Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)               Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Secured Parties and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.11          Settlement Procedures.

(a)               [Reserved].

(b)               [Reserved].

(c)               No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make the Term Loan hereunder.

(d)               Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Term Loan and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on the Closing Date. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a part of the Term Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice, which shall constitute a payment on account of Obligations.

(e)               Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Term Loan Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Term Loan Commitment.

6.12          Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or the Term Loan Commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.    COLLATERAL REPORTING AND COVENANTS

7.1              Collateral Reporting.

(a)               Borrowers and Guarantors shall maintain complete and accurate books and records in all material respects with respect to the Collateral owned by it. Borrowers and Guarantors shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

(i)                 promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), a Borrowing Base Certificate setting forth the calculation of the Borrowing Base and Borrowing Base II, as applicable, as of the last Business Day of the immediately preceding fiscal month for monthly reporting (or the Friday of the immediately preceding week for weekly reporting) as to the Inventory, duly completed and executed by the chief financial officer, vice president of finance, treasurer, controller or other similar financial officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of the Administrative Borrower), together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed, including but not limited to an inventory summary report by category as determined by Borrowers in accordance with their current and prior inventory management policies (and upon Agent’s reasonable request, upon the occurrence and during the continuance of an Event of Default letter of credit inventory summary) and identifying where such Inventory is located;

(ii)              promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file reasonably acceptable to Agent;

(iii)            promptly after the end of (but in no event more than fifteen (15) Business Days thereafter) each fiscal month, so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect (at any time an Event of Default has occurred and is continuing or if an Increased Reporting Period is in effect, weekly on each Wednesday (or if such day is not a Business Day, then the next succeeding Business Day)), inventory summary reports by location and category of Inventory (including the amounts of Inventory and the aggregate value thereof at each retail store location and at premises of warehouses or other third parties or is consigned Inventory); and

(iv)             in connection with the delivery of the financial statements pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), a compliance certificate by the chief financial officer, vice president of finance, treasurer or controller or other similar financial or senior officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of Administrative Borrower) consisting of: (1) a statement confirming there are no material past due amounts owing to owners and lessors of leased premises (including retail store locations), warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral having an aggregate Value (with respect to Inventory or Equipment) or an aggregate value (with respect to all other Collateral) equal to or greater than $250,000, (2) the addresses of all new retail store or distribution center locations of Borrowers and Guarantors opened and existing retail store or distribution center locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, (3) a list of any new Deposit Account established by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such compliance certificate, and (4) a statement that all sales and use taxes have been paid when due as of the date of the compliance certificate, except as specifically described in such compliance certificate and except where the non-payment of such sales and use taxes involves an aggregate amount of less than $200,000.

(b)               Upon Agent’s reasonable request, Borrowers shall provide Agent with the following documents in a form reasonably satisfactory to Agent: (i) perpetual inventory summary reports by sku for each retail store location, (ii) summary reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (iii) a report of aggregate credit card sales for the requested period, including the amount of the chargebacks, fees, and credits with respect thereto and providing an aging of such related Receivables identifying those outstanding more than five (5) Business Days since the sale date giving rise thereto, and (iv) true, correct and complete copies of all agreements, documents and instruments relating to any Permitted Acquisition which Agent has not otherwise received; and

(c)               Upon Agent’s reasonable request, Borrowers shall provide such other reports as to the Collateral as Agent shall reasonably request from time to time. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and, subject to the Intercreditor Agreement, to follow Agent’s instructions with respect to further reasonable services, in each case, at any time that an Event of Default has occurred and is continuing.

7.2              Accounts Covenants.

(a)               Borrowers shall notify Agent promptly of the assertion of any claims, offsets, defenses or counterclaims by any Account Debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such Persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $500,000 in any one case or $2,000,000 in the aggregate. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower’s business in accordance with the current and prior practices of such Borrower. So long as an Event of Default has occurred and is continuing, no Borrower shall, without the prior written consent of Agent, settle, adjust or compromise any material claim, offset, counterclaim or dispute with any Account Debtor, Credit Card Issuer or Credit Card Processor. At any time that an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, Agent or ABL Agent shall, at its option, have the exclusive right to approve, settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b)               Each Borrower shall notify Agent promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements, (ii) any default by such Borrower which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, and (iii) any notice from any Credit Card Issuer or Credit Card Processor that such Person is ceasing or suspending, or will or may cease or suspend, any present or future payments due or to become due to any Borrower from such Person, or that such Person is terminating or will or may terminate any of the Credit Card Agreements.

(c)               Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3              Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct physical counts of the Inventory (excluding Inventory located in retail stores that have not been open for more than twelve (12) months) either through periodic cycle counts or wall to wall counts, so that all Inventory located at distribution centers and retail stores that have been open for more than twelve months is subject to such counts at least once each year but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical counts of the Inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent (unless such removal is at the direction of the ABL Agent to the extent such direction is not in violation of the Intercreditor Agreement), except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales, returns and exchanges of Inventory to manufacturers and suppliers in the ordinary course of business; (iii) to move Inventory directly from one location set forth or permitted herein to another such permitted location and (iv) for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period (or one (1) additional time in any twelve (12) month period as Agent may request but not at Borrowers’ expense), but at any time or times as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default, during a Compliance Period or if there is a Material Adverse Effect (at Borrowers’ sole expense), deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, to the extent applicable, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) as between Agent and Secured Parties and Borrowers and Guarantors, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory other than returns and exchanges of Inventory from customers in the ordinary course business of such Borrower or Guarantor consistent with the then current return policy of such Borrower or Guarantor; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval except for (x) magazines, stationery and greeting cards, and (y) perishable food stuffs of a de minimus value.

7.4              Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a)  Borrowers and Guarantors shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or during a Compliance Period, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the fee owned Real Property in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear and casualty and condemnation excepted); (c) Borrowers and Guarantors shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws except where the failure to so use would not result in a Material Adverse Effect; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any part of the Equipment to be or become a part of or affixed to real property except where the failure to do so would not have a Material Adverse Effect; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

7.5              Delivery of Instruments, Chattel Paper and Documents. In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the Closing Date hold or acquire any Chattel Paper or Instruments constituting Collateral or any Documents evidencing or constituting Collateral which together with all other Chattel Paper, Instruments and Documents that Borrower or Guarantor holds or acquires an interest in after the date hereof have an aggregate fair market value in excess of $500,000, subject to the Intercreditor Agreement, such Borrower or Guarantor shall promptly deliver to Agent or ABL Agent any such Chattel Paper, Instruments and/or Documents along with such other documents as Agent may reasonably require pursuant to which such Borrower or Guarantor will pledge such additional Collateral. Such Borrower or Guarantor herby authorizes Agent to attach such supplemental documents to this Agreement and agrees that all additional Collateral owned by it set forth in such supplemental documents shall be considered to be part of the Collateral.

7.6              Post-Closing Appraisals. Borrowers and Guarantors shall, at their expense, deliver or cause to be delivered to Agent, within three (3) weeks after the Closing Date (or such later period as the Agent may agree to in its reasonable discretion, taking into consideration any delays not within the control of the Borrowers and Guarantors), written reports or appraisals as to the Equipment and Intellectual Property proposed to be included in Eligible Equipment and Eligible Intellectual Property, as applicable, in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely (such appraisals, the “Post-Closing Appraisals”). Thereafter, Borrowers and Guarantors shall, at their expense, no more than two (2) times in any twelve (12) month period (counting the appraisals referred to in the previous sentence), but at any time or times as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or during a Compliance Period, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or Intellectual Property in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely.

7.7              Power of Attorney.

(a)               Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all Persons reasonably designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (i) at any time an Event of Default has occurred and is continuing (A) demand payment on Receivables or other Collateral, (B) clear Inventory the purchase of which was financed with letters of credit through U.S. Customs or foreign export control authorities in any Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in Borrower’s, Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (C) enforce payment of Receivables by legal proceedings or otherwise, (D) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (E) in a commercially reasonable manner, sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (F) settle, adjust, compromise, extend or renew an Account, (G) discharge and release any Receivable, (H) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other such Borrower or Guarantor in respect of any Receivables or other Collateral, (I) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other Borrowers or Guarantors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to any Borrower or Guarantor and handle and store all mail relating to the Collateral, provided, that Agent shall turn over to such Borrower or Guarantor any such mail that that does not constitute a remittance from an Account Debtor or other Borrower or Guarantor in respect of Receivables or other proceeds of Collateral; (J) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements; (K) with respect to Intellectual Property, execute, deliver and record, any and all agreements, instruments, documents and papers to evidence the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of Borrowers and Guarantors relating thereto or represented thereby, assign any Intellectual Property or license, throughout the world; (ii) at any time an Event of Default has occurred and is continuing and during any Compliance Period, (A) have access to any lockbox or postal box into which remittances from Account Debtors or other Borrowers or Guarantors in respect of Receivables or other proceeds of Collateral are sent or received, (B) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (C) take control in any manner of any item of payment in respect of Receivables or constituting collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (D) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (E) to contact and enter into one or more agreements with the issuers of uncertificated Securities which are Collateral or with securities intermediaries holding Collateral as may be necessary or advisable to give Agent Control over such Collateral, (F) to demand payment or enforce payment of the Receivables in the name of Agent or such Borrower or Guarantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (G) to sign such Borrower’s or Guarantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Borrower or Guarantor, assignments and verifications of Receivables, (H) to settle, adjust, compromise, extend or renew the Receivables, (I) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (J) to prepare, file and sign such Borrower’s or Guarantor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables, and (K) to change the address for delivery of mail addressed to such Borrower or Guarantor to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Borrower or Guarantor, (iii) at any time to (A) endorse Borrower’s name upon any Chattel Paper, document, Instrument, invoice, or similar document or agreement relating to any Receivable or any Goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (B) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to Account Debtors or any secondary Guarantors or other Guarantors in respect thereof. Such Borrower or Guarantor agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Borrower or Guarantor of any of its obligations under this Agreement. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Agent, for the benefit of the Agent and Lenders under this Section 7.7 are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct.

(b)               Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECTION 7.7 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.8              Right to Cure. Agent may, at its option, upon written notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that materially and adversely affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.9              Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense (subject to Section 9.22 hereof) of Borrowers, (a) Agent or its designee shall have reasonable access, so as (if no Event of Default has occurred and is continuing) not to interfere with the operations of such Borrower or Guarantor to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Administrative Borrower, or at any reasonable time and without notice to any Borrower or any Guarantor if an Event of Default has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s leases, books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such leases, books and records or extracts therefrom as Agent may request (subject to the confidentiality agreement set forth in Section 13.5 hereof), and Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, Equipment, supplies and premises as may be reasonably necessary for the foregoing (and as will not materially interfere with the business of the Loan Parties) and if an Event of Default has occurred and is continuing for the collection of Receivables and realization of other Collateral. Borrowers and Guarantors further agree that during the course of such on-site Record examinations, Agent may review reports by retail store location of sales and operating profits of Borrowers and Guarantors, but may not make copies of such reports or remove them from such Borrower’s or Guarantor’s premises.

SECTION 8.    REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following, the truth and accuracy of which are a condition precedent to the making of the Term Loan:

8.1              Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those other jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of formation, operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except, (i) with respect to (c) above, where such contravention of law would not have a Material Adverse Effect and (ii) with respect to (d) above, the creation of the security interest in the Collateral in favor of Agent and Secured Parties pursuant to the terms of the Financing Agreements. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles.

8.2              Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)               The exact legal name of each Borrower and Guarantor as of the Closing Date is as set forth on the signature page of this Agreement and in the Perfection Certificate. No Borrower or Guarantor has, during the five years prior to the Closing Date, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Perfection Certificate.

(b)               As of the Closing Date, each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate. As of the Closing Date, the Perfection Certificate accurately sets forth the federal employer identification number of each Borrower and Guarantor.

(c)               The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the addresses identified as such in Schedule 8.2 hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 hereto, in each case as of the Closing Date subject to the rights of any Borrower or Guarantor to establish new locations after the Closing Date in accordance with Section 9.2 below. The Perfection Certificate correctly identifies, as of the Closing Date, any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators of all locations which are not retail store locations.

8.3              Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as otherwise disclosed in any notes thereto and as indicated in the notes thereto and as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement. The projections for the fiscal years ending 2020 through 2024 that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Borrowers and Guarantors and are based upon estimates and assumptions stated therein, all of which Borrowers and Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.

8.4              Priority of Liens; Title to Properties. Upon the filing of the UCC financing statements required pursuant to the Financing Agreements and the recording of security agreements substantially in the form of Exhibit H attached hereto with the United States Patent and Trademark Office within fifteen (15) days of the date hereof and United States Copyright Office within fifteen (15) days of the date hereof, the security interests and liens granted to Agent under this Agreement and the other Financing Agreements shall constitute valid and perfected liens and security interests in and upon the Collateral in accordance with the terms hereof and with the priority required by the Financing Agreements, subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof (a) except for Borrower’s money, and vehicles and other assets the perfection of a security interest in which is governed by Section 9-303 of the Uniform Commercial Code, (b) subject to, with respect to Deposit Accounts, Section 5.2(d) hereof, and (c) with respect to Intellectual Property, only if and to the extent perfection may be achieved by the filing of security interests in the United States Patent and Trademark Office and United States Copyright Office, except that additional filings may have to be made in the United States Patent and Trademark Office and United States Copyright Office, as applicable, to perfect the security interest and lien of Agent in any issuances, registrations, or applications for registration of any Intellectual Property acquired by any Borrower or Guarantor after the date hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to, or a license, option or other right to use, all of its other properties and assets subject to no liens, mortgages, pledges, security interests, charges or other encumbrances of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

8.5              Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner (including any extensions) all Federal income Tax returns and all other material Tax returns, reports and declarations which are required to be filed by it. All information in such Tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all Taxes due and payable or claimed due and payable in any assessment received by it, except Taxes (a) the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books or (b) the non-payment of which could not reasonably be expected to have a Material Adverse Effect. Adequate provision has been made for the payment of all accrued and unpaid material Federal, State, county, local, foreign and other Taxes whether or not yet due and payable and whether or not disputed.

8.6              Litigation. Except as set forth on Schedule 8.6 hereto, there is no investigation, action, suit, proceeding or claim by any Governmental Authority or Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened in writing, against or affecting any Borrower or Guarantor, its or their assets or business, or against or affecting any transactions contemplated by this Agreement that (i) is not covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) involves any challenge to the validity or enforceability of any material provision of any Financing Agreement (including, without limitation, any provision relating to the Borrowers’ or Guarantors’ obligations to repay the Obligations or any provision relating to the validity or perfection of any lien created by any Financing Agreement).

8.7              Compliance with Other Agreements and Applicable Laws. Borrowers and Guarantors are not in default in any respect under, or in violation in any material respect of any the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound which could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their businesses.

8.8              Environmental Compliance.

(a)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any permit issued to Borrower under Environmental Law, and (ii) the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all permits issued to Borrowers and Guarantors under Environmental Law.

(b)               Except as would not reasonably be expected to have a Material Adverse Effect, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person nor is any pending or to the best of any Borrower’s or Guarantor’s knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials by any Borrower or Subsidiary of Borrower or any other environmental matter involving Borrower or any Subsidiary of Borrower.

(c)               Except as would not reasonably be expected to have a Material Adverse Effect, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)               Except as would not reasonably be expected to have a Material Adverse Effect, Guarantors and their Subsidiaries have all permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect.

(e)               This Section 8.8 sets forth the sole representations and warranties of Borrower with respect to Environmental Laws and Hazardous Materials and, notwithstanding any other provision in this Agreement to the contrary, no other representation or warranty is made in this Agreement with respect to environmental matters.

8.9              Employee Benefits.

(a)               Except as could not reasonably be expected to have a Material Adverse Effect, each Plan has been established, maintained, funded, operated and administrated in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or a favorable opinion letter) from the Internal Revenue Service or is still within the remedial amendment period (as defined in Section 401(b) of the Code) to obtain a favorable determination letter and, to the best of each Borrower’s and Guarantor’s knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such letter or the unavailability of reliance on such letter. Each Borrower and Guarantor and its respective ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

(b)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no pending, or to the best of each Borrower’s and Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and (ii) there has been no non-exempt prohibited transaction under Section 406 of ERISA or violation of the fiduciary responsibility rules under Section 404(a)(1) of ERISA with respect to any Plan.

(c)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of the assets of each Plan (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not exceeded by such Plan’s liabilities under Section 4001(a)(16) of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect; (iii) no Borrower or Guarantor nor any of its respective ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither Borrower nor any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Plan is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) that provides post-termination or retiree life insurance, health or other welfare benefits to any person, except pursuant to Section 4980B of the Code or any other applicable law and with respect to which the recipient pays the full premium cost of such coverage.

8.10          Bank Accounts. All of the Deposit Accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth in Schedule 8.10 hereto, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11          Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted (collectively, “IP Rights”). On the Closing Date, no Borrower or Guarantor owns any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11(a) hereto and, as of the Closing Date, has not granted any licenses with respect to any Intellectual Property that is material to the conduct of such Borrower’s or Guarantor’s business other than as set forth in Schedule 8.11(b) hereto. Each Borrower and Guarantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to all Intellectual Property used in the operation of its business, or, in the case of licenses and options granted to such Borrower or Guarantor with respect to Intellectual Property owned by other Persons, each Borrower or Guarantor, as the case may be, has a valid and enforceable license, option or other right, as the case may be, to use such Intellectual Property; and except as could not reasonably be expected to have a Material Adverse Effect, the Intellectual Property owned by each Borrower or Guarantor is valid, subsisting, unexpired (except as the result of the expiration of patents and copyrights at the end of their statutory term), and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or part. Except as described in Schedule 8.11(c) hereto, to each Borrowers’ and Guarantor’s knowledge, no event has occurred which could reasonably be expected to result in after notice or passage of time or both, the revocation, suspension or termination of Intellectual Property rights included in the Collateral, the revocation, suspension or termination of which could reasonably be expected to have a Material Adverse Effect. To the best of each Loan Party’s knowledge, except as could not reasonably be expected to have a Material Adverse Effect, no IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person. No written claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Loan Party, threatened against any Loan Party or Subsidiary. Schedule 8.11(d) hereto sets forth all of the agreements or other arrangements of Borrowers and Guarantors pursuant to which Borrower has a license, option, or other right to use any trademarks, logos, designs or other intellectual property that is material to such Borrower’s or Guarantor’s business and owned by another Person as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the Closing Date, collectively, the “License Agreements” and individually, a “License Agreement”). No material trademark, service mark, copyright or other Intellectual Property at any time used by a Borrower which is owned by another Person, or owned by any Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any Person other than Agent, is affixed to any Eligible Inventory, except (x) as set forth in any Promotional Agreement, (y) to the extent permitted under the terms of the License Agreements listed on Schedule 8.11(e) hereto or (z) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by any Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976). As of the date hereof, no Borrower or Guarantor licenses any Intellectual Property, except pursuant to the Promotional Agreements.

8.12          Subsidiaries; Capitalization; Solvency.

(a)               Each Borrower and Guarantor does not have any direct or indirect Subsidiaries and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 hereto and except as may be acquired, formed or entered into in connection with a Permitted Acquisition or otherwise and in accordance with Section 9.23 hereof.

(b)               Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 hereto as being owned by such Borrower or Guarantor and except as described on Schedule 8.12 hereto, there are no proxies, irrevocable or otherwise, with respect to such shares and no equity Securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or Securities convertible into or exchangeable for such shares.

(c)               As of the Closing Date, the issued and outstanding shares of Capital Stock of each Borrower and Subsidiary Guarantor are directly and beneficially owned and held by the Persons indicated in the Perfection Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for liens created hereunder and under the other Financing Agreements or as permitted by Section 9.8 hereof.

(d)               The Borrowers and Guarantors, taken as a whole, are Solvent prior to, and will continue to be Solvent immediately after giving effect to, the creation of the Obligations, the granting of the security interests in favor of Agent contemplated hereunder and the other transactions contemplated hereunder.

8.13          Labor Matters.

(a)               Set forth on Schedule 8.13 hereto is a list of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor in force on the Closing Date.

(b)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) there is no unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, (ii) there is no strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor, and (iii) each Borrower and Guarantor is in compliance with all applicable laws and orders with respect to employment (including applicable laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

8.14          Restrictions on Subsidiaries. Except for restrictions contained in this Agreement, the other Financing Agreements or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder, there are no contractual restrictions binding on any Subsidiary of any Borrower or Guarantor which prohibit or otherwise materially restrict (unless permitted pursuant to Section 9.16) (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15          Material Contracts.  Schedule 8.15 hereto sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the Closing Date. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the Closing Date. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract except as would not result in a Material Adverse Effect.

8.16          Credit Card Agreements. Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements existing as of the Closing Date between or among any Borrower, Guarantor or any of its Subsidiaries, the Credit Card Issuers and/or the Credit Card Processors. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom such Borrower has entered into a Credit Card Agreement in accordance with Section 9.18 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. Except as could not reasonably be expected to (a) have a Material Adverse Effect or (b) result in the cessation of the transfer of payments under any Credit Card Agreement to Blocked Accounts as required under this Agreement, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements has occurred and is continuing. The applicable Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder which constitute proceeds of Eligible Credit Card Receivables. As of the Closing Date, Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17          Investment Company Status. No Borrower or Guarantor nor any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

8.18          Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction, when taken as a whole, contemplated hereby or thereby, including all information on the Perfection Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not materially misleading. Since the date of the most recently delivered audited financial statements, described in Section 8.3, no event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

8.19          Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

8.20          [Reserved].

8.21          Anti-Corruption Laws and Sanctions. Each Borrower or Guarantor, their respective Subsidiaries and their respective officers and directors and, to the knowledge of such Borrower or Guarantor, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or Guarantor being designated as a Sanctioned Person. None of (a) any Borrower or Guarantor, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of any such Borrower or Guarantor or Subsidiary, any employee or agent of such Borrower or Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the Term Loan established hereby, is a Sanctioned Person. The Term Loan, use of proceeds or other transaction contemplated by this Agreement or the other Financing Agreements will not violate Anti-Corruption Laws or applicable Sanctions.

8.22          Regulatory Compliance.

(a)               Each Borrower and Subsidiary Guarantor possesses all licenses, permits and registrations that are required to be obtained for the operation of its business subject to renewal in the ordinary course of business, except where the failure to possess such licenses, permits and registrations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All such licenses, permits and registrations are in full force and effect, and there are no actions pending or threatened in writing or, to each Borrower’s or Subsidiary Guarantor’s knowledge, otherwise threatened by any Governmental Authority that seek the revocation, cancellation, suspension or adverse modification thereof, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Borrower or Subsidiary Guarantor is in compliance with all such licenses, permits and registrations, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)               Each Borrower and Subsidiary Guarantor is in compliance with, and at all times during the last three (3) years has complied in all respects with, the Federal Food, Drug and Cosmetic Act (“FDCA”) and all regulations promulgated thereunder and with all other laws enforced by the Food and Drug Administration (“FDA”), except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Borrower and Subsidiary Guarantor has in effect Standard Operating Procedures governing, for its private label products, recalls, product ingredient safety reviews and regulatory filings, product claims and claim substantiation, adverse event reporting and complaint handlings. To each Borrower’s and Subsidiary Guarantor’s knowledge, during the three (3) years prior to the Closing Date, products sold by such Borrower or Subsidiary Guarantor were not adulterated or misbranded as defined in the applicable provisions of the FDCA and relevant regulations; except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such adulterations or misbrandings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)               No Borrower or Subsidiary Guarantor has received any written or oral notice from the FDA during the three (3) years prior to the Closing Date of any material violation or alleged material violation of the FDCA, except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such violations and alleged violations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary Guarantor has received any written or oral notice during the last three (3) years that the products it has sold have been the subject of any warning letter, notice of violation, seizure, recall, injunction, regulatory enforcement action, or criminal action issued, initiated, threatened in writing, or to any Borrower’s or Subsidiary Guarantor’s knowledge, otherwise threatened by the FDA or any comparable Governmental Authority, except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from the foregoing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Borrower or Subsidiary Guarantor has any open product recalls; except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such open product recalls would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)               In the three (3) years prior to the Closing Date, each Borrower and Subsidiary Guarantor has been in compliance with the Federal Trade Commission Act with respect to the advertising and promotion, product descriptions, and claims for the products it sells, except to the extent that such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Borrower or Subsidiary Guarantor has received written notice of and, to each Borrower’s and Subsidiary Guarantor’s knowledge, there is no written claim filed by the Federal Trade Commission against such Borrower or Subsidiary Guarantor, alleging any violation of any of the laws implemented by it, except to the extent that such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e)               To each Borrower’s or Subsidiary Guarantor’s knowledge, during the past three (3) years, all products sold by such Borrower or Subsidiary Guarantor were manufactured in compliance with, as applicable, FDA current Good Manufacturing Practice regulations set forth at 21 C.F.R. Parts 110 and 111 and FDA Hazard Analysis and Critical Control Point systems and acidified food process requirements, where relevant, except for such non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS

Until the Obligations have been Paid in Full, each Borrower and each Guarantor on behalf of themselves and their Subsidiaries covenants and agrees, jointly and severally with all of the other Borrowers and Guarantors and the Lenders, to the covenants contained in this Section 9; provided that, notwithstanding anything to the contrary in this Section 9, all references to the defined terms “Subsidiaries” or “Subsidiary” in this Section 9 shall exclude any Foreign Subsidiary.

9.1              Maintenance of Existence.

(a)               Except as permitted by Section 9.6, each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and material rights and franchises with respect thereto and maintain in full force and effect all material governmental licenses, Intellectual Property, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently conducted, except where the failure to so preserve, renew or keep in full force and effect would not result in a Material Adverse Effect.

(b)               No Borrower or Guarantor shall change its name, type of organization, jurisdiction of organization or other legal structure unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change (or such shorter notice period as the Agent may agree to in its reasonable discretion), which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of formation of such Borrower or Guarantor providing for such change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c)               No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.

9.2              New Collateral Locations. Each Borrower and Guarantor may only open new locations within the United States. Borrower or Guarantor shall (a) give Agent ten (10) days prior written notice of the intended opening of any such new location at which Collateral will be located (other than with respect to the opening of a retail store location for which no notice shall be required) and (b) execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral held at such location; except, that, if (i) such new location is a retail store location, or (ii) the fair market value of all of the Collateral located at such location is less than $250,000 (provided that the aggregate Value of all Collateral located at such locations shall not exceed $2,000,000), no Collateral Access Agreement will be required by Agent.

9.3              Compliance with Laws, Regulations, Etc.

(a)               Except as could not reasonably be expected to cause a Material Adverse Effect, each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all applicable requirements of any foreign, Federal, State or local Governmental Authority, the Code, the Fair Labor Standards Act of 1938, as amended, all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder, and the Federal Food, Drug, and Cosmetic Act, as amended, and all regulations, rules, guidance and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

(b)               Administrative Borrower shall give written notice to Agent promptly upon any Borrower’s or Guarantor’s receipt of any notice of the following, except if the condition giving rise to such notice could not reasonably be expected to have a Material Adverse Effect (collectively, “Environmental Events”), (i) the occurrence of any event involving the unpermitted release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or Guarantor or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or Guarantor (as applicable) other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all non-privileged environmental surveys, audits, assessments, feasibility studies and results of remedial investigations conducted in connection with an Environmental Event shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any such material non-compliance with any of the Environmental Events and shall regularly report to Agent on its response.

(c)               Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non compliance, with any Environmental Law except with respect to such non-compliance that could not reasonably be expected to have a Material Adverse Effect, Borrowers shall, at Agent’s reasonable request and Borrowers’ expense: (i) cause an independent environmental consultant reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non compliance with such Environmental Laws (including sampling and analysis, if necessary) has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such consultant whenever the scope of such non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d)               Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders (other than Affiliated Lenders) and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on any property of a Borrower or resulting from a Borrower’s conduct, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans relating to such Hazardous Materials except to the extent such losses, claims, damages, liabilities, costs, and expenses arise out of or are attributable to the gross negligence, bad faith or willful misconduct of Agent or any Lender (other than Affiliated Lenders). All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4              Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all Taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for Taxes (a) the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books or (b) the non-payment of which could not reasonably be expected to have a Material Adverse Effect.

9.5              Insurance. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by companies of established reputation engaged in the same or similar businesses and similarly situated. Such policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, in the case of endorsements, subject to Section 9.29, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers, provided, however, that by purchasing such insurance, Agent shall not be deemed to have waived any Default arising from any Borrower’s or Guarantor’s failure to maintain such insurance or pay any premiums therefor. All such insurance policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation, amendment or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default has occurred and is continuing, adjusting, settling, amending and canceling, such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and/or an additional insured, as applicable (but without any liability for any premiums) under all casualty and property insurance policies (but not any business interruption insurance policies) and, subject to Section 9.29, Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all property and casualty insurance policies in form and substance reasonably satisfactory to Agent, which provide that all proceeds thereunder with respect to any Collateral shall be payable to Agent, and that no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy. Except (a) upon the occurrence and during the continuance of an Event of Default or (b) during a Compliance Period, to the extent the insurance proceeds relate to any Collateral which at the time of loss was included in the calculation of the Borrowing Base or Borrowing Base II, insurance proceeds may be applied by Borrower in its discretion to the repair or replacement of any lost or damaged Collateral that gave rise to such insurance proceeds so long as (i) in the context of replacing lost or damaged Collateral, the insurance proceeds are used to replace such lost or damaged Collateral with like Collateral, and (ii) such repair or replacement is completed within one hundred eighty (180) days of the receipt of insurance proceeds, or if Borrower commits in writing to undertake such repair or replacement within such one hundred eighty (180) day period, within two hundred seventy (270) days of the date of the receipt of insurance proceeds. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of the Secured Parties and Lenders, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, and subject to Borrowers’ right to otherwise use insurance proceeds as provided in this Section 9.5, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.

9.6              Financial Statements and Other Information.

(a)               Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Administrative Borrower shall furnish or cause to be furnished to Agent, the following:

(i)                 within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct in all material respects by the chief financial officer, treasurer, or other similar officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of Administrative Borrower), subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors were in compliance with the covenants set forth in Section 9.17 of this Agreement (to the extent applicable) for such month; and

(ii)              within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Administrative Borrower and reasonably acceptable to Agent (provided that Deloitte is deemed to be reasonably acceptable to Agent), that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and

(iii)            (A) at such time as available, but in no event later than thirty (30) days after the end of each fiscal year (commencing with the fiscal year of Borrowers ending December 31, 2019), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and projected Borrowing Base availability and Borrowing Base II availability) of Parent and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Administrative Borrower of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Administrative Borrower believes is fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements), and

(B)              at such time as the aggregate amount of consideration paid by Borrowers and Guarantors in respect of Permitted Acquisitions equals or exceeds $7,500,000 since the date that the last projections were received by Agent pursuant to Section 9.6(a)(iii)(A) hereof or this Section 9.6(a)(iii)(B), or in conjunction with a Material Permitted Acquisition the aggregate consideration to be paid in respect of which exceeds $5,000,000, Administrative Borrower shall deliver updated (from the date of the last projections received) projected financial statements, in form and substance as required in Section 9.6(a)(iii)(A) hereof.

(b)               Administrative Borrower shall, and shall cause the other Borrower(s) to notify Administrative Borrower so that it may, promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $1,000,000 or which if adversely determined would result in a Material Adverse Effect, (ii) any Material Contract being terminated or materially amended or any new Material Contract entered into (in which event Administrative Borrower shall provide Agent with a copy of such Material Contract to the extent permitted by any applicable confidentiality provisions contained in such Material Contract, provided, that, Borrowers shall use commercially reasonable efforts to get any appropriate consent necessary to provide Agent with such a copy), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor from a Governmental Authority, (v) any ERISA Event that could be reasonably expected to have a Material Adverse Effect, and (vi) the occurrence of any Default or Event of Default.

(c)               Promptly after the sending or filing thereof, Administrative Borrower shall send to Agent copies of (i) all reports and registration statements which Ultimate Parent or any of its Subsidiaries files with the Securities Exchange Commission (except to the extent such reports or registration statements are publicly available via a website maintained by the Securities and Exchange Commission), any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent, (ii) all press releases and (iii) all other statements concerning material changes or developments in the material business of a Borrower or Guarantor made available by any Borrower or Guarantor to the public.

(d)               Administrative Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Subject to Section 13.5, Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense and without affecting any confidentiality obligations of such accountants and auditors to Persons other than Agent, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

(e)               Administrative Borrower shall furnish to Agent all material notices or demands in connection with Indebtedness incurred pursuant to Section 9.9(e), Section 9.9(g), Section 9.9(i) and Section 9.9(j) and the loans and advances made pursuant to Section 9.10(i), in each case either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.

(f)                Administrative Borrower shall furnish to Agent, promptly, but in any event within three (3) Business Days (or one (1) Business Day with respect to notices pursuant to clause (ii) hereof) after the furnishing, receipt or execution thereof, copies of (i) any amendment, waiver, consent or other written modification of the ABL Loan Documents (other than immaterial amendments to ABL Loan Documents other than the ABL Credit Agreement), (ii) any notice of default or any notice related to the exercise of remedies under the ABL Loan Documents, and (iii) any other material notice, certificate or other information or document provided to, or received from, the ABL Agent or the ABL Lenders; provided, that this clause (f) shall not apply to the Fee Letter or any other documents and information relating to fees under the ABL Loan Documents (and Administrative Borrower may make redactions of such fees in its reasonable discretion).

(g)               Administrative Borrower shall furnish to Agent substantially concurrently with any delivery thereof to the ABL Agent, each ABL Borrowing Base Certificate and supporting information in connection therewith and any other additional reports related thereto that are delivered to the ABL Agent.

(h)               Administrative Borrower shall furnish promptly following any request therefor, (i) such other information regarding the operations, material changes in ownership of its Capital Stock, business affairs and financial condition of any Borrower or Guarantor, or compliance with the terms of this Agreement, as the Agent may reasonably request, and (ii) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i)                 Administrative Borrower shall furnish to Agent copies of (i) any franchise agreements not previously delivered to Agent prior to any related Franchise Receivable being included in either Borrowing Base or Borrowing Base II and (ii) any material amendments or modifications to any franchise agreement to which any Franchise Receivables included in the either Borrowing Base or Borrowing Base II are attributable.

9.7              Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers and Guarantors shall not and shall not permit any Subsidiary to, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, upon prior written notice to Agent:

(i)                 a Subsidiary (other than a Borrower) may (A) merge into or with or consolidate with another Subsidiary or (B) dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Subsidiary are transferred to one or more other Subsidiaries;

(ii)              [reserved];

(iii)            (w) a Subsidiary may merge into or with or consolidate with a Borrower or Guarantor (other than Parent), (x) a Borrower may merge into or with or consolidate with another Borrower, (y) a Subsidiary may dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Subsidiary are transferred to one or more Borrowers or Guarantors (other than Parent) and (z) a Borrower may dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Borrower are transferred to one or more other Borrowers, in each case, so long as (A) other than with respect to clauses (y) or (z) above, a Borrower (in the case of any such event involving a Borrower) or Guarantor (other than Parent) is the surviving entity with respect thereto and such Borrower or Guarantor has otherwise complied with Section 9.1(b) of this Agreement (if applicable) and all other terms of this Agreement, (B) no Default or Event of Default then exists or would occur as a result thereof, (C) no liens, other than those permitted under the terms of this Agreement or the other Financing Agreement with regard to any Borrower or Guarantor, on the assets of such Subsidiary then exist, and (D) such Borrower or Guarantor would not, as a result of such transaction and upon consummation thereof, be liable for any Indebtedness or other obligations of such Subsidiary, other than Indebtedness or other obligations which are permitted under the terms of this Agreement and the other Financing Agreements with regard to a Borrower or Guarantor; and

(iv)             a Guarantor or Borrower (x) may merge into or with or consolidate with a Borrower, or (y) dissolve or liquidate if prior to or concurrent with such dissolution or liquidation the assets of such Guarantor or Borrower are transferred to one or more other Borrowers, in each case, so long as (A) other than with respect to clause (y) above, a Borrower is the surviving entity with respect thereto and continues to be an organization of the type, domiciled in the state and bearing the same company name as existed prior to such merger or consolidation, (B) no Default or Event of Default then exists or would occur, (C) no liens, other than those permitted under the terms of this Agreement with regard to such surviving Borrower, on the assets of such other Borrower or Guarantor then exist, and (D) such surviving Borrower would not, as a result of such transaction, be liable for any Indebtedness or other obligations of such Guarantor or other Borrower, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to such surviving Borrower.

(b)               sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or any of its assets to any other Person (whether by Division or otherwise) (or agree to do any of the foregoing unless the terms of such agreement provide that: (i) Agent’s written consent is a condition to consummation of the prohibited action, or (ii) Payment in Full of the Obligations and termination of this Agreement is a condition to consummation of the prohibited action), except for:

(A)             sales of Inventory in the ordinary course of business,

(B)              returns and exchanges of Inventory to vendors in the ordinary course of business of a Borrower on terms and conditions consistent with the current or prior practices of such Borrower;

(C)              the sale or other disposition of assets (other than Collateral and other than assets subject to clause (D) of this Section below) by a Borrower or Guarantor or any Subsidiary in the ordinary course of its business that are no longer necessary or required, worn out, non-core or obsolete, in the conduct of such Borrower’s or Guarantor’s business;

(D)             sales or other dispositions by any Borrower or Guarantor or any Subsidiary of assets in connection with the closing or sale of a retail store location (the closure of a store is not in and of itself the disposition of assets), warehouse, distribution center or corporate office of such Borrower, Guarantor or Subsidiary in the ordinary course of business of such Borrower, Guarantor or Subsidiary, which sale or disposition consists of leasehold interests in the premises of such store or distribution center, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store or distribution center; provided, that, as to each and all such sales and closings, (1) Agent shall have received written notice of such sale or closing in accordance with Section 7.1(a) hereof, (2) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (3) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (4) all Net Proceeds thereof shall be subject to Section 2.2, and (5) in connection with the closure of any retail store locations pursuant to a plan where the aggregate Value of Inventory in all such stores is greater than $10,000,000, the Loan Parties shall solicit, on a competitive basis, reasonably detailed proposals from potential Liquidation Agents and the Loan Parties shall retain an independent, nationally recognized, professional retail inventory liquidation firm that provides full liquidation services reasonably acceptable to the Agent (the “Liquidation Agent”) (which for the avoidance of doubt, shall be subject to maintenance of “Chinese walls” between any Affiliate of the Agent submitting such proposal as a potential Liquidation Agent and the Agent),

(E)              in addition to the dispositions permitted in subclause (D) above, the sale or other disposition of Equipment (including worn-out, non-core or obsolete Equipment or Equipment no longer used or useful in the business of such Borrower or Guarantor) so long as the value of such Equipment sold in any fiscal year is equal to or less than the value of all Equipment acquired in such year,

(F)              the grant by any Borrower or Guarantor after the date hereof of a non-exclusive or exclusive license to any Person for the use of commercially reasonable terms of Intellectual Property in the ordinary course of business, so long as no Event of Default has occurred and is continuing at the time of the execution and delivery of the subject license or sublicense; provided, however, (1) any such licenses or sublicenses, if exclusive, are for commercially reasonable periods of time and have commercially reasonable geographical limitations, (2) if any such license or sublicense is for use within the United States or in any territory or possession thereof, then, after giving effect to such license, such Borrower or Guarantor must retain sufficient rights to use its Intellectual Property as to enable such Borrower or Guarantor to continue to conduct the material aspects of its business in the ordinary course, (3) any such licenses or sublicenses are on commercially reasonable terms to such Borrower or Guarantor pursuant to bona fide arm’s length transactions, (4) any such licenses or sublicenses do not impair in any material respect the value (to Borrower, Agent or Lenders) of the Intellectual Property or the Collateral as a whole or the marketability of the Intellectual Property or the Collateral taken as a whole, and (5) any such licenses or sublicenses do not otherwise materially and adversely affect the potential realization by Agent and Lenders of the value of the Intellectual Property or the Collateral taken as a whole when exercising their remedies under the terms of this Agreement and applicable law,

(G)             sales, transfers and dispositions of assets of (1) a Borrower to another Borrower, or (2) by a Guarantor to a Borrower or another Guarantor (other than Parent (other than assets the Parent is permitted to own pursuant to Section 9.15(b))), provided, that, in each case such transfer is otherwise consummated (and the lien and security interest of Agent and Secured Parties continues in such assets) in accordance with the terms of this Agreement and the other Financing Agreements,

(H)             the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (1) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower, Guarantor or Subsidiary, which notice shall specify whether such shares are to be sold pursuant to a public offering or if not a public offering, then the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (2) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (3) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive the Term Loan or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders (other than Affiliated Lenders) or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (4) except as Agent may otherwise agree in writing, upon the occurrence and continuance of an Event of Default or during a Compliance Period, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with Section 6.4(a) or at Agent’s option, to be held as cash collateral for the Obligations provided, that, in no event shall any Borrower or Guarantor issue any Capital Stock which would result in a Change of Control or other Event of Default; provided, further, that conditions (1) through (3) above shall not apply to issuances and sales of Capital Stock by any Borrower or Guarantor to any other Borrower or Guarantor (so long as such issued Capital Stock is pledged as Collateral),

(I)                [Reserved]

(J)                the abandonment, non-renewal, failure to maintain, cancellation or sale, transfer or other disposition of Intellectual Property which is not material to the conduct of any Borrower’s or Guarantor’s business and which has no material economic value, and

(K)             leases and subleases and other agreements related to Real Property in the ordinary course of business,

(L)              the transactions permitted under Sections 9.9, 9.10(h), 9.12 and 9.19 hereof,

(M)            dispositions of cash and Cash Equivalents subject to compliance with Section 9.10(b) hereof,

(N)             the issuance of Capital Stock in connection with the Closing Date Equity Contribution or the Post-Closing Equity Contribution,

(O)             [Reserved], and

(P)              in addition to the sales and dispositions permitted in clauses (A) through (O) of this Section 9.7(b), the sale or other disposition of assets, including, without limitation, any dispositions relating to store closings, with an aggregate fair market value not in excess of $20,000,000 for all such assets disposed of in any fiscal year of Borrowers or as Agent may otherwise agree; provided that for the avoidance of doubt, Net Proceeds received under this clause (N) shall be subject to Section 2.2.

provided that no sales or dispositions pursuant to this Section 9.7(b) other than as permitted pursuant to clauses (F), (G) or (J) shall include any Intellectual Property of the Loan Parties.

In connection with any disposition set forth in Section 9.7(b) hereof, Agent shall (and is hereby irrevocably authorized by Lenders to) upon the request of Administrative Borrower and at Borrowers’ expense, (1) upon the sale or other disposition of any Collateral permitted under Section 9.7(b) hereof, release such Collateral from the lien of Agent hereunder, and (2) in connection with the transactions described in clause (1), deliver to Administrative Borrower a UCC-3 partial release (or other appropriate instrument, as the case may be, including without limitation any terminations of intellectual property security agreements) in form and substance reasonably satisfactory to Agent, as may be necessary to evidence the release of the lien in favor of Agent upon any Collateral to the extent such Collateral is sold, transferred or otherwise disposed of in accordance with Section 9.7(b) hereof; provided, that, (a) Administrative Borrower certifies to Agent and Lenders in writing that such sale, disposition or other transaction is being consummated in accordance with the terms of this Agreement (and Agent and Lenders may rely conclusively upon such certificate without any further inquiry) and such release shall only be effective upon the consummation of such transaction, sale or other disposition, (b) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability to any third Person or create any obligations or entail any consequence to Agent or Lenders other than the release of such obligor or such lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair the Obligations of any Person not released or any lien upon (or obligations of obligors in respect of) the Collateral retained by such Borrower or Guarantor;

(c)               wind up, liquidate or dissolve, except (i) as permitted in clause (a) above or (ii) if such Person is a Subsidiary of any Borrower with assets having an aggregate fair market value of less than or equal to $100,000; and

(d)               consummate a Division as a Dividing Person without the prior written consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, if any Borrower or Guarantor that is a limited liability company consummates a Division (with or without the prior consent of the Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 9.23 and the other further assurances obligations set forth in the Financing Agreements and become a Borrower or Guarantor, as applicable, under this Agreement and the other Financing Agreements.

9.8              Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a)               the security interests and liens of Agent for itself and the benefit of the Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law;

(b)               liens securing the payment of taxes, assessments or other governmental charges or levies either not yet delinquent or the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c)               non-consensual statutory liens (including without limitation, landlords’, carriers’, warehousemen’s, mechanics, materialmen’s or other like liens but excluding liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)               zoning restrictions, building codes, easements, licenses, covenants, land use laws, and other restrictions affecting the use of Real Property and other similar matters of record affecting title to Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e)               purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

(f)                pledges and deposits of cash by any Borrower or Guarantor or Subsidiary after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current or prior practices of such Borrower or Guarantor;

(g)               liens or rights of setoff against credit balances of Borrowers, Guarantors or any of their Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(h)               pledges and deposits of cash by any Borrower or Guarantor or Subsidiary after the date hereof to secure the performance of tenders, bids, leases, trade contracts, statutory obligations and other similar obligations in each case (1) in the ordinary course of business of such Borrower, Guarantor or Subsidiary and (2) other than for the repayment of Indebtedness;

(i)                 liens arising from (i) operating leases and the precautionary UCC financing statement or fixture filings in respect thereof and (ii) Equipment or other materials which are not owned by any Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business of such Borrower, Guarantor or Subsidiary and the precautionary UCC financing statement or fixture filings in respect thereof;

(j)                 deposits of cash with the owner or lessor of premises leased and operated by any Borrower, Guarantor or Subsidiary in the ordinary course of the business of such Borrower, Guarantor or Subsidiary to secure the performance by such Borrower, Guarantor or Subsidiary of its obligations under the terms of the Real Property lease for such premises;

(k)               judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish Reserves with respect thereto;

(l)                 security interests in assets of a Borrower, Guarantor or Subsidiary existing at the time such Borrower, Guarantor or Subsidiary is acquired pursuant to a Permitted Acquisition after the date hereof; provided, that, each of the following conditions is satisfied as determined by Agent: (i) such security interests were not granted and did not arise in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) the assets subject to such security interests do not include any assets of the type or categories that constitute Collateral other than Equipment or Real Property and do not apply to any assets or properties of any Borrower or other Guarantor other than Equipment and Real Property of the Borrower, Guarantor or Subsidiary so acquired, (iii) the Indebtedness secured by such assets is permitted under Section 9.9(h) hereof;

(m)             other liens not otherwise permitted under any other subsection of this Section 9.8 with respect to property or assets of any Borrower, Guarantor or Subsidiary; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such liens does not exceed $1,000,000 at any time outstanding;

(n)               liens or security interests arising by law or granted by any Borrower or any Guarantor in favor of a lessor, landlord, consignee, warehouseman or bailee of a retail store location, Non-Retail Store Location or Warehouse Location, as applicable, on personal property and/or trade fixtures owned by any Borrower or Guarantor located at such locations granted pursuant to a lease agreement between such Borrower or Guarantor and such lessor, landlord, consignee, warehouseman or bailee, as applicable, entered into in the ordinary course of business, in each case granted to secure obligations owed by such Borrower or Guarantor with respect to any rental payments, service charges or other amounts owing to such lessor, landlord, consignee, warehouseman or bailee, as applicable, pursuant to such lease agreement; provided, that, in the event that Administrative Borrower does not obtain a Collateral Access Agreement with respect to such locations, Agent at its option, may establish a Reserve with respect to each such location in respect of amounts at any time due or to become due to the lessor, landlord, consignee, warehouseman or bailee, as applicable, of such location as Agent shall reasonably determine but in no event shall any Reserve with respect to rent be maintained in respect of any location for which a Collateral Access Agreement has been delivered to Agent;

(o)               [reserved];

(p)               liens incurred by any Borrower or Guarantor on any unearned premiums paid by any Borrower or Guarantor or any return of the premium for such policy pursuant to the Indebtedness described in Section 9.9(j) hereof;

(q)               the security interests and liens set forth on Schedule 8.4 hereto;

(r)                [reserved];

(s)                [reserved];

(t)                 liens securing the ABL Obligations to the extent permitted to be incurred pursuant to Section 9.9(t); provided that such liens are at all times subject to the Intercreditor Agreement.

For the avoidance of doubt, for purposes of this Agreement, “encumbrance” shall not be deemed to include licenses of Intellectual Property which are otherwise permitted under the terms of this Agreement.

9.9              Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)               the Obligations;

(b)               purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c)               guarantees by any Borrower or Guarantor or other Subsidiary of the Indebtedness or other obligations of any other Borrowers or Guarantors so long as such Indebtedness is otherwise permitted under this Section 9.9 and such other obligations are not prohibited by the terms of this Agreement;

(d)               the Indebtedness of any Borrower, Guarantor or other Subsidiary to any other Borrower or Guarantor or other Subsidiary arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Sections 9.10(h) or 9.10(i) hereof;

(e)               unsecured Indebtedness of any Borrower, Guarantor or Subsidiary arising after the date hereof to any third Person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor and subordination agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the Person or Persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, upon the occurrence and continuance of an Event of Default or during a Compliance Period, all of the cash proceeds of such loans or other accommodations incurred during the occurrence of such Event of Default or during such Compliance Period shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent’s option, to be held as cash collateral for the Obligations, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $5,000,000, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except as permitted by Section 9.24), or set aside or otherwise deposit or invest any sums for such purpose, in each case without the written consent of Agent;

(f)                Indebtedness of any Borrower, Guarantor or any of their Subsidiaries entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are not for speculative purposes, and (ii) such Indebtedness shall be unsecured, except to the extent secured by pledges or deposits of cash as permitted under Section 9.8 hereof;

(g)               the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, and (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose;

(h)               Indebtedness of a Borrower, Guarantor or Subsidiary existing at the time such Borrower, Guarantor or Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, each of the following conditions is satisfied as reasonably determined by Agent: (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness is not secured by any assets of any Borrower or Guarantor other than Equipment or Real Property of the Borrower, Guarantor or Subsidiary so acquired, (iii) no other Borrower or Guarantor shall have any obligation or liability in respect of such Indebtedness except as otherwise permitted hereof, (iv) if the amount of such Indebtedness is greater than $1,000,000, it shall be on terms and conditions reasonably acceptable to Agent, and (v) the aggregate amount of such Indebtedness pursuant to all Permitted Acquisitions shall not exceed $2,000,000 at any time outstanding;

(i)                 unsecured Indebtedness of the Parent evidenced by the Convertible Notes not to exceed the aggregate principal amount outstanding on the Closing Date;

(j)                 Indebtedness of Borrowers and Guarantors and their Subsidiaries in connection with the financing of insurance premiums in respect of unearned premiums payable on certain insurance policies maintained by Borrower, provided, that, (i) in no event shall the total amount of such Indebtedness outstanding at any time exceed $4,000,000, and (ii) such Indebtedness shall be unsecured except to the extent of any unearned premiums paid by any Borrower or Guarantor or any return of the premium for such policy;

(k)               unsecured Indebtedness in respect of workers’ compensation claims, self insurance obligations, bankers acceptances, performance, surety bonds and other similar obligations in the ordinary course of business;

(l)                 other unsecured Indebtedness of any Borrower, Guarantor or Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof, together with any refinancing Indebtedness in respect thereof, would not exceed $25,000,000;

(m)             unsecured Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is repaid within five (5) Business Days;

(n)               unsecured Indebtedness resulting from agreements to provide for working capital adjustments of purchase price, earnouts or other similar obligations incurred in connection with Permitted Acquisitions, provided, that, such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior payment and satisfaction in full payment of all of the Obligations pursuant to the terms of a subordinations agreement between Agent and such third party, in form and substance reasonably satisfactory to Agent;

(o)               the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to Investments consisting of loans and advances permitted under Sections 9.10(d), 9.10(h) or 9.10(i) hereof, provided, that, as to any such Indebtedness at any time owing by a Borrower to a Guarantor or another Borrower, (i) the Indebtedness arising pursuant to such Investment shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, and (ii) any such Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered, subject to the Intercreditor Agreement, to Agent or ABL Agent upon Agent’s or ABL Agent’s request to hold as part of the Collateral (as defined in this Agreement or in the ABL Credit Agreement), with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;

(p)               refinancing of the Indebtedness referenced in the subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (l) of this Section 9.9 (or this subsection (p))(such Indebtedness being referred to herein as the “Refinanced Indebtedness” so long as (i) such Indebtedness continues to comply with all provisions of such subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), or (l), as applicable, (ii) the incurrence of such Indebtedness would not otherwise cause a Default or Event of Default to occur, and (iii) the terms of such Indebtedness (including subordination terms, if applicable) are not on terms which, taken as a whole, are materially more adverse to Borrowers, Guarantors, Agent or any Lender than the Refinanced Indebtedness, (iv) the principal amount of such Refinanced Indebtedness does not exceed the outstanding principal balance of the original amount of such Indebtedness plus costs, fees, expenses and accrued interest, and (v) the final maturity date of such refinancing Indebtedness is a maturity date that is not earlier than ninety days after the scheduled Maturity Date;

(q)               ~~[reserved]~~Indebtedness of any Affiliated Lender arising in connection with the Affiliated Lender Loan Holdings;

(r)                [reserved];

(s)                Permitted Subordinated Indebtedness; provided that at the time of incurrence of such Permitted Subordinated Indebtedness and immediately after giving effect thereto (i) the Required Conditions shall have been satisfied and (ii) no Event of Default shall have occurred and be continuing; and

(t)                 Indebtedness under the ABL Credit Agreement and the other Financing Agreements (as defined in the ABL Credit Agreement) so long as it remains subject to the terms of the Intercreditor Agreement and such ABL Obligations in aggregate amount do not exceed the ABL Cap Amount (as defined in the Intercreditor Agreement) and any refinancing of such Indebtedness subject to the conditions set forth in clause (p) above.

Notwithstanding anything in this Section 9.9 to the contrary, (x) the aggregate amount of any refinancing Indebtedness incurred pursuant to subsection (p) of this Section 9.9 in respect of Refinanced Indebtedness originally incurred under subsections (b), (e), (h), (i), (j) or (l) shall be subject to, and shall continue to count towards, the dollar limitations applicable to Indebtedness set forth in the applicable subsection pursuant to which the Refinanced Indebtedness was incurred and (y) ABL Obligations may only be incurred under Section 9.9(t).

9.10          Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary immediately prior to such merger) any Capital Stock, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing an “Investment”), except:

(a)               the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)               Investments in cash or Cash Equivalents; provided, that, the terms and conditions of Section 5.2 and Section 6.3 hereof shall have been satisfied with respect to the Deposit Account, investment account or other account in which such cash or Cash Equivalents are held;

(c)               (i) the existing equity Investments of each Borrower and Guarantor as of the Closing Date in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(i)                 a Borrower or Guarantor may form a Subsidiary, provided, that,

(A)             Agent shall have received promptly upon any such formation or acquisition all of the agreements, documents and instruments required by the terms of Sections 5.2 and 9.23 hereof,

(B)              as of the date of the organization, formation or acquisition of any such Subsidiary and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, and

(C)              in the event that Administrative Borrower requests that any such new Subsidiary that is directly or indirectly wholly owned by Parent be designated a Borrower hereunder, in no event shall any Inventory, Accounts, Credit Card Receivables, Equipment or Intellectual Property of such Subsidiary be deemed Eligible Inventory, Eligible Accounts, Eligible Credit Card Receivables, Eligible Equipment or Eligible Intellectual Property until Agent shall have conducted a field examination and appraisal with respect to such assets and the results of such field examination, appraisal, and other due diligence shall be reasonably satisfactory to Agent, and then only to the extent the criteria for Eligible Inventory, Eligible Accounts, Eligible Credit Card Receivables, Eligible Equipment and Eligible Intellectual Property set forth herein are satisfied with respect thereto (as such criteria may be reasonably modified by Agent to reflect the results of Agent’s field examination and appraisal); and

(D)             such Subsidiary shall be an operating company that engages in a Permitted Business or an operating company or a holding company formed to make a Permitted Acquisition;

(d)               Investments by (x) a Borrower, Guarantor or Subsidiary in another Borrower or Guarantor, in each case after the date hereof or (y) a Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party; provided, in each case, that, (i) to the extent that such Investment gives rise to any Indebtedness, such Indebtedness is permitted hereunder, and (ii) to the extent that such Investment gives rise to the issuance of any shares of Capital Stock, such issuance is permitted hereunder;

(e)               loans and advances by any Borrower, Guarantor or Subsidiary to employees of such Borrower, Guarantor or Subsidiary not to exceed the principal amount of $500,000 in the aggregate at any time outstanding;

(f)                stock or obligations issued to any Borrower, Guarantor or Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument issued to any Borrower or Guarantor evidencing such obligations shall be promptly delivered to, subject to the Intercreditor Agreement, Agent or ABL Agent, upon the request of Agent or ABL Agent, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

(g)               obligations of Account Debtors to any Borrower, Guarantor or Subsidiary arising from Accounts which are past due whether or not evidenced by a promissory note made by such Account Debtor payable to such Borrower, Guarantor or Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note by any such Borrower or Guarantor, subject to the Intercreditor Agreement, such promissory note shall be endorsed to the order of Agent or ABL Agent by such Borrower or Guarantor and promptly delivered to Agent or ABL Agent as so endorsed;

(h)               loans by (x) a Borrower or Guarantor or Subsidiary to another Borrower or Guarantor or (y) a Subsidiary that is not a Loan Party to a Borrower or Guarantor, in each case after the date hereof, provided, that,

(i)                 as to all of such loans by a Borrower or Guarantor, (A) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered, subject to the Intercreditor Agreement, to Agent or ABL Agent upon Agent’s or ABL Agent’s request to hold as part of the Collateral (as defined in this Agreement or in the ABL Credit Agreement), with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (B) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (C) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

(ii)              as to loans by a Guarantor or Subsidiary to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions reasonably acceptable to Agent, (B) promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance reasonably satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness owing to any Subsidiary that is not a Borrower or Guarantor prior to the end of the then current term of this Agreement;

(i)                 the loans and advances set forth on Schedule 9.10 hereto; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto;

(j)                 ~~[reserved]~~the acquisition of the Affiliated Lender Loan Holdings by any Affiliated Lender;

(k)               Permitted Acquisitions;

(l)                 the Convertible Note Hedge and Warrant Transactions;

(m)             [reserved];

(n)               Investments by any Borrower or Guarantor in any Foreign Subsidiary, or acquisitions by any Borrower or Guarantor of any foreign Acquired Business, not to exceed aggregate consideration for all such Investments and acquisitions under this subsection (n) of $500,000 (plus the Net Proceeds of any subsequent sale of any portion of the interests in such Foreign Subsidiary or foreign Acquired Business acquired pursuant to this subsection (n) but in no event shall Investments pursuant to this subsection (n) exceed $500,000); provided, that, at the time of making any such Investment or acquisition and immediately after giving effect thereto (i) the Required Conditions shall have been satisfied and (ii) no Event of Default shall have occurred and be continuing; and

(o)               other Investments by Borrowers and Guarantors and their Subsidiaries not otherwise permitted pursuant to subsections (a) through (n) of this Section 9.10, (other than Foreign Subsidiaries), provided, that, (i) the aggregate outstanding amount of all such Investments (valued at cost) shall not exceed $5,000,000 at any time (in each case determined without regard to any write-downs or write offs), and (ii) at the time of making any such Investment and immediately after giving effect thereto no Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, in no event shall any Intellectual Property of the Loan Parties be included in any of the foregoing Investments.

9.11          Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)               any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of Capital Stock (other than capital stock described in clause (e) of the definition of “Indebtedness”);

(b)               Borrowers and Guarantors may pay dividends or make distributions to the extent of payments permitted in Section 9.12 below;

(c)               any Subsidiary of a Borrower or Guarantor may pay dividends or make distributions (directly or indirectly) to a Borrower or Guarantor;

(d)               for any fiscal quarter ending after June 27, 2020, Parent may pay cash dividends to its shareholders once per fiscal quarter in an amount not to exceed the lesser of (x) 40% of Excess Cash Flow for the prior fiscal quarter and (y) 30% of EBITDA for the prior fiscal quarter, provided, that, (i) the Required Conditions have been satisfied, (ii) no Default or Event of Default shall have occurred and be continuing as of the date of any such payment and after giving effect to such payment, and (iii) 60% of Excess Cash Flow for such prior fiscal quarter minus the applicable Required Amortization Amount for such prior fiscal quarter is positive;

(e)               [reserved];

(f)                the Loan Parties may make Permitted Tax Distributions so long as no Event of Default pursuant to Sections 10.1(a)(i), 10.1(g) or 10.1(h) has occurred and is continuing or would result therefrom; and

(g)               Borrowers and Guarantors may repurchase (or may pay dividends or make distributions to Parent, and Parent may make further distributions thereon, in each case to permit such repurchase) Capital Stock of Parent, Ultimate Parent or any Person that owns, directly or indirectly, 100% of the Capital Stock of Parent, including Capital Stock to be repurchased pursuant to any share repurchase agreement or similar agreement (which shall include, for the avoidance of doubt, the Convertible Note Hedge and Warrant Documents ) and Capital Stock held by or to be issued to current or former employees, directors and officers pursuant to or in connection with any employee stock ownership, option or other equity compensation plan thereof or pursuant to any employment or consulting arrangement or equity subscription agreement, shareholders agreement or similar agreement in an aggregate amount not to exceed $1,000,000 in any fiscal year, so long as no Default or Event of Default shall have occurred and be continuing as of the date of any such payment and after giving effect to such payment;

provided that no Intellectual Property shall be included in any such dividends, distributions or payments made pursuant to this Section 9.11.

9.12          Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

(a)               purchase, acquire or lease any property from, or sell, transfer or lease any property or provide services to, any officer, director or other Affiliate of such Borrower or Guarantor (other than another Borrower or Guarantor), except:

(i)                 in the ordinary course of (except with respect to transactions permitted under Sections 9.7, 9.8, 9.9, 9.10 or 9.11) and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated Person;

(ii)              transactions permitted under Section 9.7(a) hereof;

(iii)            transactions permitted under Section 9.12(b) hereof;

(iv)             transactions between any Borrower and/or Guarantor and any other Borrower and/or Guarantor, provided, that, in each case such transaction is in accordance with the terms of this Agreement and the other Financing Agreements;

(v)               any Indebtedness permitted by Section 9.9(c), (d), (g), (h) and (o);

(vi)             any Investments in a Subsidiary, or joint venture permitted by Section 9.10; and

(vii)          issuances of Capital Stock.

(b)               make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except

(i)                 reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor and reimbursement of expenses in the ordinary course of business of such Borrower or Guarantor;

(ii)              payments to any Person that owns, directly or indirectly, 100% of the Capital Stock of Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services (other than management or sponsor fees) paid by such Person on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor, provided, that, the aggregate amount of all such payments in any fiscal year shall not exceed $3,000,000; and

(iii)            payments to the extent permitted under Section 9.24 hereof.

For avoidance of doubt, the payment of Permitted Tax Distributions shall not be subject to this Section 9.12.

9.13          Compliance with ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and Guarantor shall, and shall with respect to any Plan cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt “prohibited transaction” (within the meaning of Section 4975(c)(1) of the Code) which would be reasonably likely to subject Borrower or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975(a) or (b) of the Code or Section 406 of ERISA; (e) make all required contributions to any Plan under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan; or (g) allow or suffer to exist any occurrence of a “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder, except for any such event with respect to which notice has been waived pursuant to applicable regulations) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could reasonably be expected to result in any material liability to any Borrower or Guarantor.

9.14          Fiscal Year. Each Borrower and Guarantor shall, for financial reporting purposes, cause its fiscal year, and the fiscal year of each of its Subsidiaries (including any Foreign Subsidiary) to end on the last Saturday of December of each calendar year (except for 53-week years). In no event shall any Borrower or Guarantor thereafter change its fiscal year.

9.15          Change in Business.

Each Borrower and Guarantor shall not engage in any business other than the Permitted Business.

9.16          Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor (other than Parent) shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or materially limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the ABL Credit Agreement, (iii) customary provisions restricting subletting or assignment of any lease (or hypothecation thereof) governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, (vi) the extension or continuation of contractual obligations in existence on the date hereof and otherwise permitted hereunder; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued, (vii) any agreement related to an otherwise permitted refinancing of Indebtedness permitted under the terms of this Agreement, and (viii) Indebtedness permitted to be incurred under the terms of this Agreement with terms no more restrictive than those set forth herein.

9.17          Financial Covenants.

(a)               Borrowers and Guarantors shall not incur, or permit to be incurred, Capital Expenditures in the aggregate during each fiscal year to exceed $20,000,000, excluding any Capital Expenditures made with the Net Proceeds of Events of Loss in accordance with Section 2.2; provided, however, that so long as no Event of Default is continuing and no Compliance Period is in effect, to the extent that actual Capital Expenditures (excluding any Capital Expenditures made with the Net Proceeds of Events of Loss in accordance with Section 2.2) incurred in any fiscal year shall be less than the maximum amount for such fiscal year (without giving effect to the carryover permitted by this proviso), the difference between such stated maximum amount and such actual Capital Expenditures shall, in addition to any amount permitted above, be available for Capital Expenditures in the next succeeding fiscal year (it being agreed that Capital Expenditures incurred in any fiscal year shall be deemed to have been incurred first, in respect of amounts permitted pursuant to this Section 9.17(a) without giving effect to this proviso and then, in respect of any amount permitted solely by reason of this proviso).

(b)               Borrowers and Guarantors shall not permit Liquidity, as of the close of business of the Administrative Borrower on the last Business Day of each week, to be less than $10,000,000.

(c)               Borrowers and Guarantors shall not permit consolidated EBITDA of the Borrowers and Guarantors, (i) for ~~any~~the fiscal quarter~~, calculated as of the last day of such fiscal quarter~~ ended as of March 28, 2020, to be less than sixty-five percent (65%) of the EBITDA set forth for such fiscal quarter in the Specified Closing Plan~~.~~, (ii) for the fiscal quarter ended as of June 27, 2020, to be less than eighty percent (80%) of the EBITDA set forth for such fiscal quarter in the Specified Closing Amended Plan; (iii) for the fiscal quarters ended as of September 26, 2020 and December 26, 2020, respectively, to be less than sixty-five percent (65%) of the EBITDA set forth for such fiscal quarters in the Specified Closing Amended Plan; and (iv) for any fiscal quarter thereafter, to be less than sixty-five percent (65%) of the EBITDA set forth for such fiscal quarter in the Specified Closing Plan, in each case, calculated as of the last day of such fiscal quarter.

(d)               Equity Cure

(i)                 Notwithstanding anything to the contrary contained in Section 10, in the event that the Borrowers and Guarantors fail to comply with the requirement of any financial covenant set forth in Section 9.17, until the expiration of the 10th Business Day following the date of the delivery of the Compliance Certificate under Section 9.6(a) in respect of the fiscal period for which such financial covenant is being measured, the Borrowers and Guarantors shall have the right to cure such failure (the “Cure Right”) by receipt of cash equity proceeds derived from an issuance of Capital Stock in the Parent, and upon receipt by the Parent of such cash equity proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:

(ii)              EBITDA shall be increased, solely for the purpose of determining the existence or non-existence of an Event of Default resulting from a breach of the financial covenants set forth in Section 9.17(c), with respect to the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(iii)            if, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the financial covenants set forth in Section 9.17, the Borrowers shall be deemed to have satisfied the requirements of the financial covenants set forth in Section 9.17 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of four Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount required to cause the Borrowers to be in compliance with applicable financial covenants set forth in Section 9.17; (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Loan Documents other than for determining compliance with Section 9.17; and (v) no cash dividends may be made pursuant to Section 9.11(d) for two consecutive quarters following the exercise of any Cure Right.

9.18          Credit Card Agreements. Each Borrower shall (a) observe and perform in all material respects all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do or permit, suffer or refrain from doing anything, as a result of which there could be a default or breach of any of the terms of the Credit Card Agreements and at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than ten (10) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may reasonably request) and (ii) such Borrower delivers, or causes to be delivered to Agent, subject to Section 9.29, a Credit Card Acknowledgment in favor of Agent; (d) give Agent prompt written notice of any Credit Card Agreement or material amendment or other material modification of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; (e) furnish to Agent, promptly upon the request of Agent, such material information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements; and (f) not modify in any material respect any payment instruction given by Agent to any Credit Card Issuer or Credit Card Processor provided for in any Credit Card Acknowledgment to the extent given in accordance with the terms thereof or otherwise direct the remittance of payments under any Credit Card Agreement to any account other than the Blocked Accounts.

9.19          License Agreements.

(a)               Except as could not reasonably be expected to have a Material Adverse Effect, Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing except as permitted pursuant to Section 9.19(b) below, (iv) give Agent prompt written notice of any material License Agreement (other than Promotional Agreements or licenses by a Borrower, Guarantor or any of their Subsidiaries to a private label manufacturer entered into in the ordinary course of business for the production of Inventory on behalf of a Borrower or “click through” licenses to website hosts or providers in connection with on-line purchasing or licenses to a Borrower by a customer to use such customer’s trademarks or service marks for purposes of goods or services provided by such Borrower to or for such customer or licenses for commercially available off the shelf software) entered into by any Borrower, Guarantor or any of their Subsidiaries after the date hereof, together with (A) either (x) a description of such License Agreement listing the Intellectual Property subject thereto, the name and address of the parties thereto, the term of the license arrangement and the products and territory subject to such license, or (y) a true, correct and complete copy of such License Agreement, and (B) such other information with respect thereto as Agent may reasonably request (subject to any obligation of confidentiality contained therein), (v) give Agent prompt written notice of any notice of default sent to another party to a material License Agreement by Borrower of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b)               Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option.

9.20          Foreign Assets Control Regulations, Etc. Neither the requesting or borrowing of the Term Loan or the use of the proceeds thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the USA PATRIOT Act). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

9.21          After Acquired Real Property. If any Borrower or Guarantor hereafter acquires fee simple title to any Real Property, such Real Property and related fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a mortgage in favor of Agent, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $1,000,000 (or if a Default or Event of Default has occurred and is continuing, then regardless of the fair market value of such assets), and excluding any Real Property subject to a lien permitted under Sections 9.8(e) and 9.8(l) hereof, without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly as reasonably practical upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance reasonably satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first lien and mortgage on and security interest in such Real Property, fixtures or other property (except for liens permitted under Section 9.8 hereof or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may reasonably require in connection therewith.

9.22          Costs and Expenses. Borrowers and Guarantors shall pay to (I) Agent on demand all reasonable and documented out-of-pocket costs, expenses and filing fees paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: subject to Section 6.5(b) (a) all costs and expenses of filing or recording (including UCC financing statement filing fees and mortgage recording fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) [Reserved]; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (~~f~~II) after an Event of Default has occurred and is continuing, reasonable and documented out-of-pocket attorneys’ fees of Agent and the Lenders (other than Affiliated Lenders) incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender (other than Affiliated Lenders) arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters) (limited to one primary counsel (to be retained by Agent) to Agent and all Lenders (other than Affiliated Lenders), taken as a whole, plus (x) if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and (y) in the case of an actual or perceived conflict of interest where such Person affected by such conflict informs Administrative Borrower of such conflict, in each case, a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Persons); (~~g~~III) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office for no more than two (2) periodic field exams during a consecutive twelve (12) month period; provided, that, any field exam during the occurrence and continuance of an Event of Default or during a Compliance Period shall be at the Borrowers’ expense; and (~~h~~IV) the reasonable and documented out-of-pocket fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing (limited to one primary counsel, plus, if reasonably necessary one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)).

9.23          Further Assurances.

(a)               In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary (other than a Foreign Subsidiary) after the date hereof, as to any such Subsidiary, (i) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance reasonably satisfactory to Agent), (A) an absolute and unconditional guarantee of payment of the Obligations in the form of a Guaranty (or a joinder or assumption agreement to the existing Guaranty), (B) a joinder to this Agreement granting to Agent a security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof and with the lien priority required by the Financing Agreements, (C) a joinder to the Intercreditor Agreement acknowledging the lien priorities granted thereby and (D) such other agreements, documents and instruments as Agent may reasonably require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a “Borrower” (to the extent directly or indirectly wholly owned by Parent) or as a “Guarantor”, as Agent may determine, including, but not limited to, supplements and amendments hereto and to the other Financing Agreements (including any a Borrower Joinder Agreement with respect to a Subsidiary that is to become a party hereto as a “Borrower”), authorization to file UCC financing statements, Collateral Access Agreements (subject to the requirements of Section 9.2 hereof) and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, company resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person and (ii) the Borrower or Guarantor forming such Subsidiary shall, subject to the Intercreditor Agreement, (A) execute and deliver to Agent, a supplement to this Agreement to which it is a party, in form and substance reasonably satisfactory to Agent, granting to Agent a pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary (but no more than 65% of the Voting Stock of any Foreign Subsidiary) with the lien priority required by the Financing Agreements, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) to Agent or ABL Agent, together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall reasonably require with respect to Agent’s security interests therein).

(b)               In the case of an acquisition of assets (other than Capital Stock and Real Property) by a Borrower or Guarantor after the date hereof, Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof, and (ii) subject to Section 9.2 hereof, all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (iii) in the case of a Material Permitted Acquisition, at the option of Agent, the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (iv) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, company resolutions and other organization and authorizing documents and favorable opinions of counsel to such person.

(c)               At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

The Borrowers will cause any Person guaranteeing ABL Obligations to contemporaneously become a Guarantor of the Obligations in accordance with Section 9.23(a).

9.24          Permitted Payments of Indebtedness. No Borrower and no Guarantor will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, Securities or other property) of or in respect of principal of or interest on any Indebtedness (other than Indebtedness between any Borrower or Guarantor and Indebtedness permitted under Sections 9.9(j), 9.9(k), or 9.9(m)), or any payment or other distribution (whether in cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except:

(a)               payment of Indebtedness created under the Financing Agreements;

(b)               payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 9.9, other than payments in respect of the subordinated Indebtedness prohibited by the subordination provisions thereof;

(c)               refinancings of Indebtedness to the extent permitted by Section 9.9(p);

(d)               payment of secured Indebtedness permitted under Section 9.10 that becomes due as a result of any sale or transfer of, or casualty, condemnation or taking with respect to, the property or assets securing such Indebtedness;

(e)               optional prepayments of Indebtedness (other than with respect to Permitted Subordinated Indebtedness and Indebtedness under the ABL Credit Agreement); provided, that (i) the Required Conditions are satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such prepayment;

(f)                cash payments or other distributions with respect to the Convertible Notes, including any redemption, conversion or other repurchase or repayment of the Convertible Notes not to exceed the Convertible Notes Repurchase Amount;

(g)               [reserved];

(h)               optional prepayments of Permitted Subordinated Indebtedness (subject to the terms of an intercreditor subordination agreement in form and substance acceptable to Agent in its sole reasonable discretion) so long as (i) the Required Conditions are satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such prepayment; and

(i)                 optional prepayments of Indebtedness under the ABL Credit Agreement (subject to the terms of Intercreditor Agreement).

9.25          Amendment of ABL Loan Documents. The Borrowers and the Guarantors will not amend, waive, modify or supplement or consent to any amendment, waiver, modification or supplement of any ABL Loan Documents, if such amendment, waiver or other modification would contravene any provision of the Intercreditor Agreement.

9.26          Parent Holding Status. With respect to Parent, engage in any business or activity, hold any assets or incur any Indebtedness or other liabilities, other than (i) its ownership of the Capital Stock in the Borrowers, intercompany notes permitted hereunder, cash and Cash Equivalents, notes of officers, directors and employees permitted hereunder, and all other assets incidental to its ownership of Capital Stock in the Borrowers, or related to the management of its investment in the other Loan Parties, (ii) maintaining its corporate existence, (iii) participating in Tax, accounting, corporate, housekeeping and other administrative activities as a holding company or as a member of the consolidated group of companies including the Loan Parties, (iv) executing, delivering and performing its rights and obligations under the Financing Agreements, the ABL Loan Documents and any documents and agreements governing any Permitted Acquisitions or Investments permitted hereunder to which it is a party, including, for the avoidance of doubt (and to the extent permitted hereunder and otherwise in accordance herewith), the formation, maintenance, merger, amalgamation, consolidation, liquidation or dissolution of a Subsidiary in connection with a Permitted Acquisition or Investment permitted hereunder, (v) making any Permitted Distribution hereunder and any other payments permitted to be made by Parent pursuant to Section 9.12 hereunder, (vi) purchasing or acquiring Capital Stock of the Borrowers, (vii) making capital contributions to the other Loan Parties, (viii) executing, delivering and performing its rights and obligations under any employment agreements and any documents related thereto, (ix) the buyback and sales of equity from or to officers, directors, managers and employees of Parent and its Subsidiaries and other persons in accordance with Section 9.11, (xiii) transactions expressly described in this Agreement as involving Parent and permitted under this Agreement, (xiv) retaining employees and consultants, (xv) making filings, (xvi) issuing financial statements, (xvii) administering employee benefit and other equity programs, (xviii) maintaining directors and officers insurance, (xviii) issuing and selling Capital Stock and accepting capital contributions (to the extent otherwise permitted under this Agreement), (xix) opening bank accounts, (xx) engaging counsel, auditors and financial advisors, ~~and~~ (xxi) acquiring, holding and otherwise acting with respect to the Affiliated Lender Loan Holdings, and (xxii) activities incidental to the business or activities described in clauses (i)-(~~xx~~xxi) above.

9.27          Term Loan Notes. If so requested by any Lender by written notice to the Administrative Borrower (with a copy to the Agent), the Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.7) (promptly after such Borrower’s receipt of such notice) a Term Loan Note or Term Loan Notes to evidence such Lender’s Term Loans to such Borrower.

9.28          Post-Closing Equity Contribution; Fundamental Change Company Notice.

(a)               On or prior to January 31, 2020 (or such later date that Agent may agree to in its sole discretion) (the “Post-Closing Equity Contribution Deadline”), the Permitted Holders shall have contributed (or caused to be contributed), directly or indirectly, cash equity contributions (the “Post-Closing Equity Contribution”) to Ultimate Parent or Parent (in the form of (i) common equity or (ii) pay-in-kind preferred equity reasonably satisfactory to Agent) in an aggregate amount of not less than $60,000,000. The proceeds of the Post-Closing Equity Contribution shall be deposited and maintained in either (i) the Convertible Notes Escrow or (ii) another Deposit Account reasonably acceptable to the Agent and the ABL Agent that is subject to a Deposit Account Control Agreement, and such proceeds may be used to redeem, convert or otherwise repurchase or repay the Convertible Notes (or to fund the Convertible Notes Escrow for such purposes), or , after the Convertible Notes have been redeemed in full, for other general corporate purposes.

(b)               Parent shall deliver a Fundamental Change Company Notice (as defined in the Convertible Note Indenture) with respect to the Acquisition to all holders of Convertible Notes and the trustee under the Convertible Note Indenture not later than the date that is twenty days following the Closing Date. Such Fundamental Change Company Notice shall (i) provide that the Fundamental Change Repurchase Date (as defined in the Convertible Note Indenture) shall be the date that is 35 calendar days following the date of the Fundamental Change Company Notice and (ii) otherwise be in accordance with the terms of the Convertible Note Indenture.

9.29          Post-Closing Obligations. Borrowers shall deliver, or cause to be delivered, to Agent each of the agreements, documents, instruments and other items set forth on Schedule 9.29 hereto, in each case within the periods provided for therein (subject, in each case, to Agent’s right to extend such period in its sole discretion).

SECTION 10.                        EVENTS OF DEFAULT AND REMEDIES

10.1          Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)               (i) any Borrower fails to make any principal payment or any payment required under Section 2.1(c), in each case, after the same becomes due and payable, or any Borrower fails to pay any of the other Obligations (other than with respect to principal payments) within two (2) Business Days after the same becomes due and payable, (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, 9.25, 9.26, 9.28, or 9.29 of this Agreement, (iii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1(a), 9.2, 9.3, 9.4, 9.5, 9.13, 9.16, 9.18, 9.20 and 9.22 of this Agreement and such failure shall continue for five (5) Business Days; provided, that, such five (5) Business Days period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such five (5) Business Days period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or any Guarantor of any such covenant or (iv) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i), 10.1(a)(ii) or 10.1(a)(iii) above and Section 10.1(m) below and such failure shall continue unremedied for thirty (30) days after the earlier of (A) notice thereof from the Agent or (B) any Borrower’s or Guarantor’s knowledge of such breach;

(b)               any representation or warranty made by any Borrower or Guarantor to Agent or any Secured Party in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise, in each case relating to the Financing Agreements or the Term Loan, shall when made or deemed made be false or misleading in any material respect;

(c)               any Guarantor revokes or terminates or attempts to revoke or terminate any guarantee in favor of Agent or any Lender;

(d)               any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $2,500,000 in the aggregate (to the extent not covered by insurance) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor which would result in a Material Adverse Effect;

(e)               [Reserved];

(f)                any Borrower or Guarantor makes a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)               a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any substantial part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or Guarantor by corporate action shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)               a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any substantial part of its property;

(i)                 any default in respect of the ABL Obligations or any other Indebtedness (excluding any default under the Convertible Note Documents) of any Borrower or Guarantor, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $2,500,000, which default continues for more than the applicable cure period, if any, with respect thereto; provided that (x) this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and (y) any such default (other than a default in respect of the ABL Obligations) is unremedied and is not waived by the holders of such Indebtedness prior to acceleration of the Term Loan pursuant to this Section 10.1;

(j)                 any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected (subject only to Permitted Encumbrances and Liens Permitted under Section 9.8(t)) security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein) with the priority required by the Financing Agreements;

(k)               an ERISA Event shall occur which results in liability of any Borrower or Guarantor in an amount which could reasonably be expected to have a Material Adverse Effect;

(l)                 any Change of Control;

(m)             fails at any time to comply with Section 6.7(b) of this Agreement;

(n)               any Credit Card Issuer or Credit Card Processor (i) withholds payment of amounts otherwise payable to any Borrower or Guarantor to fund a reserve account or otherwise hold as collateral, or shall require any Borrower or Guarantor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower or Guarantor shall provide a letter of credit to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit shall exceed an aggregate for all Borrowers and Guarantors of $1,000,000, or (ii) shall debit or deduct any amounts from any Deposit Account of any Borrower or Guarantor or (iii) shall send notice to a Borrower or Guarantor that it is ceasing to make or suspending payments to such Borrower or Guarantor of amounts due or to become due to any Borrower or Guarantor or (iv) shall send notice to any Borrower that it is terminating its arrangements with such Borrower or Guarantor or such arrangements, except where (A) the loss of services by a Credit Card Issuer or Credit Card Processor would not result in non-payment of amounts due to any Borrower or could not reasonably be expected to cause a Material Adverse Effect or (B) such Borrower or Guarantor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within forty-five (45) days after the date of any such notice;

(o)               the Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Borrower, any Guarantor, the ABL Agent, any ABL Lender, or any other party thereto, or shall be repudiated by any of them, or cease to establish the relative lien priorities required or purported thereby, or any Borrower, any Guarantor, the ABL Agent, any ABL Lender, or any of their respective Affiliates shall so state in writing;

(p)               the Acquisition has not been consummated in compliance with Section 4(w) within one (1) Business Day following the Closing Date; or

(q)               the Equity Commitment Letter shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against Tributum before the funding of the full Convertible Notes Repurchase Amount into the Convertible Notes Escrow.

10.2          Remedies.

(a)               At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

(b)               Without limiting the foregoing, at any time an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (in each case subject to the Intercreditor Agreement) (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the benefit of the Secured Parties (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Guarantor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors, (vii) give notice of sole control or any other instruction under any Deposit Account Control Agreement (to the extent of Agent’s authority therefor under such Deposit Account Control Agreement), and/or (viii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days’ prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(c)               At any time or times that an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall (in each case subject to the Intercreditor Agreement), enforce the rights of any Borrower or any Guarantor against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall (in each case subject to the Intercreditor Agreement), at such time or times (i) notify any or all Account Debtors, secondary obligors or other obligor in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all Account Debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, subject to the Intercreditor Agreement, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and any Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may reasonably require. Subject to the Intercreditor Agreement, in the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(d)               To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section. Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)               [Reserved]

(f)                Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and, subject to Section 9.22, all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(g)               Without limiting the foregoing, upon the occurrence of an Event of Default, Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

10.3          Borrowers’ and Guarantors’ Obligations Upon Default. Subject to the Intercreditor Agreement, upon the request of Agent after the occurrence and during the continuance of an Event of Default, each Borrower and Guarantor will:

(a)               assemble and make available to Agent the Collateral and all books and records relating thereto at any place or places specified by Agent, whether at a Borrower’s or Guarantor’s premises or elsewhere;

(b)               permit Agent, by Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Borrower or Guarantor for such use and occupancy.

10.4          Grant of Intellectual Property License. For the purpose of enabling the Agent to exercise the rights and remedies under this Section 10 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower and Guarantor hereby (a) grants to Agent, for the benefit of Agent and the Lenders, to the extent licensable and to the extent that the same would not conflict with or, under applicable law and the terms of such agreement, result in the invalidity or breach of any agreements (other than any agreement between any Borrower or any Guarantor) or otherwise result in the revocation, cancellation, abandonment, infringement, unenforceability, misappropriation or dilution or impair the validity or enforceability, of any rights in any Intellectual Property forming the subject thereof (including rights to Intellectual Property which is the subject of Promotional Agreements), an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Borrower or Guarantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Borrower or Guarantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that, subject to the Intercreditor Agreement, Agent may sell any of such Borrower’s or Guarantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Borrower’s or Guarantor’s Inventory from such Borrower or Guarantor and in connection with any such sale or other enforcement of Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Borrower or Guarantor and any Inventory that is covered by any copyright owned by or licensed to such Borrower or Guarantor and Agent may finish any work in process and affix any trademark owned by or licensed to such Borrower or Guarantor and sell such Inventory as provided herein.

SECTION	11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1          Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)               The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)               Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York and the United States District Court for the Southern District of New York whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c)               Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address for notices pursuant to Section 13.3 and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.

(d)               BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)               Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Agent or such Lender, as applicable, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2          Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all Instruments and Chattel Paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each Borrower and Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrowers and Guarantors, addressed as set forth in Section 13.3, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

11.3          Collateral Waivers. To the maximum extent permitted by applicable law, each Borrower and Guarantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence, bad faith or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Borrower and Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

11.4          Amendments and Waivers.

(a)               ~~Neither~~Subject to Section 13.7(b), neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization or consent of the Required Lenders, and, other than with respect to any provision of Section 12 of this Agreement, by any Borrower, and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i)                 reduce the Interest Rate (including by amendment of such definition or any component definition) or any fees hereunder or the Fee Letter or extend the time of payment of principal, interest or any fees or reduce the principal amount hereunder of the Term Loan, in each case without the consent of each Lender directly affected thereby;

(ii)              amend Maturity Date (including any component definition) in a manner to extend, or extend any other date of scheduled payment without the consent of each Lender directly affected thereby;

(iii)            modify the definition of Push Down Reserve or Sections 2.1(c) or 2.2(a) or any other component definition of such sections in any manner to reduce the amounts of mandatory prepayments due without the consent of each Lender directly affected thereby;

(iv)             release a material portion of the Collateral (except as expressly permitted or required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of the Lenders;

(v)               reduce any percentage specified in the definition of Required Lenders or amend the definition of Pro Rata Share without the consent of Agent and all of Lenders;

(vi)             consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders;

(vii)          amend the definition of Borrowing Base, Borrowing Base II or any component definition thereof if as a result thereof the amounts available to be borrowed by any Borrower would be increased (or, in the case of Borrowing Base II, the amount of required principal payments would be reduced), without the consent of Agent and all Lenders, provided, that the foregoing shall not limit the discretion of Agent to change, establish or eliminate any Reserves;

(viii)        amend, modify or waive any provision of the definitions of Increased Reporting Period, Term Loan Commitment, Compliance Period or ABL Excess Availability, without the consent of Agent and all of the Lenders;

(ix)             [Reserved];

(x)               amend, modify or waive any provision of Section 6.4, without the consent of Agent and all of the Lenders;

(xi)             except as authorized pursuant to 12.15, subordinate the Obligations hereunder or the liens granted hereunder or under the other Financing Agreements, to any other Indebtedness or lien, as the case may be (except for the liens permitted in Section 9.8 hereof having priority by operation of law), without the consent of Agent and all of the Lenders;

(xii)          [Reserved];

(xiii)        [Reserved];

(xiv)         amend, modify or waive any terms of this Section 11.4 hereof, without the consent of Agent and all of the Lenders;

(xv)           increase the advance rates constituting part of the Borrowing Base or Borrowing Base II beyond the levels specified in the definition of Borrowing Base and Borrowing Base II, respectively (and with respect to any advance rates specified therein as being “up to” a certain percentage, solely to the extent such increase would increase such advance rate beyond such specified percentage) without the consent of Agent and all of the Lenders; or

(xvi)         amend or modify any provision of Section 10.1 (exclusive of any definitions set forth therein), without the consent of Agent and Required Lenders (except that waivers of any provision of Section 10.1shall only require the consent of the Required Lenders); or

(xvii)      amend the Intercreditor Agreement, without the consent of Agent and Required Lenders.

(b)               Notwithstanding anything to the contrary contained in Section 11.4(a) above, Agent may, in its discretion and without the consent of ~~the~~ any ~~Lenders~~Lender, amend or otherwise modify the Borrowing Base, Borrowing Base II, the Reserves or any of their respective components which amendments or modifications have the effect of increasing the Borrowing Base and Borrowing Base II, decreasing the Reserves or otherwise increasing the amounts available for borrowing hereunder to the extent that such amendment or modification is made to undo changes made after the date hereof and restore the Borrowing Base, Borrowing Base II, Reserves or other components thereof back to a level or standard, as applicable, that exists on the date hereof if the reason for such reduction or increase established after the date hereof no longer exists, as determined by Agent.

(c)               Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(d)               Notwithstanding anything to the contrary contained in Section 11.4(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then GACP shall have the right, but not the obligation, at any time thereafter, and upon the exercise by GACP of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to GACP or such Eligible Transferee as GACP may specify, the Term Loan Outstandings or Term Loan Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto; provided, that, if GACP does not exercise such right, and Administrative Borrower presents an Eligible Transferee and requests in writing that GACP replace such Non-Consenting Lender with such Eligible Transferee, then, subject to GACP’s consent rights as Agent contained in the within definition of “Eligible Transferee”, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to such Eligible Transferee as Administrative Borrower has specified, the Term Loan Outstandings and Term Loan Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. GACP shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, GACP, or such Eligible Transferee specified by GACP, shall pay to the Non-Consenting Lender (except as GACP and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Term Loan Outstandings held by the Non-Consenting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee (including without limitation the Early Termination Fee and any Make-Whole Amount)). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender, and the Term Loan Outstandings and Term Loan Commitment of the Non-Consenting Lender shall terminate on such date and be transferred to such Eligible Transferee.

(e)               The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts, Eligible Inventory, Eligible Equipment, Eligible Credit Card Receivables or Eligible Intellectual Property shall not be deemed an amendment to the advance rates provided for in this Section 11.4. Notwithstanding anything to the contrary contained in Section 11.4(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the Term Loan hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

(f)                [Reserved].

11.5          Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.6          Indemnification. Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender (other than Affiliated Lenders), and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such Person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable and documented out-of-pocket fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.6 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. Absent gross negligence, bad faith or willful misconduct, no Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement. This Section 11.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 12.                        THE AGENT

12.1          Appointment, Powers and Immunities. Each Secured Party irrevocably designates, appoints and authorizes GACP to act as Agent hereunder and under the other Financing Agreements, including the Intercreditor Agreement, with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2          Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3          Events of Default.

(a)               Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Term Loan hereunder, unless and until Agent has actual knowledge or same and has received written notice from a Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition” (each a “Notice of Default or Failure of Condition”). In the event that Agent obtains actual knowledge or receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

(b)               Except with the prior written consent of Agent, no Secured Party may assert or exercise any enforcement right or remedy in respect of the Term Loan or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.4          GACP in its Individual Capacity. At any time GACP (or any successor acting as Agent) is a Lender hereunder, then with respect to its Term Loan Commitment and its Term Loan Outstandings hereunder from time to time, if any, so long as GACP (or such successor) shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include GACP (or such successor) in its individual capacity as Lender hereunder. GACP (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and GACP and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5          Indemnification.

(a)               Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party or any of its Related Parties under or in connection with this Agreement or the other Financing Agreements (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Financing Agreements) (except to the extent the Agent or such Related Party shall have acted with gross negligence or willful misconduct with respect thereto (such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and non-appealable judgment)) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Financing Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Financing Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)               Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares of the Term Loan, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6          Non-Reliance on Agent and Other Lenders. Each Secured Party agrees that it has, independently and without reliance on Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder (including the documents provided for in Section 12.10 hereof), Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

12.7          Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8          [Reserved]

12.9          Concerning the Collateral and the Related Financing Agreements. Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

12.10      Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)               is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base and Borrowing Base II prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base and Borrowing Base II being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b)               expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c)               expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d)               agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11      Collateral Matters.

(a)               Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Term Loan and other Obligations. All Special Agent Advances made pursuant to this Section 12.11 shall (i) be repaid within ninety (90) days after the date such Special Agent Advance is made, except as Required Lenders may otherwise agree, (ii) be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral and (iii) bear interest at the rate specified in clause (c)(ii) of the definition of “Interest Rate”. Without limitation of its obligations pursuant to Section 6.11, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof.

(b)               Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Term Loan Commitments and Payment in Full of the Obligations (other than indemnification and other contingent obligations not yet accrued at such time), or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $1,000,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)               Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d)               Agent shall have no obligation whatsoever to any Secured Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Term Loan hereunder, or whether any particular Reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12      Agency for Perfection. Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Secured Party obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13      Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders and Administrative Borrower. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14      Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.15      Intercreditor Agreement. Each Lender, by its acceptance of the benefits of the Collateral Documents creating Liens to secure the Obligations:

(a)               acknowledges that it has received a copy of the Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(b)               authorizes and instructs Agent to (i) enter into the Intercreditor Agreement, as Agent and on behalf of such Lender, (ii) to exercise all of Agent’s rights and to comply with all of its obligations under the Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (iii) to take actions on its behalf in accordance with the terms of the Intercreditor Agreement;

(c)               agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto;

(d)               consents to the treatment of Liens provided for under the Intercreditor Agreement and in furtherance thereof authorizes the Agent to subordinate the liens on the Collateral securing the Obligations (other than liens on Term Priority Collateral (as defined in the Intercreditor Agreement)) in accordance with the terms set forth in the Intercreditor Agreement;

(e)               authorizes and directs Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent or authorization from such Lender, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrowers may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to Section 9.9(t); and

(f)                agrees that no Lender shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 12.15 or in accordance with the terms of the Intercreditor Agreement.

SECTION 13.                        TERM OF AGREEMENT; MISCELLANEOUS

13.1          Term.

(a)               This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (or such shorter period as agreed to by Agent in its sole discretion) (which notice shall be irrevocable, unless such notice is expressly conditioned on the occurrence of another transaction) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time upon the occurrence and during the continuation of an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay all amounts and take all other actions necessary to cause Payment in Full to occur. All such payments required to cause Payment in Full to occur in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 2:00 p.m., New York City time (or such later time as Agent may agree in its sole discretion). Notwithstanding the above, Borrowers shall pay to Agent all unpaid Term Loan Outstandings (including accrued and unpaid interest thereon) on the Maturity Date.

(b)               No termination of the Term Loan Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) have been fully and finally discharged and paid and Lenders have no further obligations hereunder (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) (following which all security interests and liens shall be released). Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement and all Term Loan Commitments of all Lenders shall have been terminated in accordance with its terms and all Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) paid and satisfied in full in immediately available funds. Upon such termination, Agent will contemporaneously provide (assuming Agent has received written notice a reasonable amount of time prior to such termination) an appropriate payoff instrument, in form and substance reasonably satisfactory to Agent, which shall, among other things, give Borrowers and Guarantors authority to file appropriate UCC-3 termination statements.

13.2          Interpretative Provisions.

(a)               All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)               All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)               All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns.

(d)               The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)               The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f)                A Default or an Event of Default shall continue or be continuing until such Default or Event of Default is waived in accordance with Section 11.4 or is cured in a manner satisfactory to Agent; provided that, such Event of Default is capable of being cured as determined by Agent.

(g)               All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h)               Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable Person to continue as a going concern or the scope of the audit.

(i)                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j)                 Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k)               The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l)                 This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m)             This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n)               Unless the context of this Agreement or any other Financing Agreement clearly requires otherwise, all references to a fiscal month, fiscal quarter or fiscal year ending on a certain date shall be deemed to refer to the fiscal month, fiscal quarter or fiscal year, respectively, of Parent ending on or closest to such date; provided that this Section 13.2(n) shall not apply to any references to fiscal months, fiscal quarters or fiscal years that are expressly stated to relate to any Person other than a Loan Party or a Subsidiary of a Loan Party.

13.3          Notices.

(a)               All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: (i) if delivered in Person, immediately upon delivery; (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (iv) if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section) provided, however, that notice of Default or Event of Default may only be given as set forth in (i) or (iii) above:

If to any Borrower or Guarantor:

Vitamin Shoppe Industries LLC

c/o Vintage Capital Management

4705 S. Apopka Vineland Road, Suite 206

Orlando, FL 32819

Attn: Brian Kahn

Telecopy No.: (208) 728-8007

Email: bkahn@vintcap.com

with copies (which shall not constitute notice) to:

Vitamin Shoppe Industries LLC

c/o Franchise Group, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Attn: Michael Piper, Chief Financial Officer

Email: Msp@libtax.com

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Jeffrey Goldfarb

Telecopy No.: (212) 728-9507

Email: jgoldfarb@willkie.com

If to Agent:

GACP Finance Co., LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, California 90025

Attn: Robert Louzan

Telephone No.: (203) 663-5101

Telecopy No.: (310) 966-1448

Email: rlouzan@gacapitalpartners.com

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn: Leslie Plaskon

Telephone No.: (212) 839-5572

Telecopy No.: (212) 839-5599

Email: lplaskon@sidley.com

(b)               Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

(c)               Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

13.4          Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5          Confidentiality.

(a)               Agent and each Lender shall use all reasonable efforts to keep confidential, and shall use reasonable efforts to cause its agents (including accountants, auditors and filed examiners) to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant), any Affiliate of any Lender, any Lender’s investors or funding sources so long as such Lender, Participant (or prospective Lender or Participant), Affiliate, investor or funding source shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent, any Lender or any Participant (or any prospective Lender or Participant). Agent and Lenders shall not publicly disclose consummation of this Agreement prior to a public disclosure of the same by Ultimate Parent, Parent or any of their respective Affiliates.

(b)               In the event that Agent, any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c)               In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a Person other than a Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender.

(d)               Agent and Lenders may share with their respective Affiliates any information relating to the Term Loan and Borrowers and Guarantors; provided, that Agent and each Lender shall be responsible for any breach of this Section 13.5 by its respective Affiliates. Agent and Lenders may disclose information relating to the Term Loan to Gold Sheets and other similar bank trade publications with such information to consist of deal terms and other information customarily found in such publications. In addition, Agent and Lenders and their respective Affiliates may otherwise use the corporate names, logos and other insignia of Borrowers and Guarantors in “tombstones” or other advertisements or public statements or other marketing materials of Agent and Lenders and their respective Affiliates.

13.6          Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrowers, Guarantors and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Secured Party may assign its rights and obligations under this Agreement unless such assignment is in compliance with Section 13.7. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7          Assignments; Participations.

(a)               Each Lender may, with the prior written consent of Agent as required pursuant to the within definition of “Eligible Transferee”, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b)               On the First Amendment Effective Date, GACP II, LP, as a Lender, may assign to an Affiliated Lender, on a non-pro rata basis, a portion of its rights and obligations under this Agreement in the aggregate principal amount of $5,325,000 (such assignment, and the rights and obligations assigned thereby, the “Affiliated Lender Loan Holdings”), subject to the following limitations:

(i)                 No Affiliated Lender will receive information provided solely to Lenders by the Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Agent, other than the right to receive administrative notices in respect of its Term Loan Outstandings required to be delivered to Lenders and financial statements and reports delivered to Lenders;

(ii)              GACP II, LP, as assigning Lender, and such Affiliated Lender purchasing such Lender’s Term Loan Outstandings, shall execute and deliver to the Agent an Assignment and Acceptance dated as of the First Amendment Effective Date; provided, that no Person other than GACP II, LP, as assigning Lender, such Affiliated Lender, as assignee, and Agent shall be required to consent to such assignment;

(iii)            notwithstanding anything to the contrary contained herein, an Affiliated Lender that has purchased Term Loan Outstandings pursuant to this subsection (b) may, in its sole discretion, contribute, assign or transfer, directly or indirectly, such Term Loan Outstandings or any portion thereof to the Borrowers for the purpose of cancelling and extinguishing such Term Loan Outstandings. Upon the date of such contribution, assignment or transfer, (x) the aggregate Term Loan Outstandings shall reflect such cancellation and extinguishing of the Term Loan Outstandings then held by the Borrowers and (y) the Borrowers shall promptly provide notice to the Agent of such contribution, assignment or transfer of such Term Loan Outstandings, and the Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loan Outstandings in the Register;

(iv)             notwithstanding anything to the contrary contained herein or in any other Financing Agreements, if a proceeding under the United States Bankruptcy Code or any similar statute shall be commenced by or against any Borrower or any other Loan Party at a time when any Affiliated Lender is a Lender hereunder, each Affiliated Lender irrevocably authorizes and empowers the Agent to vote on behalf of such Affiliated Lender with respect to the Term Loan Outstandings held by such Affiliated Lender in the manner in which the Required Lenders vote hereunder, or in the absence of a vote of the Required Lenders, in the Agent’s sole discretion; and

(v)               notwithstanding anything to the contrary contained herein or in any other Financing Agreements, the Pro Rata Share of the then outstanding Obligations of any Affiliated Lender shall not be included in determining whether all Lenders or the Required Lenders or all affected Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.4). No Lender shall take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.4) that affects the Affiliated Lenders solely in their capacity as a Lender hereto in a disproportionately adverse manner relative to any other Lenders. For the avoidance of doubt, the immediately preceding sentence shall not be interpreted to limit in any manner any action or inaction under Section 10.2 by Agent and Lenders herein or any other rights in respect to remedies in any other Financing Agreements.

(c)               ~~(b)~~ Agent, acting for this purpose as ~~any~~an agent of the Borrowers, shall maintain at one of its offices a register of the names and addresses of the Lenders, the ~~Lender’s~~Lenders’ Term Loan ~~Commitment~~Commitments and the Term Loan Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)               ~~(c)~~ Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 3.4 and 11.6).

(e)               ~~(d)~~ By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

(f)                ~~(e)~~ Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements; provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Term Loan Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation, and (iv) the Participant (unless an Affiliate of a Lender granting such participation) shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would extend the final scheduled maturity of the Term Loan, reduce the rate or extend the time for payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount of the Term Loan or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or a change in the Borrowing Base or Borrowing Base II (in each case, or any component definitions thereof) or the calculation thereof shall not constitute a change in the terms of such participation, and that any increase in the Term Loan Commitment or Term Loan Outstandings shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof). The Borrowers hereby agree that each Participant shall be entitled to the benefits of Section 3.3 and Section 6.5 (subject to the requirements and limitations therein, including the requirements under Section 6.5(f) (it being understood that the documentation required under Section 6.5(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 6.5(g) as if it were an assignee under paragraph (a) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.3 and Section 6.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.

(g)               ~~(f)~~ Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Pro Rata Share of the Term Loan Outstandings hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(h)               ~~(g)~~ Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the delivery of informational materials, appraisals or other documents as shall be reasonably requested for, and the participation of relevant management in meetings and conference calls as shall be reasonably requested with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

13.8          Intercreditor Agreement. Each Lender hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any intercreditor agreement entered into in accordance with the terms of this Agreement and hereby authorizes and instructs the Agent to enter into the Intercreditor Agreement and each other intercreditor agreement and to subject the security interest and the Obligations to the provisions thereof.

13.9          Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.10      USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such Person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that the making of the Term Loan hereunder is subject to satisfactory results of such verification.

13.11      Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.12      Intercreditor Agreement. This Agreement and the other Financing Agreements are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent or the ABL Agent, as applicable, pursuant to any Financing Agreement or ABL Loan Document, and the exercise of any right or remedy in respect of the Collateral by the Agent or the ABL Agent, as applicable hereunder, under any other Financing Agreement, or under the ABL Credit Agreement and any other agreement entered into in connection therewith are subject to the provisions of the Intercreditor Agreement and in the event of any conflict between the terms of the Intercreditor Agreement, this Agreement, any other Financing Agreement, the ABL Credit Agreement and any other agreement entered into in connection therewith, the terms of the Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Loan Parties’ covenants and obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

VITAMIN SHOPPE INDUSTRIES LLC

By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

VITAMIN SHOPPE MARINER, LLC

By: Vitamin Shoppe Industries LLC, its sole member
By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

VITAMIN SHOPPE GLOBAL, LLC

By: Vitamin Shoppe Industries LLC, its sole member
By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

VITAMIN SHOPPE FLORIDA, LLC

By: Vitamin Shoppe Industries LLC, its sole member
By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

BETANCOURT SPORTS NUTRITION, LLC

By: Vitamin Shoppe Industries LLC, its sole member
By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

VITAMIN SHOPPE PROCUREMENT SERVICES, LLC

By: Vitamin Shoppe Industries LLC, its sole member
By: Valor Acquisition, LLC, its sole member

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

GUARANTOR:

VALOR ACQUISITION, LLC

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT

GACP FINANCE CO., LLC,

as Agent

By: ______________________________________
Name:
Title: Authorized Officer

LENDERS

GACP II, LP,

as a Lender

By: ______________________________________
Name:
Title: Authorized Officer

Schedule 1

TERM LOAN COMMITMENT

(AS OF THE CLOSING DATE)

Lender	Term Loan Commitment
GACP II, LP	$70,000,000.00
Total	$70,000,000.00

Schedule 1-1